As Filed with the Securities and Exchange Commission on April 17, 2007

Registration No. 333-

333-            -01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

(Registrant)

POWERSHARES DB ENERGY FUND; POWERSHARES DB OIL FUND;

POWERSHARES DB PRECIOUS METALS FUND; POWERSHARES

DB GOLD FUND; POWERSHARES DB SILVER FUND; POWERSHARES

DB BASE METALS FUND; POWERSHARES DB AGRICULTURE FUND

DB MULTI-SECTOR COMMODITY MASTER TRUST

DB ENERGY MASTER FUND; DB OIL MASTER FUND; DB PRECIOUS METALS MASTER FUND;

DB GOLD MASTER FUND; DB SILVER MASTER FUND; DB BASE METALS MASTER FUND;

DB AGRICULTURE MASTER FUND

(Rule 140 Co-Registrants)

(Exact name of the registrant as specified in its charter)

Delaware	6799	87-0778053 (Trust) 87-0778057 (Master Trust)
(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)
c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-5883		Kevin Rich c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-5883
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price†	Amount of Registration Fee†
PowerShares DB Agriculture Fund Common Units of Beneficial Interest	$1,020,800,000	$31,338.56

†	The amount of the registration fee for the Shares of PowerShares DB Agriculture Fund is calculated in reliance upon Rule 457(o) under the Securities Act. The price per unit is based on the NAV per Share of PowerShares DB Agriculture Fund as of the close of business on April 10, 2007 which was $25.52. 40,000,000 Shares are being registered hereby and the registration fee of $31,338.56 is being paid in respect thereof contemporaneously with the filing of this Registration Statement.

This Registration Statement contains a combined prospectus under Rule 429 promulgated under the Securities Act of 1933, which relates to File No. 333-135422. Accordingly, upon effectiveness, this Registration Statement shall act as a Post-Effective Amendment No. 1 to File No. 333-135422.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 17, 2007

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

PowerShares DB Energy Fund	$470,062,218 Common Units of Beneficial Interest
PowerShares DB Oil Fund	$470,342,258 Common Units of Beneficial Interest
PowerShares DB Precious Metals Fund	$475,000,000 Common Units of Beneficial Interest
PowerShares DB Gold Fund	$475,000,000 Common Units of Beneficial Interest
PowerShares DB Silver Fund	$475,000,000 Common Units of Beneficial Interest
PowerShares DB Base Metals Fund	$475,000,000 Common Units of Beneficial Interest
PowerShares DB Agriculture Fund	$1,333,197,580 Common Units of Beneficial Interest

PowerShares DB Multi-Sector Commodity Trust, or the Trust, is organized in seven separate series as a Delaware statutory trust. Each series of the Trust, called a Fund, issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund only. Shares in each Fund are being separately offered.

Authorized Participants may sell the Shares they purchase from a Fund in blocks of 200,000 Shares, called Baskets, to other investors at prices that are expected to reflect, among other factors, the trading price of such Fund’s Shares on the Amex and the supply of and demand for Shares of such Fund at the time of sale and are expected to fall between net asset value and the trading price of the Shares of such Fund on the Amex at the time of sale.

The Shares of each Fund trade on the Amex under the following symbols: PowerShares DB Energy Fund—DBE; PowerShares DB Oil Fund—DBO; PowerShares DB Precious Metals Fund—DBP; PowerShares DB Gold Fund—DGL; PowerShares DB Silver Fund—DBS; PowerShares DB Base Metals Fund—DBB; and PowerShares DB Agriculture Fund—DBA.

Each Fund invests the proceeds of its offering of Shares in a corresponding series of DB Multi-Sector Commodity Master Trust, or the Master Trust. The Master Trust is organized in seven separate series as a Delaware statutory trust. Each series of the Master Trust, called a Master Fund, corresponds to a particular Fund.

DB Commodity Services LLC serves as the Managing Owner, commodity pool operator and commodity trading advisor of each Fund and each Master Fund. Each Master Fund trades exchange-traded futures contracts on the commodities comprising a particular commodities index, with a view to tracking the index over time. Each Fund also earns interest income from United States Treasury and other high credit quality short-term fixed income securities.

•	PowerShares DB Energy Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Energy Excess Return™ (DBLCI-OY Energy ER™), which is intended to reflect the energy sector.

•

PowerShares DB Oil Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Crude Oil Excess Return™ (DBLCI-OY CL ER™), which is intended to reflect the changes in market value of crude oil.

•

PowerShares DB Precious Metals Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Precious Metals Excess Return™ (DBLCI-OY Precious Metals ER™), which is intended to reflect the precious metals sector.

•

PowerShares DB Gold Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Gold Excess Return™ (DBLCI-OY GC ER™), which is intended to reflect the changes in market value of gold.

•

PowerShares DB Silver Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Silver Excess Return™ (DBLCI-OY SI ER™), which is intended to reflect the changes in market value of silver.

•

PowerShares DB Base Metals Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Industrial Metals Excess Return™ (DBLCI-OY Industrial Metals ER™), which is intended to reflect the base metals sector.

•

PowerShares DB Agriculture Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Agriculture Excess Return™ (DBLCI-OY Agriculture ER™), which is intended to reflect the agricultural sector.

We refer to each of the indexes as an Index and we refer to them collectively as the Indexes.

Except when aggregated in Baskets, the Shares are not redeemable securities.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS.

PLEASE REFER TO “ THE RISKS YOU FACE” BEGINNING ON PAGE 22.

•	Futures trading is volatile and even a small movement in market prices could cause large losses.

•	The success of each Master Fund’s trading program depends upon the skill of the Managing Owner and its trading principals.

•	You could lose all or substantially all of your investment.

•	Each of the Indexes is concentrated in a small number of commodities and some are highly concentrated in a single commodity. Concentration may result in greater volatility.

•	Investors in each Fund pay fees in connection with their investment in Shares including asset-based fees of either 0.50% per annum with respect to PowerShares DB Oil Fund,

PowerShares DB Gold Fund and PowerShares DB Silver Fund or 0.75% per annum with respect to PowerShares DB Energy Fund, PowerShares DB Precious Metals Fund, PowerShares DB Base Metals Fund and PowerShares DB Agriculture Fund. Additional charges include brokerage fees of approximately 0.03% with respect to PowerShares DB Energy Fund and PowerShares DB Base Metals Fund, 0.04% with respect to PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund and PowerShares DB Silver Fund or 0.16% with respect to PowerShares DB Agriculture Fund per annum in the aggregate.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares of each Fund on the Amex, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from any Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. None of the Funds nor any of the Master Funds is a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and none of them is subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT. The Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

[•], 2007 (Not for use after [•], 2007)

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THESE POOLS AT PAGE 110 AND A STATEMENT OF THE PERCENTAGE RETURNS NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 17.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN ANY OF THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 22 THROUGH 29.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THE BOOKS AND RECORDS OF EACH FUND AND EACH MASTER FUND ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS ARE MAINTAINED AT THE OFFICES OF ALPS DISTRIBUTORS, INC., 1625 BROADWAY, SUITE 2200, DENVER, COLORADO 80202; TELEPHONE NUMBER (303) 623-2577; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND AND MASTER FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY THE BANK OF NEW YORK, 2 HANSON PLACE, 12TH FLOOR, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315-4850. ALL OTHER BOOKS AND RECORDS OF EACH FUND AND EACH MASTER FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM EACH MASTER FUND’S COMMODITY BROKERS) ARE MAINTAINED AT THE FUNDS’ PRINCIPAL OFFICE, C/O DB COMMODITY SERVICES LLC, 60 WALL STREET, NEW YORK, NEW YORK 10005; TELEPHONE NUMBER (212) 250-5883. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF

i

REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR EACH FUND CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE MANAGING OWNER’S WEBSITE AT WWW.DBFUNDS.DB.COM. ADDITIONAL REPORTS ARE POSTED ON THE FUNDS’ WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS OF EACH FUND, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST AND THE MASTER TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUNDS AND THE MASTER FUNDS FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST AND THE MASTER TRUST ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY FUND, THE MASTER TRUST, ANY MASTER FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER POWERSHARES DB MULTI-SECTOR COMMODITY TRUST NOR DB MULTI-SECTOR COMMODITY MASTER TRUST NOR ANY SERIES THEREOF IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

PART ONE

DISCLOSURE DOCUMENT

(2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.	22
(3) Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets of One or More of the Funds and the Operation of its Corresponding Master Fund.	23
(4) A Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of its Corresponding Index.	23
(5) None of the Master Funds Is Actively Managed and each Tracks its Index During Periods in which the Index Is Flat or Declining as well as when the Index Is Rising.	23
(6) Amex May Halt Trading in the Shares of a Fund Which Would Adversely Impact Your Ability to Sell Shares.	23
(7) The Lack of Active Trading Markets for the Shares of a Fund May Result in Losses on Your Investment in such Fund at the Time of Disposition of Your Shares.	24
(8) The Shares of each Fund Are New Securities Products and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.	24
(9) As the Managing Owner and its Principals have Only a Limited History of Operating Investment Vehicles like the Funds or the Master Funds, their Experience may be Inadequate or Unsuitable to Manage the Funds or the Master Funds.	24
(10) You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares.	24
(11) Fewer Representative Commodities May Result In Greater Index Volatility.	24
(12) Price Volatility May Possibly Cause the Total Loss of Your Investment.	25
(13) Unusually Long Peak-to-Valley Drawdown Periods With Respect To the Index of Each Fund May Be Reflected in Equally Long Peak-to-Valley Drawdown Periods with Respect to the Performance of the Shares of Each Fund.	25

(14) Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.	25
(15) You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Funds.	25
(16) Possible Illiquid Markets May Exacerbate Losses.	25
(17) You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.	25
(18) Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.	26
(19) Failure of Commodity Futures Markets to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.	26
(20) Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.	26
(21) Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.	26
(22) Shareholders of each Fund Will Be Subject to Taxation on Their Share of the corresponding Master Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.	26
(23) Items of Income, Gain, Deduction, Loss and Credit with respect to Shares of a Fund could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by its corresponding Master Fund in Allocating Master Fund Tax Items.	27
(24) The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.	27

(25) Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Master Fund Remains at Risk of Significant Losses Because the Master Fund May Only Receive a Pro-rata Share of the Assets.	27
(26) Regulatory Changes or Actions May Alter the Nature of an Investment in the Funds.	27
(27) Lack of Independent Advisers Representing Investors.	28
(28) Possibility of Termination of the Funds or Master Funds May Adversely Affect Your Portfolio.	28
(29) Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.	28
(30) Competing Claims Over Ownership of Intellectual Property Rights Related to the Funds Could Adversely Affect the Funds and an Investment in Shares.	28
(31) The Value of the Shares Will be Adversely Affected if the Funds or the Master Funds are Required to Indemnify the Trustee or the Managing Owner.	28
(32) The Net Asset Value Calculation of the Master Funds May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of Net Asset Value Calculation.	28
(33) Although the Shares of Each Fund are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of Such Fund by the Shareholder will Increase a Shareholder’s Liability.	29

INVESTMENT OBJECTIVES OF THE FUNDS	29

Role of Managing Owner	32
Market Diversification	33

THE MASTER-FEEDER STRUCTURE	33

PERFORMANCE OF POWERSHARES DB ENERGY FUND (TICKER: DBE), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST	34

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PowerShares DB Base Metals Fund Notes to Statement of Financial Condition	206

Report of Independent Registered Public Accounting Firm	209

DB Base Metals Master Fund Statement of Financial Condition as of December 31, 2006	210
DB Base Metals Master Fund Notes to Statement of Financial Condition	211

Report of Independent Registered Public Accounting Firm	214

PowerShares DB Agriculture Fund Statement of Financial Condition as of December 31, 2006	215
PowerShares DB Agriculture Fund Notes to Statement of Financial Condition	216

Report of Independent Registered Public Accounting Firm	219

DB Agriculture Master Fund Statement of Financial Condition as of December 31, 2006	220
DB Agriculture Master Fund Notes to Statement of Financial Condition	221
Independent Auditor’s Report	224
DB Commodity Services LLC Statements of Financial Condition for the Year Ended December 31, 2006 and 2005	225
DB Commodity Services LLC Statements of Income and Expenses for the Year Ended December 31, 2006 and for the Period from May 23, 2005 (Inception) to December 31, 2005	226
DB Commodity Services LLC Statements of Changes in Member’s Capital (Deficit) for the Year Ended December 31, 2006 and for the Period from May 23, 2005 (Inception) to December 31, 2005	227
DB Commodity Services LLC Statements of Cash Flows for the Year Ended December 31, 2006 and for the Period from May 23, 2005 (Inception) to December 31, 2005	228
DB Commodity Services LLC Notes to Financial Statements	229

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

SUMMARY

This summary of all material information provided in this Prospectus is intended for quick reference only. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds or each of the Master Funds are actually actions that the Trust or the Master Trust has taken on behalf of such respective Funds or Master Funds. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including all exhibits to the Prospectus, before deciding to invest in Shares of any Fund. This Prospectus is intended to be used beginning May [15], 2007.

The Trust and the Funds; The Master Trust and the Master Funds

•

PowerShares DB Multi-Sector Commodity Trust, or the Trust, was formed as a Delaware statutory trust, in seven separate series, or Funds, on August 3, 2006. Each Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund. The term of the Trust and each Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Trust and each Fund are located at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005, and the telephone number of each of them is (212) 250-5883.

•

DB Multi-Sector Commodity Master Trust, or the Master Trust, was formed as a Delaware statutory trust, in seven separate series, or Master Funds, on August 3, 2006. Each Master Fund issues common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of such Master Fund. The term of the Master Trust and each Master Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Master Trust and each Master Fund are located at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005, and the telephone number of each of them is (212) 250-5883.

Each of the Trust and Master Trust was organized in seven separate series as a Delaware statutory trust rather than as seven separate statutory trusts in order to achieve certain administrative efficiencies. The interests of investors are not adversely affected by the choice of form of organization.

Shares Listed on the Amex

The Shares of each Fund are listed on the Amex under the following symbols:

•	PowerShares DB Energy Fund—DBE;

•	PowerShares DB Oil Fund—DBO;

•	PowerShares DB Precious Metals Fund—DBP;

•	PowerShares DB Gold Fund—DGL;

•	PowerShares DB Silver Fund—DBS;

•	PowerShares DB Base Metals Fund—DBB; and

•	PowerShares DB Agriculture Fund—DBA.

Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Secondary Market on the Amex

The Shares of each Fund trade on the Amex like any other equity security.

Baskets of Shares in each Fund may be created or redeemed only by Authorized Participants. It is expected that Baskets in a Fund will be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the net asset value per Share. Authorized Participants are expected to sell such Shares, which are listed on the Amex, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund on the Amex and the supply of and demand for Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the Amex at the time of sale. Similarly, it is expected that Baskets in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the net asset value per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the Amex, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these valuations are expected to be very close. Investors are able to use the indicative intra-day value per Share to determine if they want to purchase in the secondary market via the Amex. The intra-day indicative value per Share of each Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the day to reflect the continuous price changes of the Master Fund’s futures positions to provide a continuously updated estimated net asset value per Share.

Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Pricing Information Available on the Amex and Other Sources

The current trading price per Share of each Fund (quoted in U.S. dollars) is published continuously under its ticker symbol as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day closing level of each Index is published under its own symbol as of the close of business for the Amex each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. The most recent end-of-day net asset value of each Fund is published under its own symbol as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund is published the following morning on the consolidated tape.

End of Day Index Closing Level Symbols; End-of-Day Net Asset Value Symbols

PowerShares DB Energy Fund. The end-of-day closing level of the DBLCI-OY Energy ER is published under the symbol DBENIX. The end-of-day net asset value of PowerShares DB Energy Fund is published under the symbol DBE.NV.

PowerShares DB Oil Fund. The end-of-day closing level of the DBLCI-OY CL ER is published under the symbol DBOLIX. The end-of-day net asset value of PowerShares DB Oil Fund is published under the symbol DBO.NV.

PowerShares DB Precious Metals Fund. The end-of-day closing level of the DBLCI-OY Precious Metals ER is published under the symbol DBPMIX. The end-of-day net asset value of PowerShares DB Precious Metals Fund is published under the symbol DBP.NV.

PowerShares DB Gold Fund. The end-of-day closing level of the DBLCI-OY GC ER is published under the symbol DGLDIX. The end-of-day net asset value of PowerShares DB Gold Fund is published under the symbol DGL.NV.

PowerShares DB Silver Fund. The end-of-day closing level of the DBLCI-OY SI ER is published under the symbol DBSLIX. The end-of-day net asset value of PowerShares DB Silver Fund is published under the symbol DBS.NV.

PowerShares DB Base Metals Fund. The end-of-day closing level of the DBLCI-OY Industrial Metals ER is published under the symbol DBBMIX. The end-of-day net asset value of PowerShares DB Base Metals Fund is published under the symbol DBB.NV.

PowerShares DB Agriculture Fund. The end-of-day closing level of the DBLCI-OY Agriculture ER is published under the symbol DBAGIX. The end-of-day net asset value of PowerShares DB Agriculture Fund is published under the symbol DBA.NV.

The Managing Owner publishes the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the Index Sponsor publishes the intra-day level of each Index, and the Managing Owner will publish the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. All of the foregoing information is published under the following symbols:

Intra-Day Index Level Symbols and Intra-Day Indicative Values Per Share Symbols

PowerShares DB Energy Fund. The intra-day index level of the DBLCI-OY Energy ER is published under the symbol DBENIX. The intra-day indicative value per Share of PowerShares DB Energy Fund is published under the symbol DBE.IV.

PowerShares DB Oil Fund. The intra-day index level of the DBLCI-OY CL ER is published under the symbol DBOLIX. The intra-day indicative value per Share of PowerShares DB Oil Fund is published under the symbol DBO.IV.

PowerShares DB Precious Metals Fund. The intra-day index level of the DBLCI-OY Precious Metals ER is published under the symbol DBPMIX. The intra-day indicative value per Share of PowerShares DB Precious Metals Fund is published under the symbol DBP.IV.

PowerShares DB Gold Fund. The intra-day index level of the DBLCI-OY GC ER is published under the symbol DGLDIX. The intra-day indicative value per Share of PowerShares DB Gold Fund is published under the symbol DGL.IV.

PowerShares DB Silver Fund. The intra-day index level of the DBLCI-OY SI ER is published under the symbol DBSLIX. The intra-day indicative value per Share of PowerShares DB Silver Fund is published under the symbol DBS.IV.

PowerShares DB Base Metals Fund. The intra-day index level of the DBLCI-OY Industrial Metals ER is published under the symbol DBBMIX. The intra-day indicative value per Share of PowerShares DB Base Metals Fund is published under the symbol DBB.IV.

PowerShares DB Agriculture Fund. The intra-day index level of the DBLCI-OY Agriculture ER is published under the symbol DBAGIX. The intra-day indicative value per Share of PowerShares DB Agriculture Fund is published under the symbol DBA.IV.

Each Index’s history is also available at https://index.db.com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Indexes from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Funds, the Master Funds or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of any of the Indexes or any data included in any of the Indexes.

CUSIP Numbers

The CUSIP number of PowerShares DB Energy Fund is 73936B101.

The CUSIP number of PowerShares DB Oil Fund is 73936B507.

The CUSIP number of PowerShares DB Precious Metals Fund is 73936B200.

The CUSIP number of PowerShares DB Gold Fund is 73936B606.

The CUSIP number of PowerShares DB Silver Fund is 73936B309.

The CUSIP number of PowerShares DB Base Metals Fund is 73936B705.

The CUSIP number of PowerShares DB Agriculture Fund is 73936B408.

The Master-Feeder Structure

Each Fund invests substantially all of its assets in a separate Master Fund in a master-feeder structure. Each Fund holds no investment assets other than Master Fund Units of its corresponding Master Fund. Each Master Fund is wholly-owned by its corresponding Fund and the Managing Owner. Each

Share issued by a Fund correlates with a Master Fund Unit issued by such Fund’s corresponding Master Fund and held by such Fund.

Risk Factors

An investment in Shares of any Fund is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks that are common to all the Funds. Each Fund has particular risks that are set forth elsewhere in this Prospectus.

•	The Funds and the Master Funds have a limited operating history. Therefore, a potential investor has only a limited performance history to serve as a factor for evaluating an investment in any Fund.

•	Past performance is not necessarily indicative of future results; all or substantially all of an investment in any Fund could be lost.

•	The trading of each Master Fund takes place in very volatile markets.

•

Each Fund and its corresponding Master Fund is subject to the fees and expenses set forth below (prior to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares) and will be successful only if significant losses are avoided.

Fund	Fees and Expenses	Yield on 3-month U.S. Treasury bills	Expected Annual Net Income
DBE	(0.78)%	5.03%	4.25%
DBO	(0.54)%	5.03%	4.49%
DBP	(0.79)%	5.03%	4.24%
DGL	(0.54)%	5.03%	4.49%
DBS	(0.54)%	5.03%	4.49%
DBB	(0.78)%	5.03%	4.25%
DBA	(0.91)%	5.03%	4.12%

Each Fund and its corresponding Master Fund is subject to the approximate fees and expenses in the aggregate amounts per annum set forth in the above table and elsewhere in this Prospectus. Each Fund and its corresponding Master Fund will be successful only if their annual returns from futures trading, plus their annual interest income from their holdings of United States Treasury securities and other high credit quality short-term fixed income securities, exceed these fees and expenses. Because it is expected that interest income will exceed the fees and costs incurred by each Fund and Master Fund at the end of the first twelve months of an investment, the percentage of profit required for each Fund to breakeven at the end of the first twelve months of an investment, by definition, is expected to be 0.00%. Each Master Fund (and, in turn, each Fund) is expected to earn interest income equal to 5.03% per annum, based upon the current yield of 3-month U.S. Treasury bills as of April 5, 2007. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each Fund is expected to have net income equal to or greater than the approximate amount per annum set forth in the above table, assuming that each Fund does not experience gains or losses from its futures trading.

•

CFTC and commodity exchange rules impose speculative position limits on market participants trading in two commodities included in the DBLCI-OY Agriculture ER, corn and wheat. The DB Agriculture Master Fund has not obtained relief from the CFTC with respect to these position limits. If position limits are applied to the DB Agriculture Master Fund, the PowerShares DB Agriculture Fund’s ability to issue new Baskets, or the DB Agriculture Master Fund’s ability to reinvest income in additional corn and wheat futures contracts may be limited to the extent these activities would cause the DB Agriculture Master Fund to exceed applicable position limits. Limiting the size of the PowerShares DB Agriculture Fund may affect the correlation between the price of the Shares, as traded on the Amex, and the net asset value of the PowerShares DB Agriculture Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the PowerShares DB Agriculture Fund.

•	There can be no assurance that any Fund will achieve profits or avoid losses, significant or otherwise.

•	Performance of a Fund may not track its Index during particular periods or over the long term. Such tracking error may cause a Fund to outperform or underperform its Index.

•

Certain potential conflicts of interest exist between the Managing Owner and its affiliates and the Shareholders. For example, because the Managing Owner and the Commodity Broker are both indirect wholly-owned subsidiaries of Deutsche Bank AG, the Managing Owner has a disincentive to replace the Commodity Broker. The Commodity Broker may have a conflict of interest between its execution of trades for the Master Funds and for its other customers. More specifically, the Commodity Broker will benefit from executing orders for other clients, whereas the Master Funds may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Master Funds’ accounts due to the existence of such other clients. Allocation of resources among the Master Funds adds to the potential conflict. Proprietary trading by the affiliates of the Managing Owner and the Commodity Broker may create conflicts of interest from time-to-time because such proprietary trades may take a position that is opposite of that of a Master Fund or may compete with a Master Fund for certain positions within the marketplace. See “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has established procedures designed to resolve certain of these conflicts equitably, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Funds.

The Trustee

Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the sole trustee of the Trust and the Master Trust. The Trustee delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and each Fund and the Master Trust and each Master Fund and has only nominal duties and liabilities to the Trust, the Funds, the Master Trust and the Master Funds.

Investment Objective

Each Fund and its corresponding Master Fund seeks to track changes, whether positive or negative, in the level of its corresponding Index over time, plus the excess, if any, of its corresponding Master Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of each Fund and its corresponding Master Fund. The Shares of each Fund are designed for investors who want a cost-effective and convenient way to invest in commodity futures on U.S. and non-U.S. markets.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares trade on the Amex and provide institutional and retail investors with indirect access to commodity futures markets. The Shares may be bought and sold on the Amex like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•	Margin. Shares are eligible for margin accounts.

•

Diversification. The Shares may help to diversify a portfolio because historically the Indexes have tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.

•	Optimum Yield™. The Shares seek to follow the Optimum Yield™ version of their respective Index, which seeks to minimize the effects of negative roll yield that may be experienced by conventional commodities indexes.

•	Transparency. The Shares provide a more direct investment in commodities than mutual funds that invest in commodity-linked notes, which have implicit imbedded costs and credit risk.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

Each Fund pursues its investment objective by investing substantially all of its assets in its corresponding Master Fund. Each Master Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the corresponding Index.

The Trust is comprised of each of the following Funds, each of which, in turn, intends to reflect the below sectors:

•

PowerShares DB Energy Fund is designed to track the Deutsche Bank Liquid Commodity Index—Optimum Yield Energy Excess Return™ (DBLCI-OY Energy ER™), which is intended to reflect the energy sector. The Index Commodities consist of Sweet Light Crude Oil (WTI), Heating Oil, Brent Crude Oil, RBOB Gasoline and Natural Gas.

•

PowerShares DB Oil Fund is designed to track the Deutsche Bank Liquid Commodity Index—Optimum Yield Crude Oil Excess Return™ (DBLCI-OY CL ER™), which is intended to reflect the changes in market value of crude oil. The single Index Commodity consists of Sweet Light Crude Oil (WTI).

•

PowerShares DB Precious Metals Fund is designed to track the Deutsche Bank Liquid Commodity Index—Optimum Yield Precious Metals Excess Return™ (DBLCI-OY Precious Metals ER™), which is intended to reflect the precious metals sector. The Index Commodities consist of Gold and Silver.

•

PowerShares DB Gold Fund is designed to track the Deutsche Bank Liquid Commodity Index—Optimum Yield Gold Excess Return™ (DBLCI-OY GC ER™), which is intended to reflect the changes in market value of gold. The single Index Commodity consists of Gold.

•

PowerShares DB Silver Fund is designed to track the Deutsche Bank Liquid Commodity Index—Optimum Yield Silver Excess Return™ (DBLCI-OY SI ER™), which is intended to reflect the changes in market value of silver. The single Index Commodity consists of Silver.

•

PowerShares DB Base Metals Fund is designed to track the Deutsche Bank Liquid Commodity Index—Optimum Yield Industrial Metals Excess Return™ (DBLCI-OY Industrial Metals ER™), which is intended to reflect the base metals sector. The Index Commodities consist of Aluminum, Zinc and Copper—Grade A.

•

PowerShares DB Agriculture Fund is designed to track the Deutsche Bank Liquid Commodity Index—Optimum Yield Agriculture Excess Return™ (DBLCI-OY Agriculture ER™), which is intended to reflect the agricultural sector. The Index Commodities consist of Corn, Wheat, Soybeans and Sugar.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for any Master Fund to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that comprises the applicable Index, such Master Fund may invest in a futures contract referencing the particular Index Commodity other than the specific contract that comprises the applicable Index. The Managing Owner does not expect the use of other contracts to affect in any material respect any Master Fund's expenses or result in any material tracking error.

The Index Sponsor calculates each Index on both an excess return basis and a total return basis. The excess return basis calculation reflects the change in market value over time, whether positive or negative, of the applicable underlying commodity futures only. The total return basis calculation reflects the sum of the change in market value over time, whether positive or negative, of the applicable underlying commodity futures plus the return on 3-month U.S. Treasury bills. Each Fund and its corresponding Master Fund seeks to track changes, whether positive or negative, in the level of its corresponding Index over time, plus the excess, if any, of its corresponding Master Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of each Fund’s and its corresponding Master Fund’s expenses.

Each Fund will make distributions at the discretion of the Managing Owner. To the extent that a Master Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of such Master Fund and its corresponding Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

The Master Fund’s portfolio also will include United States Treasury securities and other high credit quality short-term fixed income securities for deposit with the Master Fund’s Commodity Broker as margin.

General

The Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™, or DBLCI-OYER™, is intended to reflect the changes in market value, positive or negative, in certain sectors of commodities, or an Index. Each Index is (i) calculated on an excess return, or unfunded basis and (ii) rolled in a manner which is aimed at potentially maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets. Each Index is comprised of one or more underlying commodities, or Index Commodities. The composition of Index Commodities with respect to each Index varies according to each specific sector that such Index intends to reflect. Each Index Commodity is assigned a weight, or Index Base Weight, which is intended to reflect the proportion of such Index Commodity relative to each Index.

DBLCI-OY CL ER™, DBLCI-OY GC ER™ and DBLCI-OY SI ER™ are Indexes with a single Index Commodity, or Single Commodity Sector Indexes.

Each Index has been calculated back to a base date, or Base Date. On the Base Date the closing level of each Index, or Closing Level, was 100.

The sponsor of each Index is Deutsche Bank AG London, or Index Sponsor.

Each Index, except each Single Commodity Sector Index, is composed of notional amounts of each of the underlying Index Commodities. Each Single Commodity Sector Index is composed of one underlying Index Commodity. The notional amount of each Index Commodity included in each multi-sector Index is intended to reflect the changes in market value of each such Index Commodity within the specific Index. The Closing Level of each Index is calculated on each business day by the Index Sponsor based on the closing price of the futures contracts for each of the underlying Index Commodities and the notional amounts of such Index Commodities.

Each Index, excluding each Single Commodity Sector Index, is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on the Base Date.

The composition of each Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Commodities.

Each Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the Master Fund employs a rule-based approach when it ‘rolls’ from one futures contract to another. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each Index Commodity rolls to the futures contract which generates the best possible ‘implied roll yield.’ The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in each Index. As a result, each Index Commodity is able to potentially maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contangoed market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s contribution to the Fund’s return while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the Fund’s return.

The futures contract price for each Index Commodity will be the exchange closing price for such Index Commodity on each weekday when banks in New York, New York are open, or Index Business Days. If a weekday is not an Exchange Business Day (as defined in the following sentence) but is an Index Business Day, the exchange closing price from the previous Index Business Day will be used for each Index Commodity. “Exchange Business Day” means, in respect of an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless either an Index disruption event or force majeure event has occurred).

On the first New York business day, or Verification Date, of each month, each Index Commodity futures contract will be tested in order to determine whether to continue including it in the applicable Index. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month, known as the Delivery Month, a new Index Commodity futures contract will be selected for inclusion in such Index. For example, if the first New York business day is May 1, 2007, and the Delivery Month of the Index Commodity

futures contract currently in such Index is June 2007, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each underlying Index Commodity of an Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract. Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in such Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2007 and the Delivery Month of an Index Commodity futures contract currently in an Index is therefore June 2007, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2007 and July 2008. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.

After the futures contract selection, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th Index Business Day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodities that are leaving an Index and the new Index Commodities are then calculated.

On all days that are not monthly index roll days, the notional holdings of each Index Commodity future remains constant.

Each Index is re-weighted on an annual basis on the 6th Index Business Day of each November.

The calculation of each Index is expressed as the weighted average return of the Index Commodities.

DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trade marks of the Index Sponsor and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending with respect to both the Trust and aspects of each Index. Any use of these marks must be with the consent of or under license from the Index Sponsor. The Fund, Master Fund and the Managing Owner have been licensed to use DBLCI™ and Deutsche Bank Liquid Commodity Index™. The Index Sponsor does not approve, endorse or recommend the Fund, the Master Fund or the Managing Owner.

There can be no assurance that any Fund or Master Fund will achieve its investment objective or avoid substantial losses. The Master Funds have limited performance history. The value of the Shares of each Fund is expected to fluctuate generally in relation to changes in the value of its corresponding Master Fund Units.

Shares of Each Fund Should Track Closely the Value of its Index

The Shares of each Fund are intended to provide investment results that generally correspond to changes, positive or negative, in the levels of the Fund’s corresponding Index, over time.

The value of the Shares of each Fund is expected to fluctuate in relation to changes in the value of its corresponding Master Fund’s portfolio. The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations are expected to be very close.

Each Master Fund holds a portfolio of long futures contracts on the Index Commodities which comprise its corresponding Index, each of which are traded on various commodity futures markets in the United States and abroad. Each Master Fund also holds cash and United States Treasury securities and other high credit quality short-term fixed income securities for deposit with its Commodity Broker as margin. Each Master Fund’s portfolio is traded with a view to tracking the changes in its corresponding Index over time, whether the Index is rising, falling or flat over any particular period. None of the Master Funds is “managed” by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions.

The Managing Owner

DB Commodity Services LLC, a Delaware limited liability company, serves as Managing Owner of the Trust and each Fund and the Master Trust and each Master Fund. The Managing Owner was formed on May 23, 2005. The Managing Owner is an affiliate of Deutsche Bank AG. The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Trust and each Fund and the Master Trust and each Master Fund. The Managing Owner and its trading principals have limited experience in operating commodity pools and in managing futures trading accounts. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and is a member of the National Futures Association, or the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to both the Trust and each Fund and the Master Trust and each Master Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of any Fund is speculative and involves a high degree of risk.

The principal office of the Managing Owner is located at 60 Wall Street, New York, New York 10005. The telephone number of the Managing Owner is (212) 250-5883.

Each Master Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to either:

•	0.50% per annum of the daily net asset value of such Master Fund with respect to PowerShares DB Oil Fund, PowerShares DB Gold Fund and PowerShares DB Silver Fund, or

•

0.75% per annum of the daily net asset value of such Master Fund with respect to PowerShares DB Energy Fund, PowerShares DB Precious Metals Fund, PowerShares DB Base Metals Fund and PowerShares DB Agriculture Fund.

No separate fee is paid by any Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

The Commodity Broker

A variety of executing brokers execute futures transactions on behalf of the Master Funds. Such executing brokers give-up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which serves as clearing broker, or Commodity Broker of each of the Master Funds. The Commodity Broker is an affiliate of the Managing Owner. In its capacity as clearing broker, the Commodity Broker executes and clears each Master Fund’s futures transactions and performs certain administrative services for each Master Fund. Deutsche Bank Securities Inc. is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

Each Master Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Master Fund. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed:

•	0.03% of the net asset value of each Master Fund with respect to PowerShares DB Energy Fund and PowerShares DB Base Metals Fund,

•	0.04% of the net asset value of each Master Fund with respect to PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund and PowerShares DB Silver Fund, and

•	0.16% of the net asset value of the Master Fund with respect to PowerShares DB Agriculture Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator

The Trust and Master Trust, on behalf of each Fund and each Master Fund, respectively, has appointed The Bank of New York as the administrator, or the Administrator, of each Fund and each Master Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York serves as custodian, or Custodian, of each Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York serves as the transfer agent, or Transfer Agent, of each Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, N.Y. 11217. The Bank of New York is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of each Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York by calling the following number: (718) 315-4412. A copy of the Administration Agreement is available for inspection at The Bank of New York’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of each Fund and each Master Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. The Administrator retains, separately for each Fund and each Master Fund, certain financial books and records, including: Basket creation and redemption books and records, Fund and Master Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days’ prior written notice if any Fund and/or any Master Fund has materially failed to perform its obligations under the Administration Agreement.

The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Administrator’s monthly fees are paid on behalf of each Fund and each Master Fund by the Managing Owner out of the applicable Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator also receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid indirectly by the Authorized Participants and not by any Fund or any Master Fund.

Each Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and the Shareholders of each Fund.

ALPS DISTRIBUTORS, INC.

The Trust, on behalf of each Fund, has appointed ALPS Distributors, Inc., or ALPS Distributors, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. ALPS Distributors retains all marketing materials separately for each Fund and each Master Fund, at c/o ALPS Distributors, Inc., 1625 Broadway, Suite 2200, Denver, Colorado 80202; telephone number (303) 623-2577. Investors may contact ALPS Distributors toll-free in the U.S. at (877) 369-4617. The Managing Owner, on behalf of each Fund, has entered into a Distribution Services Agreement with ALPS Distributors. ALPS Distributors is affiliated with ALPS Mutual Fund Services, Inc., a Denver-based service provider of administration, fund accounting, transfer agency and shareholder services for mutual funds, closed-end funds and exchange-traded funds, with over 100,000 shareholder accounts and approximately $10 billion in client mutual fund assets under administration. ALPS Distributors provides distribution services and has approximately $120 billion in client assets under distribution.

The Managing Owner, out of the relevant Management Fee, pays ALPS Distributors for performing its duties on behalf of each Fund and its corresponding Master Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services to such Fund or its corresponding Master Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers.

ALPS Distributors, Inc. is the distributor of PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund, PowerShares DB Silver Fund, PowerShares DB Base Metals Fund and PowerShares DB Agriculture Fund. Certain marketing services may be provided for each Fund by A I M Distributors, Inc. or PowerShares Capital Management, LLC. This assistance includes the licensing of the PowerShares® registered service mark to the Managing Owner for use with each Fund. PowerShares® is a registered service mark of PowerShares Capital Management LLC. PowerShares Capital Management LLC is not a sponsor or promoter of any of the Funds and has no responsibility for the performance of any of the Funds or the decisions made or actions taken by the Managing Owner.

A I M DISTRIBUTORS, INC.

Through a marketing agreement between the Managing Owner and A I M Distributors, Inc., or AIM Distributors, an affiliate of PowerShares Capital Management LLC, or PowerShares, the Managing Owner, on behalf of each Fund and each Master Fund, has appointed AIM Distributors as a marketing agent. AIM Distributors assists the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding each Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating each Fund’s name, characteristics, uses, benefits, and risks, consistent with the prospectus. AIM Distributors will not open or maintain customer accounts or handle orders for the Funds. Investors may contact AIM Distributors toll-free in the U.S. at (800) 983-0903. AIM Distributors is a subsidiary of AMVESCAP PLC. AMVESCAP is a leading independent global investment manager operating under the AIM, INVESCO, AIM Trimark, Invesco Perpetual and Atlantic Trust brands.

The Managing Owner, out of the relevant Management Fee, pays AIM Distributors for performing its duties on behalf of each Fund and its corresponding Master Fund.

Limitation of Liabilities

Although the Managing Owner has unlimited liability for any obligations of each Fund that exceed that Fund’s net assets, your investment in a Fund is part of the assets of that Fund, and it will therefore be subject to the risks of that Fund’s trading only. You cannot lose more than your investment in any Fund, and you will not be subject to the losses or liabilities of any Fund in which you have not invested. We have received an opinion of counsel that each Fund is entitled to the benefits of the limitation on inter-series liability provided under the Delaware Statutory Trust Act. Each Share, when purchased in accordance with the Declaration of Trust, shall, except as otherwise provided by law, be fully-paid and non-assessable.

The debts, liabilities, obligations, claims and expenses of a particular Fund will be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or the assets of any other Fund or of any Master Fund, and, unless otherwise provided in the Declaration of Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust or Master Trust generally or any other series thereof will be enforceable against the assets of such Fund or Master Fund, as the case may be.

Creation and Redemption of Shares

The Funds create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Funds to other investors.

The Master Funds create and redeem Master Fund Units from time-to-time, but only in one or more Master Unit Baskets. A Master Unit Basket is a block of 200,000 Master Fund Units. Master Unit Baskets in a particular Master Fund may be created or redeemed only by its corresponding Fund. Each Master Fund is wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by its corresponding Fund correlates with a Master Fund Unit issued by its corresponding Master Fund and held by such Fund.

See “Creation and Redemption of Shares” for more details.

The Offering

Each Fund issues Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares of the Fund as of the closing time of the Amex or the last to close of the exchanges on which the corresponding Master Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Each Master Fund issues Master Fund Units in Master Unit Baskets to its corresponding Fund continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the Amex or the last to close of the exchanges on which the corresponding Master Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund. Each Master Fund is wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by a Fund correlates with a Master Fund Unit issued by its corresponding Master Fund and held by the Fund.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with each Fund and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between each Fund and its corresponding Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by the Funds. See “Creation and Redemption of Shares” for more details.

Net Asset Value

Net asset value, in respect of any Master Fund, means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

Net asset value per Master Fund Unit, in respect of any Master Fund, is the net asset value of the Master Fund divided by the number of its outstanding Master Fund Units. Because there is a one-to-one correlation between Shares of a Fund and Master Fund Units of its corresponding Master Fund and each Master Fund has assumed all liabilities of its corresponding Fund, the net asset value per Share of any Fund and the net asset value per Master Fund Unit of its corresponding Master Fund is equal.

See “Description of the Shares and the Master Fund Units; The Funds; Certain Material Terms of the Trust Declarations—Net Asset Value” for more details.

Clearance and Settlement

The Shares of each Fund are evidenced by global certificates that the Fund issues to DTC. The Shares of each Fund are available only in book-entry form. Shareholders may hold Shares of any Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC. The Master Fund Units of each Master Fund are uncertificated and held by its corresponding Fund in book-entry form.

Segregated Accounts/Interest Income

The proceeds of the offering of each Fund are deposited in cash in a segregated account in the name of its corresponding Master Fund at the Commodity Broker (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. Each Master Fund is credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or such other financial institution each week. In an attempt to increase interest income earned, the Managing Owner expects to invest non-margin assets of each Master Fund in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned by each Master Fund is estimated to be 5.03% per annum, based upon the current yield on 3-month U.S. Treasury bills as of April 5, 2007. This interest income is used by each Master Fund to pay its own expenses and the expenses of its corresponding Fund. See “Fees and Expenses” for more details.

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Fees and Expenses

Management Fee

Each Master Fund with respect to PowerShares DB Oil Fund, PowerShares DB Gold Fund and PowerShares DB Silver Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.50% per annum of the daily net asset value of such Master Fund. Each Master Fund with respect to PowerShares DB Energy Fund, PowerShares DB Precious Metals Fund, PowerShares DB Base Metals Fund and PowerShares DB Agriculture Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of such Master Fund. No separate management fee is paid by any corresponding Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

Organization and Offering Expenses

Expenses incurred in connection with organizing each Fund and its corresponding Master Fund and the initial offering of its Shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its corresponding Master Fund’s trading operations also will be paid by the Managing Owner.

Brokerage Commissions and Fees

Each Master Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed (i) 0.03% of the net asset value of each Master Fund with respect to PowerShares DB Energy Fund and PowerShares DB Base Metals Fund, (ii) 0.04% of the net asset value of each Master Fund with respect to PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund and PowerShares DB Silver Fund, or (iii) 0.16% of the net asset value of the Master Fund with respect to PowerShares DB Agriculture Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner pays all of the routine operational, administrative and other ordinary expenses of each Fund and its corresponding Master Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

Extraordinary Fees and Expenses

Each Master Fund pays all the extraordinary fees and expenses, if any, of itself and its corresponding Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and the brokerage commissions and fees of each Master Fund and its corresponding Fund are paid first out of interest income from such Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. Such interest income has been sufficient to cover the fees and expenses of each Master Fund and its corresponding Fund and is expected to continue to do so. To the extent interest income is not sufficient to cover the fees and expenses of a Master Fund and its corresponding Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Breakeven Amounts

The following table estimates the amount of (i) all fees and expenses which are anticipated to be incurred by a new investor in Shares of each Fund during the first twelve months of investment is the following percentage per annum of the net asset value of each Fund, (ii) the current yield earned by each Master Fund on the 3-month U.S. Treasury bills and (iii) the expected annual net income, plus the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares:

Fund	Fees and Expenses	Yield on 3-month U.S. Treasury bills	Expected Annual Net Income
DBE	(0.78)%	5.03%	4.25%
DBO	(0.54)%	5.03%	4.49%
DBP	(0.79)%	5.03%	4.24%
DGL	(0.54)%	5.03%	4.49%
DBS	(0.54)%	5.03%	4.49%
DBB	(0.78)%	5.03%	4.25%
DBA	(0.91)%	5.03%	4.12%

Each Fund and its corresponding Master Fund is subject to the approximate fees and expenses in the aggregate amounts per annum set forth in the above table and elsewhere in this Prospectus. Each Fund and its corresponding Master Fund will be successful only if their annual returns from futures trading, plus their annual interest income from their holdings of United States Treasury securities and other high credit quality short-term fixed income securities, exceed these fees and expenses per annum. Because it is expected that interest income will exceed the fees and costs incurred by each Fund and Master Fund at the end of the first twelve months of an investment, the percentage of profit required for each Fund to breakeven at the end of the first twelve months of an investment, by definition, is expected to be 0.00%. Each Master Fund (and, in turn, each Fund) is expected to earn interest income equal to 5.03% per annum, based upon the current yield of 3-month U.S. Treasury bills as of April 5, 2007. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each Fund is expected to have net income equal to or greater than the approximate amount per annum set forth in the above table, assuming that each Fund does not experience gains or losses from its futures trading.

Distributions

Each Fund will make distributions at the discretion of the Managing Owner. To the extent that a Master Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of such Master Fund and its corresponding Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The fiscal year of each Fund and each Master Fund ends on December 31 of each year.

Financial Information

The Funds and the Master Funds have only recently been organized and have limited financial history.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” no Fund will be classified as an association taxable as a corporation. Instead, each Fund expects that it will be classified as a grantor trust for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as the beneficial owner of a pro rata portion of the interests in the particular Master Fund held by the applicable Fund. Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” each Master Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, neither the Master Fund nor its corresponding Fund will incur United States federal income tax liability; rather, each beneficial owner of a Fund’s Shares will be required to take into account its allocable share of its corresponding

Master Fund’s income, gain, loss, deductions and other items for its corresponding Master Fund’s taxable year ending with or within the owner’s taxable year.

Regulated investment companies (“RICs”) that invest in Shares will be treated as owning a proportionate share of the applicable Master Fund’s assets and will take into account their allocable share of such Master Fund’s income, gain and loss when testing compliance with the asset, income and other statutory requirements specifically applicable to them. A Master Fund would be treated as a qualified publicly traded partnership (“qualified PTP”) within the meaning of the Internal Revenue Code of 1986, as amended, or the Code, for purposes of satisfying the qualification requirements specifically applicable to RICs for any taxable year in which such Master Fund realizes sufficient gross income from its commodity futures transactions. Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a Master Fund to them under current tax rules. See “Material U.S. Federal Income Tax Considerations—Regulated Investment Companies” below.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential United States federal income tax consequences of the purchase, ownership and disposition of Shares.

“Breakeven Table”

The “Breakeven Table” on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share of each Fund to equal the amount originally invested twelve months after issuance.

The “Breakeven Table,” as presented, is an approximation only. The capitalization of each Fund does not directly affect the level of its charges as a percentage of its net asset value, other than brokerage commissions.

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“Breakeven Table”

	Dollar Amount and Percentage of Expenses Per Fund
	DBE[10]		DBO[11]		DBP[12]		DGL[11]		DBS[11]		DBB[10]		DBA[13]
Expense[1]	$	%	$	%	$	%	$	%	$	%	$	%	$	%
Management Fee[2]	$0.19	0.75%	$0.13	0.50%	$0.19	0.75%	$0.13	0.50%	$0.13	0.50%	$0.19	0.75%	$0.19	0.75%
Organization and Offering Expense Reimbursement[3]	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
Brokerage Commissions and Fees[4]	$0.01	0.03%	$0.01	0.04%	$0.01	0.04%	$0.01	0.04%	$0.01	0.04%	$0.01	0.03%	$0.04	0.16%
Routine Operational, Administrative and Other Ordinary Expenses[5,6]	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
Interest Income[7]	$(1.26)	(5.03)%	$(1.26)	(5.03)%	$(1.26)	(5.03)%	$(1.26)	(5.03)%	$(1.26)	(5.03)%	$(1.26)	(5.03)%	$(1.26)	(5.03)%
12-Month Breakeven[8,9]	$(1.06)	0.00%	$(1.12)	0.00%	$(1.06)	0.00%	$(1.12)	0.00%	$(1.12)	0.00%	$(1.06)	0.00%	$(1.03)	0.00%

1.	The breakeven analysis assumes that the Shares have a constant month-end Fund net asset value and is based on $25.00 as the net asset value per Share. See “Charges” on page 110 for an explanation of the expenses included in the “Breakeven Table.”
2.	From the Management Fee, the Managing Owner will be responsible for paying the fees and expenses of the Administrator, ALPS Distributors and AIM Distributors.
3.	The Managing Owner is responsible for paying the organization and offering expenses of each Fund and each Master Fund.
4.	The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of each Master Fund and the specific futures contracts traded.
5.	The Managing Owner is responsible for paying all routine operational, administrative and other ordinary expenses of each Fund and each Master Fund.
6.	In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.
7.	Interest income currently is estimated to be earned at a rate of 5.03%, based upon the current yield on 3-month U.S. Treasury bills as of April 5, 2007.
8.	Because it is expected that interest income will exceed the fees and costs incurred by each Fund and Master Fund at the end of the first twelve months of an investment, the percentage of profit required for each Fund to breakeven at the end of the first twelve months of an investment, by definition, is expected to be 0.00%.
9.	You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
10.	Each of DBE and DBB are subject to (i) a Management Fee of 0.75% per annum and (ii) estimated brokerage commissions and fees of 0.03% per annum. DBE and DBB are each subject to fees and expenses in the aggregate amount of approximately 0.78% per annum. DBE and DBB will be successful only if each of their annual returns from the underlying futures contracts, including annual income from 3-month U.S. Treasury bills, exceeds approximately 0.78% per annum. The Master Funds of DBE and DBB (and, in turn, DBE and DBB) are expected to earn 5.03% per annum, based upon the current yield of 3-month U.S. Treasury bills as of April 5, 2007. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each of DBE and DBB would be expected to earn approximately 4.25% per annum, assuming that both DBE and DBB have not experienced either gains or losses resulting from investing in the underlying futures contracts.
11.	Each of DBO, DGL and DBS are subject to (i) a Management Fee of 0.50% per annum and (ii) estimated brokerage commissions and fees of 0.04% per annum. DBO, DGL and DBS are each subject to fees and expenses in the aggregate amount of approximately 0.54% per annum. DBO, DGL and DBS will be successful only if each of their annual returns from the underlying futures contracts, including annual income from 3-month U.S. Treasury bills, exceeds approximately 0.54% per annum. The Master Funds of DBO, DGL and DBS (and, in turn, DBO, DGL and DBS) are expected to earn 5.03% per annum, based upon the current yield of 3-month U.S. Treasury bills as of April 5, 2007. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each of DBO, DGL and DBS would be expected to earn approximately 4.49% per annum, assuming that each of DBO, DGL and DBS has not experienced either gains or losses resulting from investing in the underlying futures contracts.
12.	DBP is subject to (i) a Management Fee of 0.75% per annum and (ii) estimated brokerage commissions and fees of 0.04% per annum. DBP is subject to fees and expenses in the aggregate amount of approximately 0.79% per annum. DBP will be successful only if its annual returns from the underlying futures contracts, including annual income from 3-month U.S. Treasury bills, exceeds approximately 0.79% per annum. The Master Fund of DBP (and, in turn, DBP) is expected to earn 5.03% per annum, based upon the current yield of 3-month U.S. Treasury bills as of April 5, 2007. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, DBP would be expected to earn approximately 4.24% per annum, assuming that DBP has not experienced either gains or losses resulting from investing in the underlying futures contracts.
13.	DBA is subject to (i) a Management Fee of 0.75% per annum and (ii) estimated brokerage commissions and fees of 0.16% per annum. DBA is subject to fees and expenses in the aggregate amount of approximately 0.91% per annum. DBA will be successful only if its annual returns from the underlying futures contracts, including annual income from 3-month U.S. Treasury bills, exceeds approximately 0.91% per annum. The Master Fund of DBA (and, in turn, DBA) is expected to earn 5.03% per annum, based upon the current yield of 3-month U.S. Treasury bills as of April 5, 2007. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, DBA would be expected to earn approximately 4.12% per annum, assuming that DBA has not experienced either gains or losses resulting from investing in the underlying futures contracts.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of each Fund in which you are invested within 90 calendar days after the end of such Fund's fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds and the Master Funds. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at www.dbfunds.db.com. Additional reports may be posted on the Fund’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Cautionary Note Regarding

Forward-Looking Statements

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Funds and the Master Funds. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds and the Master Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

Patent Applications Pending

Patent applications directed to the creation and operation of the Trust and aspects of each Index are pending at the United States Patent and Trademark Office.

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ORGANIZATION CHART

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Investor
Investor
Investor
Investor
Investor
Investor
Investor
Investor
Investor
American Stock Exchange
Authorized Participant
Authorized Participant
Authorized Participant
Managing Owner
Trustee
Administrator and Distributor
Feeder Trust (Each Fund Listed on Amex)
DBE
DBO
DBP
DGL
DBS
DBB
DBA
Master Trust (Master Funds Not Listed on Amex)
DBE
DBO
DBP
DGL
DBS
DBB
DBA
Commodity Brokers
Energy Futures Markets
Crude Oil Futures Markets
Precious Metals Futures Markets
Gold Futures Markets
Silver Futures Markets
Base Metals Futures Markets
Agricultural Futures Markets

THE RISKS YOU FACE

You could lose money investing in Shares of any Fund. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

(1)	The Value of the Shares of each Fund Relates Directly to the Value of the Futures Contracts and Other Assets Held by its Corresponding Master Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Funds’ Shares.

The Shares of each Fund are designed to reflect as closely as possible the changes, positive or negative, in the level of its corresponding Index, over time, through its corresponding Master Fund’s portfolio of exchange traded futures contracts on its Index Commodities. The value of the Shares of each Fund relates directly to the value of the portfolio of its corresponding Master Fund, less the liabilities (including estimated accrued but unpaid expenses) of the Fund and its corresponding Master Fund. The price of the various Index Commodities may fluctuate widely. Several factors may affect the prices of the Index Commodities, including, but not limited to:

•

Global supply and demand of the Index Commodities which may be influenced by such factors as forward selling by the various commodities producers, purchases made by the commodities’ producers to unwind their hedge positions and production and cost levels in the major markets of the Index Commodities;

•	Domestic and foreign interest rates and investors’ expectations concerning interest rates;

•	Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

•	Investment and trading activities of mutual funds, hedge funds and commodity funds; and

•	Global or regional political, economic or financial events and situations.

(2)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.

The net asset value per share of the Shares of a Fund will change as fluctuations occur in the market value of the portfolio of its corresponding Master Fund. Investors should be aware that the public trading price of a Basket of Shares of a Fund may be different from the net asset value of a Basket of Shares of the Fund (i.e., 200,000 Shares may trade at a premium over, or a discount to, net asset value of a Basket of Shares) and similarly the public trading price per Share of a Fund may be different from the net asset value per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares of a Fund at a discount or a premium to the public trading price per Share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund is closely related, but not identical to the same forces influencing the prices of the Index Commodities comprising the Fund’s corresponding Index, trading individually or in the aggregate at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Basket at a discount to the public trading price of the Shares of a Fund or can redeem a Redemption Basket at a premium over the public trading price of the Shares of the Fund. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share of the Funds closely over time.

The value of a Share of a Fund may be influenced by non-concurrent trading hours between the Amex and the various futures exchanges on which the Index Commodities corresponding to such Fund are traded. As a result, during periods when the Amex is open and the futures exchanges on which the Index Commodities are traded is closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the net asset value of the Shares.

(3)	Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets of One or More of the Funds and the Operation of its Corresponding Master Fund.

CFTC and commodity exchange rules impose speculative position limits on market participants, including certain of the Master Funds, trading in certain agricultural commodities. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts.

The PowerShares DB Agriculture Fund’s Index includes two commodities, corn and wheat, that are subject to speculative position limits imposed by the CFTC and the rules of the Chicago Board of Trade (“CBOT”) on which the corn and wheat futures contracts trade. The CBOT limits are currently for corn futures: 22,000 contracts net all months combined, 13,500 contracts net a single month (other than the spot month), and 600 contracts for a spot month; and for wheat futures: 6,500 contracts net all months combined, 5,000 contracts net a single month (other than a spot month), and 220 to 600 contracts for a spot month based on the month and certified stocks.

It is possible that in the future, the CFTC may propose new rules with respect to position limits in agricultural commodities for traders engaged in trading that is neither for speculative or bona fide hedging purposes in accordance with existing CFTC requirements. Depending on the outcome of any future CFTC rulemaking, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to the Funds. For example, if the amended rules are detrimental to the DB Agriculture Master Fund, the PowerShares DB Agriculture Fund’s ability to issue new Baskets, or the DB Agriculture Master Fund’s ability to reinvest income in additional corn and wheat futures contracts, may be limited to the extent these activities would cause the Master Fund to exceed the applicable position limits. Limiting the size of the PowerShares DB Agriculture Fund may affect the correlation between the price of the Shares of the PowerShares DB Agriculture Fund, as traded on the Amex, and the net asset value of the PowerShares DB Agriculture Fund. That is, the inability to create additional Baskets could result in Shares in the PowerShares DB Agriculture Fund trading at a premium or discount to net asset value of the PowerShares DB Agriculture Fund.

(4)	A Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of its Corresponding Index.

It is possible that a Fund’s performance may not fully replicate the changes in the level of the Index to which it corresponds due to disruptions in the markets for the relevant Index Commodities or due to other extraordinary circumstances. In addition, the Funds are not able to replicate exactly the changes in the level of their respective Indexes because the total return generated by their corresponding Master Funds is reduced by expenses and transaction costs, including those incurred in connection with the Master Funds’ trading activities, and increased by interest income from the Master Funds’ holdings of short-term high credit quality fixed income securities. Tracking the applicable Index requires trading of the relevant Master Fund’s portfolio with a view to tracking the Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(5)	None of the Master Funds Is Actively Managed and each Tracks its Index During Periods in which the Index Is Flat or Declining as well as when the Index Is Rising.

None of the Master Funds is actively managed by traditional methods. Therefore, if positions in any one or more of its Index Commodities are declining in value, a Master Fund will not close out such positions, except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the net asset value of each Master Fund to track its Index during periods in which the Index is flat or declining as well as when the Index is rising.

(6)	Amex May Halt Trading in the Shares of a Fund Which Would Adversely Impact Your Ability to Sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of Amex rules and procedures, for reasons that, in the view of the Amex, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged. Any Fund and its corresponding Master Fund will be terminated if its Shares are delisted.

(7)	The Lack of Active Trading Markets for the Shares of a Fund May Result in Losses on Your Investment in such Fund at the Time of Disposition of Your Shares.

Although the Shares of each Fund are listed and traded on the Amex, there can be no guarantee that an active trading market for the Shares of a Fund will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

(8)	The Shares of each Fund Are New Securities Products and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the Master Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Master Funds are not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(9)	As the Managing Owner and its Principals have Only a Limited History of Operating Investment Vehicles like the Funds or the Master Funds, their Experience may be Inadequate or Unsuitable to Manage the Funds or the Master Funds.

The Managing Owner was formed to be the managing owner of investment vehicles such as the

Funds and the Master Funds and has only a limited history of past performance. The past performances of the Managing Owner’s management in other positions are no indication of its or their ability to manage investment vehicles such as the Funds or the Master Funds. If the experience of the Managing Owner and its principals is not adequate or suitable to manage investment vehicles such as the Funds and the Master Funds, the operations of the Funds and the Master Funds may be adversely affected.

(10)	You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares.

Each Fund and its corresponding Master Fund has a limited performance history upon which to evaluate your investment in each Fund and its corresponding Master Fund. Although past performance is not necessarily indicative of future results, if each Fund and its corresponding Master Fund had a longer performance history, such performance history might (or might not) provide you with more information on which to evaluate an investment in each Fund and its corresponding Master Fund. Likewise, each Index has a limited history which might be indicative of the future Index results, or of the future performance of each applicable Fund or its corresponding Master Fund. Therefore, you will have to make your decision to invest in each Fund on the basis of limited information.

(11)	Fewer Representative Commodities May Result In Greater Index Volatility.

Each of the Indexes is concentrated in terms of the number of commodities represented, and some are highly concentrated in a single commodity. Each of PowerShares DB Energy Fund, PowerShares DB Precious Metals Fund, PowerShares DB Base Metals Fund and PowerShares DB Agriculture Fund are concentrated in 5 or fewer commodities and each of PowerShares DB Oil Fund, PowerShares DB Gold Fund and PowerShares DB Silver Fund is concentrated in a single commodity. You should be aware that other commodities indexes are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in an Index and the net asset value of the Fund and Master Fund which track the Index under specific market conditions and over time.

(12)	Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in any Fund.

(13)	Unusually Long Peak-to-Valley Drawdown Periods With Respect To the Index of Each Fund May Be Reflected in Equally Long Peak-to-Valley Drawdown Periods with Respect to the Performance of the Shares of Each Fund.

Although past Index levels are not necessarily indicative of future Index levels, the peak-to-valley drawdown periods that each Index has experienced has been unusually long and has lasted for multi-year drawdown periods. Please see the chart on page 45 for information regarding worst peak-to-valley drawdown periods with respect to each Index.

Because it is expected that each Fund’s performance will track the performance of its underlying Index, a Fund would suffer a continuous drawdown during the period that an Index suffers such a drawdown period, and in turn, the value of your Shares will also suffer.

(14)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.

Each Fund indirectly is subject to the fees and expenses described herein which are payable irrespective of profitability. See “Breakeven Table” on page 19. Consequently, depending upon the performance of each Fund and the interest rate environment, the expenses of the Master Fund corresponding to a Fund could, over time, result in losses to your investment in the Fund. You may never achieve profits, significant or otherwise by investing in a Fund.

(15)	You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Funds.

You cannot be assured that the Managing Owner will be willing or able to continue to service the

Funds and the Master Funds for any length of time. If the Managing Owner discontinues its activities on behalf of the Funds and the Master Funds, the Funds and the Master Funds may be adversely affected.

(16)	Possible Illiquid Markets May Exacerbate Losses.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

There can be no assurance that market illiquidity will not cause losses for the Funds. The large size of the positions which the Master Funds may acquire on behalf of the Funds increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

(17)	You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.

The Funds may, in their discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of a Fund. In addition, the Funds will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the applicable Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement.

(18)	Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares of a Fund does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares of a Fund trade unprofitably.

(19)	Failure of Commodity Futures Markets to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.

Historically, commodity futures’ returns have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that the Index is not 100% negatively correlated with financial assets such as stocks and bonds means that each respective Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset your losses from other investments.

(20)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.

None of the Funds or the Master Funds is registered as an investment company under the Investment Company Act of 1940, and none of them is required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in registered and regulated investment companies.

(21)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Funds and the Master Funds are subject to actual and potential conflicts of interest involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Funds and the Master Funds, which also presents the potential for numerous conflicts of interest with the Funds and the Master Funds. As a result of these and other relationships, parties involved with the Funds and the Master Funds have a financial incentive to act in a manner other than in the best interests of the Funds, the Master Funds and the Shareholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Funds and the Master Funds may be subject to certain conflicts with respect to the Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.

(22)	Shareholders of each Fund Will Be Subject to Taxation on Their Share of the corresponding Master Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.

Shareholders of each Fund will be subject to United States federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the corresponding Master Fund’s taxable income allocable to their Fund, whether or not they receive cash distributions from the Fund. Shareholders of a Fund may not receive cash distributions equal to their share of the corresponding Master Fund’s taxable income or even the tax liability that results from such income.

(23)	Items of Income, Gain, Deduction, Loss and Credit with respect to Shares of a Fund could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by its corresponding Master Fund in Allocating Master Fund Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. Each Master Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Shareholders of its corresponding Fund in a manner that reflects Shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by a Master Fund do not satisfy the technical requirements of the Code and/or Treasury regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects you.

(24)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF ANY FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

(25)	Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Master Fund Remains at Risk of Significant Losses Because the Master Fund May Only Receive a Pro-rata Share of the Assets.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Commodity Broker fails to do so, the assets of the Master Funds might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, any Master Fund Units could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts, even though certain property specifically traceable to a particular Master Fund was held by the Commodity Broker. The Commodity Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Commodity Broker.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Master Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

(26)	Regulatory Changes or Actions May Alter the Nature of an Investment in the Funds.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

(27)	Lack of Independent Advisers Representing Investors.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds and the Master Funds. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

(28)	Possibility of Termination of the Funds or Master Funds May Adversely Affect Your Portfolio.

The Managing Owner may withdraw from the Funds upon 120 days’ notice, which would cause the Funds and the Master Funds to terminate unless a substitute managing owner were obtained. Owners of 50% of the Shares of any Fund have the power to terminate the Fund. If it is so exercised, investors who may wish to continue to invest in a Fund’s corresponding Index through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund. See “Description of the Shares and the Master Fund Units; The Funds; Certain Material Terms of the Trust Declarations—Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Funds and the Master Funds.

(29)	Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.

As interests in separate series of a Delaware statutory trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Funds are not required to pay regular distributions, although the Funds may pay distributions in the discretion of the Managing Owner).

(30)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Funds Could Adversely Affect the Funds and an Investment in Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Funds and the Master Funds are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Funds and the Master Funds. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Funds and the Master Funds and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Funds and the Master Funds.

(31)	The Value of the Shares Will be Adversely Affected if the Funds or the Master Funds are Required to Indemnify the Trustee or the Managing Owner.

Under the Trust Declarations, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense either incurs without negligence or misconduct. That means the Managing Owner may require the assets of one or more of the Master Funds to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the net asset value of the Master Fund and the value of the Shares of its corresponding Fund.

(32)	The Net Asset Value Calculation of the Master Funds May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of Net Asset Value Calculation.

Calculating the net asset value of each Master Fund (and, in turn, its corresponding Fund) includes, in part, any unrealized profits or losses on open commodity futures contracts. Under normal circumstances, the net asset value of each Master Fund reflects the settlement price of open commodity futures contracts on the date when the net asset value is being calculated. However, if a commodity futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the net asset value of the applicable Master Fund on such day will not accurately reflect the realizable market value of such commodity futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the applicable Master Fund (and, in turn, its corresponding Fund) could be under or overstated, perhaps to a significant degree.

(33)	Although the Shares of Each Fund are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of Such Fund by the Shareholder will Increase a Shareholder’s Liability.

The Shares of each Fund are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by the states or municipalities in which such investors reside.

INVESTMENT OBJECTIVES OF THE FUNDS

Each Fund and its corresponding Master Fund seeks to track changes, whether positive or negative, in the level of its corresponding Index over time, plus the excess, if any, of its corresponding Master Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of each Fund and its corresponding Master Fund. The Shares of each Fund are designed for investors who want a cost-effective and convenient way to invest in a commodity futures on U.S. and non-U.S. markets.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares trade on the Amex and provide institutional and retail investors with indirect access to commodity futures markets. The Shares may be bought and sold on the Amex like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•	Margin. Shares are eligible for margin accounts.

•

Diversification. The Shares may help to diversify a portfolio because historically the Indexes have tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.

•

Optimum Yield™. The Shares seek to follow the Optimum Yield™ version of their respective Index, which seeks to minimize the effects of negative roll yield that may be experienced by conventional commodities indexes.

•	Transparency. The Shares provide a more direct investment in commodities than mutual funds that invest in commodity-linked notes, which have implicit imbedded costs and credit risk.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

Each Fund pursues its investment objective by investing substantially all of its assets in its corresponding Master Fund. Each Master Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the corresponding Index.

The Trust is comprised of each of the following Funds, each of which, in turn, intends to reflect the below sectors:

PowerShares DB Energy Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Energy Excess Return™ (DBLCI-OY Energy ER™), which is intended to reflect the energy sector.

PowerShares DB Oil Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Crude Oil Excess Return™ (DBLCI-OY CL ER™), which is intended to reflect the changes in market value of the crude oil sector.

PowerShares DB Precious Metals Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Precious Metals Excess Return™ (DBLCI-OY Precious Metals ER™), which is intended to reflect the precious metals sector.

PowerShares DB Gold Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Gold Excess Return™ (DBLCI-OY GC ER™), which is intended to reflect the changes in market value of the gold sector.

PowerShares DB Silver Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Silver Excess Return™ (DBLCI-OY SI ER™), which is intended to reflect the changes in market value of the silver sector.

PowerShares DB Base Metals Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Industrial Metals Excess Return™ (DBLCI-OY Industrial Metals ER™), which is intended to reflect the base metals sector.

PowerShares DB Agriculture Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Agriculture Excess Return™ (DBLCI-OY Agriculture ER™), which is intended to reflect the agricultural sector.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for any Master Fund to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that comprises the applicable Index, such Master Fund may invest in a futures contract referencing the particular Index Commodity other than the specific contract that comprises the applicable Index. The Managing Owner does not expect the use of other contracts to affect in any material respect any Master Fund's expenses or result in any material tracking error.

Each Fund will make distributions at the discretion of the Managing Owner. To the extent that a Master Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of such Master Fund and its corresponding Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

The sponsor of each Index, or the Index Sponsor, is Deutsche Bank AG London. DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trade marks of Deutsche Bank AG and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending with respect to both the Trust and aspects of each Index. Deutsche Bank AG is an affiliate of the Fund, the Master Fund and the Managing Owner.

Under the Trust Declarations of each Fund and corresponding Master Fund, Wilmington Trust Company, the Trustee of each Fund and each corresponding Master Fund, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of each Fund and its corresponding Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Shares of each Fund are intended to provide investment results that generally correspond to the changes, positive or negative, in the levels of the Fund’s corresponding Index over time.

The value of the Shares of each Fund is expected to fluctuate in relation to changes in the value of its corresponding Master Fund’s portfolio. The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations are expected to be very close. See “The Risks You Face—(2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.”

The current trading price per Share of each Fund (quoted in U.S. dollars) is published continuously under its ticker symbol as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day closing level of each Index is published under its own symbol as of the close of business for the Amex each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. The most recent end-of-day net asset value of each Fund is published under its own symbol as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund is published the following morning on the consolidated tape.

End of Day Index Closing Level Symbols; End-of-Day Net Asset Value Symbols

PowerShares DB Energy Fund. The end-of-day closing level of the DBLCI-OY Energy ER is published under the symbol DBENIX. The end-of-day net asset value of PowerShares DB Energy Fund is published under the symbol DBE.NV.

PowerShares DB Oil Fund. The end-of-day closing level of the DBLCI-OY CL ER is published under the symbol DBOLIX. The end-of-day net asset value of PowerShares DB Oil Fund is published under the symbol DBO.NV.

PowerShares DB Precious Metals Fund. The end-of-day closing level of the DBLCI-OY Precious Metals ER is published under the symbol DBPMIX. The end-of-day net asset value of PowerShares DB Precious Metals Fund is published under the symbol DBP.NV.

PowerShares DB Gold Fund. The end-of-day closing level of the DBLCI-OY GC ER is published under the symbol DGLDIX. The end-of-day net asset value of PowerShares DB Gold Fund is published under the symbol DGL.NV.

PowerShares DB Silver Fund. The end-of-day closing level of the DBLCI-OY SI ER is published under the symbol DBSLIX. The end-of-day net asset value of PowerShares DB Silver Fund is published under the symbol DBS.NV.

PowerShares DB Base Metals Fund. The end-of-day closing level of the DBLCI-OY Industrial Metals ER is published under the symbol DBBMIX. The end-of-day net asset value of PowerShares DB Base Metals Fund is published under the symbol DBB.NV.

PowerShares DB Agriculture Fund. The end-of-day closing level of the DBLCI-OY Agriculture ER is published under the symbol DBAGIX. The end-of-day net asset value of PowerShares DB Agriculture Fund is published under the symbol DBA.NV.

The Managing Owner publishes the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the Index Sponsor publishes the intra-day level of each Index, and the Managing Owner publishes the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. All of the foregoing information is published under the following symbols:

Intra-Day Index Level Symbols and Intra-Day Indicative Values Per Share Symbols

PowerShares DB Energy Fund. The intra-day index level of the DBLCI-OY Energy ER is published under the symbol DBENIX. The intra-day indicative value per Share of PowerShares DB Energy Fund is published under the symbol DBE.IV.

PowerShares DB Oil Fund. The intra-day index level of the DBLCI-OY CL ER is published under the symbol DBOLIX. The intra-day indicative value per Share of PowerShares DB Oil Fund is published under the symbol DBO.IV.

PowerShares DB Precious Metals Fund. The intra-day index level of the DBLCI-OY Precious Metals ER is published under the symbol DBPMIX. The intra-day indicative value per Share of PowerShares DB Precious Metals Fund is published under the symbol DBP.IV.

PowerShares DB Gold Fund. The intra-day index level of the DBLCI-OY GC ER is published under the symbol DGLDIX. The intra-day indicative value per Share of PowerShares DB Gold Fund is published under the symbol DGL.IV.

PowerShares DB Silver Fund. The intra-day index level of the DBLCI-OY SI ER is published under the symbol DBSLIX. The intra-day indicative value per Share of PowerShares DB Silver Fund is published under the symbol DBS.IV.

PowerShares DB Base Metals Fund. The intra-day index level of the DBLCI-OY Industrial Metals ER is published under the symbol DBBMIX. The intra-day indicative value per Share of PowerShares DB Base Metals Fund is published under the symbol DBB.IV.

PowerShares DB Agriculture Fund. The intra-day index level of the DBLCI-OY Agriculture ER is published under the symbol DBAGIX. The intra-day indicative value per Share of PowerShares DB Agriculture Fund is published under the symbol DBA.IV.

Each Index’s history is also available at https://index.db.com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Indexes from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Funds, the Master Funds or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of any of the Indexes or any data included in any of the Indexes.

The intra-day indicative value per Share of each Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the day to reflect the continuous price changes of the Master Fund’s futures positions. The final net asset value of each Fund and the final net asset value per Share of each Fund is calculated as of the closing time of the Amex or the last to close of the exchanges on which the corresponding Master Fund’s futures contracts are traded, whichever is later, and posted in the same manner. Although a time gap may exist between the close of the Amex and the close of the exchanges on which the Master Fund’s futures contracts are traded, there is no effect on the net asset value calculations as a result.

There can be no assurance that each Fund or its corresponding Master Fund will achieve its investment objective or avoid substantial losses. Each Master Fund does not have any performance history. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the corresponding Master Fund Units.

Role of Managing Owner

The Managing Owner serves as the commodity pool operator and commodity trading advisor of each Fund and each Master Fund.

Specifically, with respect to each Fund and each Master Fund, the Managing Owner:

•	selects the Trustee, administrator, distributor, marketing agent and auditor;

•	negotiates various agreements and fees; and

•	performs such other services as the Managing Owner believes that the Fund and its corresponding Master Fund may from time-to-time require.

Specifically, with respect to each Master Fund, the Managing Owner:

•	selects the Commodity Broker; and

•

monitors the performance results of the Master Fund’s portfolio and reallocates assets within such portfolio with a view to causing the performance of the Master Fund’s portfolio to track its corresponding Index over time.

The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The principal office of the Managing Owner is located at 60 Wall Street, New York, New York 10005. The telephone number of the Managing Owner is (212) 250-5883.

Market Diversification

As global markets and investing become more complex, the inclusion of futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world’s economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world’s markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to one or more of the Funds, each of which invests through its corresponding Master Fund in futures comprising its corresponding Index, investors have the potential, if their investments are successful, to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation’s economy.

THE MASTER-FEEDER STRUCTURE

Each Fund invests substantially all of its assets in a separate Master Fund in a master-feeder structure. Each Fund holds no investment assets other than Master Fund Units in its corresponding Master Fund. Each Master Fund is wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by a Fund correlates with a Master Fund Unit issued by its corresponding Master Fund and held by the Fund.

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PERFORMANCE OF POWERSHARES DB ENERGY FUND (TICKER: DBE), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Energy Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of March 31, 2007: $29,935,782

Net Asset Value as of March 31, 2007: $33,459,736

Net Asset Value per Share as of March 31, 2007: $27.88

Worst Monthly Drawdown: N/A

Worst Peak-to-Valley Drawdown: N/A

Monthly Rate of Return	2007(%)
January	0.08%
February	5.82%
March	5.31%
April
May
June
July
August
September
October
November
December

Compound Rate of Return	11.53% (3 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB OIL FUND (TICKER: DBO), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Oil Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of March 31, 2007: $29,657,742

Net Asset Value as of March 31, 2007: $16,336,507

Net Asset Value per Share as of March 31, 2007: $27.22

Worst Monthly Drawdown: (2.09%) January 2007

Worst Peak-to-Valley Drawdown: (2.09%) January 2007

Monthly Rate of Return	2007(%)
January	(2.09)%
February	6.12%
March	4.80%
April
May
June
July
August
September
October
November
December

Compound Rate of Return	8.90% (3 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 37.

PERFORMANCE OF POWERSHARES DB PRECIOUS METALS FUND (TICKER: DBP), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Precious Metals Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of March 31, 2007: $25,000,000

Net Asset Value as of March 31, 2007: $26,234,726

Net Asset Value per Share as of March 31, 2007: $26.23

Worst Monthly Drawdown: (1.84)% March 2007

Worst Peak-to-Valley Drawdown: (1.84%) March 2007

Monthly Rate of Return	2007(%)
January	4.04%
February	2.75%
March	(1.84)%
April
May
June
July
August
September
October
November
December

Compound Rate of Return	4.93% (3 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB GOLD FUND (TICKER: DGL), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Gold Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of March 31, 2007: $25,000,000

Net Asset Value as of March 31, 2007: $26,220,445

Net Asset Value per Share as of March 31, 2007: $26.22

Worst Monthly Drawdown: (1.03)% March 2007

Worst Peak-to-Valley Drawdown: (1.03)% March 2007

Monthly Rate of Return	2007(%)
January	3.45%
February	2.43%
March	(1.03)%
April
May
June
July
August
September
October
November
December

Compound Rate of Return	4.87% (3 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 37.

PERFORMANCE OF POWERSHARES DB SILVER FUND (TICKER: DBS), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Silver Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of March 31, 2007: $25,000,000

Net Asset Value as of March 31, 2007: $26,366,741

Net Asset Value per Share as of March 31, 2007: $26.36

Worst Monthly Drawdown: (4.90)% March 2007

Worst Peak-to-Valley Drawdown: (4.90)% March 2007

Monthly Rate of Return	2007(%)
January	6.48%
February	4.14%
March	(4.90)%
April
May
June
July
August
September
October
November
December

Compound Rate of Return	5.46% (3 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB BASE METALS FUND (TICKER: DBB), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Base Metals Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of March 31, 2007: $25,000,000

Net Asset Value as of March 31, 2007: $24,874,221

Net Asset Value per Share as of March 31, 2007: $24.87

Worst Monthly Drawdown: (5.85%) January 2007

Worst Peak-to-Valley Drawdown: (5.85%) January 2007

Monthly Rate of Return	2007(%)
January	(5.85)%
February	3.70%
March	1.90%
April
May
June
July
August
September
October
November
December

Compound Rate of Return	(0.51)% (3 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 37.

PERFORMANCE OF POWERSHARES DB AGRICULTURE FUND (TICKER: DBA), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Agriculture Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of March 31, 2007: $187,602,420

Net Asset Value as of March 31, 2007: $182,205,370

Net Asset Value per Share as of March 31, 2007: $25.31

Worst Monthly Drawdown: (5.81)% March 2007

Worst Peak-to-Valley Drawdown: (5.81)% March 2007

Monthly Rate of Return	2007(%)
January	3.45%
February	3.88%
March	(5.81)%
April
May
June
July
August
September
October
November
December

Compound Rate of Return	1.22% (3 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the relevant pool, including investors who subsequently redeemed their investments.

2. “Net Asset Value” is the net asset value of each pool as of March 31, 2007.

3. “Net Asset Value per Share” is the Net Asset Value of the relevant pool divided by the total number of Shares outstanding with respect to such pool as of March 31, 2007.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the relevant pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

DESCRIPTION OF THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD EXCESS RETURN™ SECTOR INDEXES

DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trade marks of the Index Sponsor and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending with respect to both the Trust and aspects of each Index. Any use of these marks must be with the consent of or under license from the Index Sponsor. The Fund, Master Fund and the Managing Owner have been licensed to use DBLCI™ and Deutsche Bank Liquid Commodity Index™. The Index Sponsor does not approve, endorse or recommend the Fund, the Master Fund or the Managing Owner.

General

The Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™, or DBLCI-OYER™, is intended to reflect the changes in market value over time, positive or negative, in certain sectors of commodities, or an Index. Each Index is (i) calculated on an excess return, or unfunded basis and (ii) rolled in a manner which is aimed at potentially maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets. Each Index is comprised of one or more underlying commodities, or Index Commodities. The composition of Index Commodities with respect to each Index varies according to each specific sector that such Index intends to reflect. Each Index Commodity is assigned a weight, or Index Base Weight, which is intended to reflect the proportion of such Index Commodity relative to each Index.

Indexes and Covered Sectors

The Indexes track the following sectors:

•	Deutsche Bank Liquid Commodity Index–Optimum Yield Energy Excess Return™, or DBLCI-OY Energy ER™, is intended to reflect the energy sector.

•	Deutsche Bank Liquid Commodity Index–Optimum Yield Crude Oil Excess Return™, or DBLCI-OY CL ER™, is intended to reflect the changes in market value of the crude oil sector.

•	Deutsche Bank Liquid Commodity Index–Optimum Yield Precious Metals Excess Return™, or DBLCI-OY Precious Metals ER™, is intended to reflect the precious metals sector.

•	Deutsche Bank Liquid Commodity Index–Optimum Yield Gold Excess Return™, or DBLCI-OY GC ER™, is intended to reflect the changes in market value of the gold sector.

•	Deutsche Bank Liquid Commodity Index–Optimum Yield Silver Excess Return™, or DBLCI-OY SI ER™, is intended to reflect the changes in market value of the silver sector.

•	Deutsche Bank Liquid Commodity Index–Optimum Yield Industrial Metals Excess Return™, or DBLCI-OY Industrial Metals ER™, is intended to reflect the base metals sector.

•	Deutsche Bank Liquid Commodity Index–Optimum Yield Agriculture Excess Return™, or DBLCI-OY Agriculture ER™, is intended to reflect the agricultural sector.

DBLCI-OY CL ER™, DBLCI-OY GC ER™ and DBLCI-OY SI ER™ are Indexes with a single Index Commodity, or Single Commodity Sector Indexes.

Each Index has been calculated back to a base date, or Base Date. On the Base Date the closing level of each Index, or Closing Level, was 100.

The sponsor of the each Index is Deutsche Bank AG London, or Index Sponsor.

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SECTOR INDEXES OVERVIEW

Index	Index Commodity	Exchange (Contract Symbol)*	Base Date	Index Base Weight
DBLCI-OY Energy ER™	Sweet Light Crude Oil (WTI)	NYMEX (CL)	June 4, 1990	22.50%
	Heating Oil	NYMEX (HO)		22.50%
	Brent Crude Oil	ICE (LCO)		22.50%
	RBOB Gasoline	NYMEX (XB)		22.50%
	Natural Gas	NYMEX (NG)		10.00%

DBLCI-OY CL ER™	Sweet Light Crude Oil (WTI)	NYMEX (CL)	December 2, 1988	100.00%

DBLCI-OY Precious Metals ER™	Gold	COMEX (GC)	December 2, 1988	80.00%
	Silver	COMEX (SI)		20.00%

DBLCI-OY GC ER™	Gold	COMEX (GC)	December 2, 1988	100.00%

DBLCI-OY SI ER™	Silver	COMEX (SI)	December 2, 1988	100.00%

DBLCI-OY Industrial Metals ER™	Aluminum	LME (MAL)	September 3, 1997	33.33%
	Zinc	LME (MZN)		33.33%
	Copper—Grade A	LME (MCU)		33.33%

DBLCI-OY Agriculture ER™	Corn	CBOT (C)	December 2, 1988	25.00%
	Wheat	CBOT (W)		25.00%
	Soybeans	CBOT (S)		25.00%
	Sugar	NYBOT (SB)		25.00%

* Connotes the exchanges on which the underlying futures contracts are traded with respect to each Index Commodity.

Legend:

“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.

“COMEX” means the Commodity Exchange Inc., New York or its successor.

“ICE” means the Intercontinental Exchange, Inc. or its successor.

“LME” means The London Metal Exchange Limited or its successor.

“NYBOT” means Board of Trade of the City of New York, Inc. or its successor.

“NYMEX” means the New York Mercantile Exchange or its successor.

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Composition of Indexes

Each Index, except each Single Commodity Sector Index, is composed of notional amounts of each of the underlying Index Commodities. Each Single Commodity Sector Index is composed of one underlying Index Commodity. The notional amount of each Index Commodity included in each multi-sector Index is intended to reflect the changes in market value of each such Index Commodity within the specific Index. The closing level of each Index is calculated on each business day by the Index Sponsor based on the closing price of the futures contracts for each of the underlying Index Commodities and the notional amounts of such Index Commodities.

Each Index, excluding each Single Commodity Sector Index, is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on the Base Date.

The composition of each Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Commodities.

Each Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the Master Fund employs a rule-based approach when it ‘rolls’ from one futures contract to another. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each Index Commodity rolls to the futures contract which generates the best possible ‘implied roll yield.’ The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in each Index. As a result, each Index Commodity is able to potentially maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contangoed market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s contribution to the Fund’s return while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the Fund’s return.

Each Index is calculated in USD on both an excess return (unfunded) and total return (funded) basis.

The futures contract price for each Index Commodity will be the exchange closing price for such Index Commodity on each weekday when banks in New York, New York are open, or Index Business Days. If a weekday is not an Exchange Business Day (as defined in the following sentence) but is an Index Business Day, the exchange closing price from the previous Index Business Day will be used for each Index Commodity. “Exchange Business Day” means, in respect of an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless either an Index disruption event or force majeure event has occurred).

On the first New York business day, or Verification Date, of each month, each Index Commodity futures contract will be tested in order to determine whether to continue including it in the applicable Index. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month, known as the Delivery Month, a new Index Commodity futures contract will be selected for inclusion in such Index. For example, if the first New York business day is May 1, 2007, and the Delivery Month of the Index Commodity futures contract currently in such Index is June 2007, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each underlying Index Commodity of an Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract. Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in such Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2007 and the Delivery Month of an Index Commodity futures contract currently in an Index is therefore June 2007, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2007 and July 2008. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.

After the futures contract selection, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th Index Business Day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodities that are leaving an Index and the new Index Commodities are then calculated.

On all days that are not monthly index roll days, the notional holdings of each Index Commodity future remains constant.

Each Index is re-weighted on an annual basis on the 6th Index Business Day of each November.

The calculation of each Index is expressed as the weighted average return of the Index Commodities.

Change in the Methodology of an Index

The Index Sponsor employs the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate each Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index Commodity or a futures contract) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of an Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of an Index. The Index Sponsor will publish notice of any such modification or change and the effective date thereof as set forth below.

Publication of Closing Levels and Adjustments

In order to calculate each indicative Index level, the Index Sponsor polls Reuters every 15 seconds to determine the real time price of each underlying futures contract with respect to each Index Commodity of the applicable Index. The Index Sponsor then applies a set of rules to these values to create the indicative level of each Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the closing level of each Index. A similar polling process is applied to the U.S. Treasury bills to determine the indicative value of the U.S. Treasury bills held by the Fund every 15 seconds throughout the trading day.

The intra-day indicative value per Share of each Fund is calculated by adding the intra-day U.S. Treasury bills level plus the intra-day level of the applicable Index which will then be applied to the last published net asset value of such Fund, less accrued fees.

The Index Sponsor publishes the closing level of each Index daily. The Managing Owner publishes the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the Index Sponsor publishes the intra-day Index level, and the Managing Owner publishes the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information is published as follows:

The current trading price per Share of each Fund (quoted in U.S. dollars) will be published continuously under its ticker symbol as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day closing level of each Index is published under its own symbol as of the close of business for the Amex each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. The most recent end-of-day net asset value of each Fund is published under its own symbol as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund is published the following morning on the consolidated tape.

End of Day Index Closing Level Symbols; End-of-Day Net Asset Value Symbols

PowerShares DB Energy Fund. The end-of-day closing level of the DBLCI-OY Energy ER is published under the symbol DBENIX. The end-of-day net asset value of PowerShares DB Energy Fund is published under the symbol DBE.NV.

PowerShares DB Oil Fund. The end-of-day closing level of the DBLCI-OY CL ER is published under the symbol DBOLIX. The end-of-day net asset value of PowerShares DB Oil Fund is published under the symbol DBO.NV.

PowerShares DB Precious Metals Fund. The end-of-day closing level of the DBLCI-OY Precious Metals ER is published under the symbol DBPMIX. The end-of-day net asset value of PowerShares DB Precious Metals Fund is published under the symbol DBP.NV.

PowerShares DB Gold Fund. The end-of-day closing level of the DBLCI-OY GC ER is published under the symbol DGLDIX. The end-of-day net asset value of PowerShares DB Gold Fund is published under the symbol DGL.NV.

PowerShares DB Silver Fund. The end-of-day closing level of the DBLCI-OY SI ER is published under the symbol DBSLIX. The end-of-day net asset value of PowerShares DB Silver Fund is published under the symbol DBS.NV.

PowerShares DB Base Metals Fund. The end-of-day closing level of the DBLCI-OY Industrial Metals ER is published under the symbol DBBMIX. The end-of-day net asset value of PowerShares DB Base Metals Fund is published under the symbol DBB.NV.

PowerShares DB Agriculture Fund. The end-of-day closing level of the DBLCI-OY Agriculture ER is published under the symbol DBAGIX. The end-of-day net asset value of PowerShares DB Agriculture Fund is published under the symbol DBA.NV.

The Managing Owner publishes the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the Index Sponsor publishes the intra-day level of each Index, and the Managing Owner publishes the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. All of the foregoing information is published under the following symbols:

Intra-Day Index Level Symbols and Intra-Day Indicative Values Per Share Symbols

PowerShares DB Energy Fund. The intra-day index level of the DBLCI-OY Energy ER is published under the symbol DBENIX. The intra-day indicative value per Share of PowerShares DB Energy Fund is published under the symbol DBE.IV.

PowerShares DB Oil Fund. The intra-day index level of the DBLCI-OY CL ER is published under the symbol DBOLIX. The intra-day indicative value per Share of PowerShares DB Oil Fund is published under the symbol DBO.IV.

PowerShares DB Precious Metals Fund. The intra-day index level of the DBLCI-OY Precious Metals ER is published under the symbol DBPMIX. The intra-day indicative value per Share of PowerShares DB Precious Metals Fund is published under the symbol DBP.IV.

PowerShares DB Gold Fund. The intra-day index level of the DBLCI-OY GC ER is published under the symbol DGLDIX. The intra-day indicative value per Share of PowerShares DB Gold Fund is published under the symbol DGL.IV.

PowerShares DB Silver Fund. The intra-day index level of the DBLCI-OY SI ER is published under the symbol DBSLIX. The intra-day indicative value per Share of PowerShares DB Silver Fund is published under the symbol DBS.IV.

PowerShares DB Base Metals Fund. The intra-day index level of the DBLCI-OY Industrial Metals ER is published under the symbol DBBMIX. The intra-day indicative value per Share of PowerShares DB Base Metals Fund is published under the symbol DBB.IV.

PowerShares DB Agriculture Fund. The intra-day index level of the DBLCI-OY Agriculture ER is published under the symbol DBAGIX. The intra-day indicative value per Share of PowerShares DB Agriculture Fund is published under the symbol DBA.IV.

Each Index’s history is also available at https://index.db.com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Indexes from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Funds, the Master Funds or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of any of the Indexes or any data included in any of the Indexes.

All of the foregoing information with respect to each Index is also published at https://index.db.com.

The Index Sponsor publishes any adjustments made to each Index on the Managing Owner’s website http://www.dbfunds.db.com and https://index.db.com, or any successor thereto.

Interruption of Index Calculation

Calculation of each Index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects an Index or any Index Commodity. Upon the occurrence of such force majeure events, the Index Sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of such Index as it considers appropriate to determine any closing level on any such appropriate Index business day; and/or

•	defer publication of the information relating to such Index until the next Index business day on which it determines that no force majeure event exists; and/or

•	permanently cancel publication of the information relating to such Index.

Additionally, calculation of an Index may also be disrupted by an event that would require the Index Sponsor to calculate the closing price in respect of the relevant Index Commodity on an alternative basis were such event to occur or exist on a day that is a trading day for such Index Commodity on the relevant exchange. If such an Index disruption event in relation to an Index Commodity as described in the prior sentence occurs and continues for a period of five successive trading days for such Index Commodity on the relevant exchange, the Index Sponsor will, in its discretion, either

•	to continue to calculate the relevant closing price for a further period of five successive trading days for such Index Commodity on the relevant exchange or

•

if such period extends beyond the five successive trading days, the Index Sponsor may elect to replace the exchange traded instrument with respect to a specific Index Commodity and shall make all necessary adjustments to the methodology and calculation of an Index as it deems appropriate.

Historical Closing Levels

Set out below are the Closing Levels and related data with respect to each Index as of March 31, 2007.

With respect to each of the Closing Levels Tables, historic daily Index Closing Levels have been calculated with respect to each Index since the Base Date of each Index.

The Base Date for each Index is as follows:

Index	Base Date
DBLCI-OY Energy ER™	June 4, 1990
DBLCI-OY CL ER™	December 2, 1988
DBLCI-OY Precious Metals ER™	December 2, 1988
DBLCI-OY GC ER™	December 2, 1988
DBLCI-OY SI ER™	December 2, 1988
DBLCI-OY Industrial Metals ER™	September 3, 1997
DBLCI-OY Agriculture ER™	December 2, 1988

Each Base Date was selected by the Index Sponsor based on the availability of price data with respect to the relevant underlying futures contracts on the Index Commodities of each Index.

Since March 2003, the historic data with respect to the closing prices of futures contracts on Sweet Light Crude Oil (CL), Heating Oil (HO), Wheat (W), Corn (C), Gold (GC) and Aluminum (MAL) originated from Reuters. Prior to March 2003, the closing prices of futures contracts on CL, HO, W, C, GC and MAL were obtained from publicly available information from Logical Information Machines (http://www.lim.com), Bloomberg and Reuters. The Index Sponsor has not independently verified the information extracted from these sources. The Index calculation methodology and commodity future selection are the same prior to and following March 2003.

Since June 2006, the historic data with respect to the closing prices of futures contracts on Brent Crude Oil (LCO), RBOB Gasoline (XB), Natural Gas (NG), Silver (SI), Zinc (MZN), Copper—Grade A (MCU), Soybeans (S) and Sugar (SB) originated from Reuters. Prior to June 2006, the closing prices of futures contracts on LCO, XB, NG, SI, MZN, MCU, S and SB were obtained from publicly available information from Logical Information Machines (http://www.lim.com), Bloomberg and Reuters. The Index Sponsor has not independently verified the information extracted from these sources. The Index calculation methodology and commodity future selection are the same prior to and following June 2006.

The Index Sponsor used the return of Unleaded Gasoline (traded on the NYMEX under the symbol

“HU”) as a proxy with respect to XB prior to November 2005. On and after November 2005, the Index Sponsor obtained historic data from Reuters with respect to XB. The Index Sponsor considers the use of HU as a proxy for XB prior to November 2005 to be appropriate because XB and HU are sufficiently similar in nature.

Complete price histories regarding certain futures contracts on the Index Commodities were not available (e.g., due to lack of trading on specific days). In the event that prices on such futures contracts on the Index Commodities were unavailable during a contract selection day, such futures contracts were excluded from the futures contract selection process. The Index Sponsor believes that the incomplete price histories should not have a material impact on the calculation of any of the Indexes.

Each Index Closing Level is equal to the weighted sum of the market value of the commodity futures contracts of all the respective Index Commodities that comprise each specific Index. The market value of the commodity futures contracts of an Index Commodity is equal to the number of commodity futures contracts of an Index Commodity held multiplied by the commodity futures contracts closing price of an Index Commodity.

The weight of each Index Commodity of a specific Index is linked to the number of commodity futures contracts held of such Index Commodity and the price of commodity futures contracts of the Index Commodity. The weight of an Index Commodity is defined as the market value of the commodity futures contracts of the Index Commodity divided by the sum of all market values of all commodity futures contracts of the Index Commodities that comprise and Index multiplied by 100%.

The Index Commodities Weights Tables reflect the range of the weightings with respect to each of the Index Commodities used to calculate each Index.

The Index rules stipulate the holding in each Index Commodity futures contract. Holdings in each Index Commodity change during the Index rebalancing periods as determined by the optimum yield roll rules.

Cautionary Statement–Statistical Information

Various statistical information is presented on the following pages, relating to the Closing Levels of each Index, on an annual and cumulative basis, including certain comparisons of each Index to other commodities indices. In reviewing such information, prospective investors should consider that:

•	Changes in Closing Levels of each Index during any particular period or market cycle may be volatile.

Index	Worst Peak-to-Valley Drawdown and Time Period	Worst Monthly Drawdown and Month and Year
DBLCI-OY Energy ER™	(50.61)%, 11/96 – 2/99	(20.26)%, 1/91

DBLCI-OY CL ER™	(57.75)%, 11/96 –2/99	(20.37)%, 1/91

DBLCI-OY Precious Metals ER™	(65.97)%, 12/88 –3/01	(13.03)%, 4/04

DBLCI-OY GC ER™	(66.87)%, 12/88 –3/01	(9.58)%, 3/90

DBLCI-OY SI ER™	(66.49)%, 12/88 –11/01	(23.26)%, 4/04

DBLCI-OY Industrial Metals ER™	(44.10)%, 9/97 –9/02	(9.39)%, 1/07

DBLCI-OY Agriculture ER™	(61.14)%, 4/96 –4/02	(9.84)%, 7/90

For example, the “Worst Peak-to-Valley Drawdown” of each Index, represents the greatest percentage decline from any month-end Closing Level, without such Closing Level being equaled or exceeded as of a subsequent month-end, which occurred during the above-listed time period.

The “Worst Monthly Drawdown” of each Index occurred during the above-listed month and year.

See “Volatility of the Various Indexes” on the page 47.

•

Neither the fees charged by any Fund nor the execution costs associated with establishing futures positions in the Index Commodities are incorporated into the Closing Levels of each Index. Accordingly, such Index Levels have not been reduced by the costs associated with an actual investment, such as a Fund, with an investment objective of tracking the corresponding Index.

•

The Indexes were established between May-July 2006, and are independently calculated by Deutsche Bank AG London, the Index Sponsor. The Index calculation methodology and commodity futures contracts selection is the same before and after May-July 2006, as described above. Accordingly, the Closing Levels of each Index, terms of each Index methodology and Index Commodities, reflect an element of hindsight at the time each Index was established. See “Risk Factors—(10) You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares” and “—(11) Fewer Representative Commodities May Result In Greater Index Volatility.”

WHILE EACH FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE CORRESPONDING INDEX, BECAUSE EACH INDEX WAS ESTABLISHED BETWEEN MAY-JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT EACH INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT EACH FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE CORRESPONDING INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SINCE INCEPTION WITH RESPECT TO EACH INDEX THROUGH MAY-JULY 2006, AS APPLICABLE, EACH INDEX’S CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF EACH FUND’S EFFORTS TO TRACK ITS CORRESPONDING INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR EACH FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH EACH FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Volatility of the Various Indexes

The following table1 reflects various measures of volatility2 of the history of each Index as calculated on an excess return basis:

Volatility Type	DBLCI-OY Energy ER™[3]	DBLCI-OY CL ER™[4]	DBLCI-OY Precious Metals ER™[4]	DBLCI-OY GC ER™[4]	DBLCI-OY SI ER™[4]	DBLCI-OY Industrial Metals ER™[5]	DBLCI-OY Agriculture ER™[4]
Daily volatility over full history	24.65%	26.77%	14.99%	14.04%	23.93%	18.06%	14.65%
Average rolling 3 month daily volatility	23.05%	25.37%	14.09%	13.05%	22.58%	16.68%	14.19%
Monthly return volatility	24.19%	25.19%	14.11%	13.21%	23.33%	18.18%	13.93%
Average annual volatility	24.33%	26.28%	14.36%	13.42%	22.44%	16.92%	14.31%

The following table reflects the daily volatility on an annual basis of each Index:

Year	DBLCI-OY Energy ER™[3]	DBLCI-OY CL ER™[4]	DBLCI-OY Precious Metals ER™[4]	DBLCI-OY GC ER™[4]	DBLCI-OY SI ER™[4]	DBLCI-OY Industrial Metals ER™[5]	DBLCI-OY Agriculture ER™[4]
1988	—	26.56%	11.17%	11.41%	10.73%	—	9.60%
1989	—	28.11%	13.57%	13.14%	18.53%	—	15.30%
1990	44.82%	40.56%	16.71%	17.67%	19.41%	—	12.77%
1991	31.03%	29.57%	13.63%	12.63%	23.40%	—	15.70%
1992	14.60%	16.66%	8.90%	8.32%	15.67%	—	12.02%
1993	15.25%	17.70%	16.81%	14.44%	28.37%	—	12.81%
1994	18.05%	20.13%	12.08%	9.60%	23.28%	—	13.20%
1995	13.45%	17.07%	9.89%	6.62%	26.37%	—	11.56%
1996	23.86%	31.02%	7.74%	6.17%	17.62%	—	14.73%
1997	18.29%	21.51%	13.51%	12.60%	24.68%	11.99%	12.85%
1998	23.80%	27.97%	14.60%	12.84%	29.22%	14.38%	14.13%
1999	24.43%	27.10%	16.54%	17.35%	21.74%	14.07%	17.49%
2000	28.21%	32.19%	14.01%	15.02%	14.41%	11.78%	15.71%
2001	27.56%	29.77%	13.79%	14.44%	17.22%	12.57%	14.55%
2002	24.63%	25.52%	13.51%	13.44%	17.43%	13.12%	15.07%
2003	26.34%	26.59%	16.17%	16.66%	20.32%	13.86%	12.47%
2004	28.71%	30.80%	19.48%	16.25%	35.48%	20.85%	19.40%
2005	27.49%	26.55%	13.23%	12.38%	21.32%	18.18%	16.31%
2006	22.01%	22.01%	28.97%	22.81%	41.21%	32.26%	16.57%
2007[1]	25.42%	28.18%	15.84%	14.65%	22.37%	23.09%	13.99%

[1]	As of March 31, 2007. Past Index levels are not necessarily indicative of future Index levels.
[2]	Volatility, for these purposes, means the following:
Daily Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.
Monthly Return Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.
Average Annual Volatility: The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.
[3]	As of June 4, 1990. Past Index levels are not necessarily indicative of future Index levels.
[4]	As of December 2, 1988. Past Index levels are not necessarily indicative of future Index levels.
[5]	As of September 3, 1997. Past Index levels are not necessarily indicative of future Index levels.

ENERGY SECTOR DATA

RELATING TO

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY

EXCESS RETURN™

(DBLCI-OY ENERGY ER™)

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY

EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1990[5]	179.19	96.66	45.52%	45.52%
1991	147.42	107.20	-20.99%	14.98%
1992	137.39	110.88	9.57%	25.99%
1993	138.78	100.51	-20.19%	0.56%
1994	122.19	95.20	6.96%	7.56%
1995	119.82	102.02	11.00%	19.39%
1996	197.83	111.99	63.92%	95.71%
1997	204.30	159.71	-18.40%	59.71%
1998	160.51	97.65	-36.95%	0.70%
1999	178.20	92.77	72.80%	74.00%
2000	298.97	167.50	41.06%	145.44%
2001	278.42	192.42	-16.74%	104.36%
2002	298.19	194.55	41.97%	190.12%
2003	391.72	284.31	32.29%	283.81%
2004	715.99	383.42	54.72%	493.84%
2005	1037.13	582.46	55.14%	821.29%
2006	1074.96	812.65	-10.74%	722.36%
2007[6]	873.86	709.23	6.26%	773.86%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY EXCESS RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY

TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1990[5]	183.60	97.33	51.88%	51.88%
1991	154.30	112.85	-16.53%	26.77%
1992	155.82	122.35	13.48%	43.86%
1993	160.01	118.31	-17.71%	18.38%
1994	147.06	112.95	11.67%	32.19%
1995	155.68	127.46	17.38%	55.17%
1996	270.11	146.19	72.56%	167.77%
1997	279.83	227.35	-14.08%	130.07%
1998	232.17	147.51	-33.81%	52.29%
1999	282.30	141.11	81.15%	175.87%
2000	496.29	265.84	49.64%	312.83%
2001	476.58	334.41	-13.77%	255.97%
2002	527.96	339.16	44.32%	413.72%
2003	700.53	505.36	33.65%	586.61%
2004	1293.70	686.54	56.88%	977.16%
2005	1917.92	1056.70	60.14%	1625.00%
2006	2070.40	1595.93	-6.33%	1515.87%
2007[6]	1738.68	1397.07	7.60%	1638.68%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY TOTAL RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 54.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY

EXCESS RETURN™

	CL7		HO7		LCO[7]		XB7		NG7
	High[1]	Low[2]	High	Low	High	Low	High	Low	High	Low
1990[5]	21.8%	21.9%	21.4%	22.6%	27.2%	22.2%	23.4%	22.4%	6.2%	10.9%
1991	21.8%	22.5%	22.8%	22.7%	23.8%	20.0%	21.5%	21.8%	10.1%	13.1%
1992	21.3%	22.3%	23.1%	23.1%	21.6%	21.5%	21.7%	22.2%	12.3%	10.8%
1993	21.6%	22.1%	21.5%	22.8%	21.1%	22.7%	21.4%	22.0%	14.4%	10.4%
1994	20.6%	21.7%	22.4%	22.5%	24.7%	21.9%	23.0%	21.8%	9.3%	12.1%
1995	22.9%	24.3%	21.2%	22.1%	23.1%	23.0%	23.1%	21.9%	9.7%	8.8%
1996	22.6%	22.6%	21.6%	21.1%	22.0%	22.5%	21.8%	22.9%	12.0%	10.9%
1997	23.2%	22.5%	21.6%	22.6%	22.2%	21.6%	21.4%	23.1%	11.4%	10.1%
1998	22.4%	22.7%	22.9%	23.4%	21.3%	21.1%	23.5%	22.5%	9.9%	10.4%
1999	22.7%	23.1%	21.9%	22.0%	23.0%	22.2%	23.3%	22.3%	9.1%	10.4%
2000	21.8%	22.9%	22.5%	22.2%	21.2%	22.8%	23.2%	23.2%	11.4%	8.9%
2001	23.5%	22.9%	22.0%	22.2%	21.4%	21.8%	22.5%	22.7%	10.5%	10.4%
2002	21.4%	23.2%	22.4%	22.5%	24.2%	22.6%	21.8%	23.2%	10.3%	8.5%
2003	22.7%	21.2%	22.6%	21.5%	22.3%	23.2%	22.3%	21.8%	10.2%	12.3%
2004	23.9%	22.6%	23.0%	22.2%	23.2%	21.8%	21.0%	22.9%	8.8%	10.5%
2005	20.6%	22.3%	23.5%	22.7%	21.8%	22.3%	24.9%	23.0%	9.1%	9.7%
2006	23.3%	22.8%	22.7%	22.7%	23.2%	22.9%	25.3%	22.8%	5.5%	8.7%
2007[6]	22.2%	22.1%	22.9%	23.0%	22.1%	22.1%	23.1%	22.6%	9.7%	10.2%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY EXCESS RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY

TOTAL RETURN™

	CL7		HO7		LCO[7]		XB7		NG7
	High[1]	Low[2]	High	Low	High	Low	High	Low	High	Low
1990[5]	21.8%	21.9%	21.4%	22.6%	27.2%	22.2%	23.4%	22.4%	6.2%	10.9%
1991	21.8%	22.5%	22.8%	22.7%	23.8%	20.0%	21.5%	21.8%	10.1%	13.1%
1992	21.3%	22.3%	23.2%	23.1%	21.6%	21.5%	21.5%	22.2%	12.5%	10.8%
1993	21.6%	22.1%	21.5%	22.8%	21.1%	22.7%	21.4%	22.0%	14.4%	10.4%
1994	20.6%	21.7%	22.4%	22.5%	24.7%	21.9%	23.0%	21.8%	9.3%	12.1%
1995	22.9%	22.9%	21.2%	22.4%	23.1%	23.1%	23.1%	23.3%	9.7%	8.4%
1996	22.6%	22.6%	21.6%	21.1%	22.0%	22.5%	21.8%	22.9%	12.0%	10.9%
1997	23.2%	22.0%	21.6%	22.8%	22.2%	21.1%	21.4%	23.7%	11.4%	10.3%
1998	22.4%	22.7%	22.9%	23.4%	21.3%	21.1%	23.5%	22.5%	9.9%	10.4%
1999	22.9%	23.1%	22.3%	22.0%	22.8%	22.2%	23.3%	22.3%	8.6%	10.4%
2000	21.8%	22.9%	22.5%	22.2%	21.2%	22.8%	23.2%	23.2%	11.4%	8.9%
2001	23.5%	22.9%	22.0%	22.2%	21.4%	21.8%	22.5%	22.7%	10.5%	10.4%
2002	21.4%	23.2%	22.4%	22.5%	24.2%	22.6%	21.8%	23.2%	10.3%	8.5%
2003	22.7%	21.2%	22.6%	21.5%	22.3%	23.2%	22.3%	21.8%	10.2%	12.3%
2004	23.9%	22.6%	23.0%	22.2%	23.2%	21.8%	21.0%	22.9%	8.8%	10.5%
2005	20.6%	22.3%	23.5%	22.7%	21.8%	22.3%	24.9%	23.0%	9.1%	9.7%
2006	23.3%	22.8%	22.7%	22.7%	23.2%	22.9%	25.3%	22.8%	5.5%	8.7%
2007[6]	22.2%	22.1%	22.9%	23.0%	22.1%	22.1%	23.1%	22.6%	9.7%	10.2%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY TOTAL RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 54.

All statistics based on data from June 4, 1990 to March 31, 2007.

VARIOUS STATISTICAL MEASURES	DBLCI-OY Energy ER8	DBLCI-OY Energy TR9	Goldman Sachs US Energy Total Return[10]
Annualized Changes to Index Level[11]	13.7%	18.5%	10.0%
Average rolling 3 month daily volatility[12]	23.1%	23.1%	29.3%
Sharpe Ratio[13]	0.42	0.63	0.20
% of months with positive change[14]	56%	57%	53%
Average monthly positive change[15]	5.9%	6.2%	7.7%
Average monthly negative change[16]	-4.7%	-4.4%	-6.2%

ANNUALIZED INDEX LEVELS[17]	DBLCI-OY Energy ER8	DBLCI-OY Energy TR9	Goldman Sachs US Energy Total Return[10]
1 year	-6.8%	-2.1%	-18.7%
3 year	26.2%	30.6%	6.0%
5 year	28.4%	31.7%	14.3%
7 year	23.4%	27.2%	12.5%
10 year	17.6%	22.0%	10.0%
15 year	14.3%	18.8%	8.2%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1990 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 54.

COMPARISON OF DBLCI-OY ENERGY ER, DBLCI-OY ENERGY TR AND GOLDMAN SACHS US ENERGY TOTAL RETURN

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY Energy ER, DBLCI-OY Energy TR and Goldman Sachs US Energy Total Return are indices and do not reflect actual trading.

DBLCI-OY Energy TR and Goldman Sachs US Energy Total Return are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1990 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 54.

COMPARISON OF DBLCI-OY ENERGY TR AND GOLDMAN SACHS US ENERGY

TOTAL RETURN

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY Energy TR and Goldman Sachs US Energy Total Return are indices and do not reflect actual trading.

DBLCI-OY Energy TR and Goldman Sachs US Energy Total Return are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1990 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 54.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.

2.	“Low” reflects the lowest closing level of the Index during the applicable year.

3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5.	Closing levels as of inception on June 4, 1990.

6.	Closing levels as of March 31, 2007.

7.	The Deutsche Bank Liquid Commodity Index–Optimum Yield Energy Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Energy Total Return™ reflect the change in market value of the following underlying index commodities: CL (Sweet Light Crude Oil), HO (Heating Oil), LCO (Brent Crude Oil), XB (RBOB Gasoline) and NG (Natural Gas) on an optimum yield basis.

8.	“DBLCI-OY Energy ER™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Energy Excess Return™.

9.	“DBLCI-OY Energy TR™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Energy Total Return™.

10.	“Goldman Sachs US Energy Total Return” is Goldman Sachs US Energy Total Return.

11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.

12.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability—often referred to as the “standard deviation”—of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 4.02%.

14.	“% of months with positive change” during the period from inception to March 31, 2007.

15.	“Average monthly positive change” during the period from inception to March 31, 2007.

16.	“Average monthly negative change” during the period from inception to March 31, 2007.

17.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT

THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1990 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

CRUDE OIL SECTOR DATA

RELATING TO

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL

EXCESS RETURN™

(DBLCI-OY CL ER™)

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL

EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	112.02	97.53	12.02%	12.02%
1989	192.01	110.98	71.41%	92.01%
1990	294.82	160.13	24.79%	139.61%
1991	238.71	175.06	-15.63%	102.15%
1992	224.82	189.93	0.68%	103.52%
1993	217.01	152.46	-24.79%	53.08%
1994	173.31	142.13	5.59%	61.64%
1995	202.32	157.90	25.16%	102.32%
1996	414.35	185.87	104.80%	314.35%
1997	425.66	303.27	-26.65%	203.93%
1998	302.95	171.33	-40.94%	79.51%
1999	346.30	165.23	85.26%	232.56%
2000	551.67	325.69	31.04%	335.79%
2001	532.29	390.80	-3.95%	318.57%
2002	608.00	399.11	41.61%	492.76%
2003	847.48	574.29	39.55%	727.21%
2004	1632.10	824.87	63.83%	1255.23%
2005	2171.79	1319.88	42.95%	1837.28%
2006	2389.01	1856.67	-2.48%	1789.17%
2007[6]	1950.62	1571.31	3.00%	1845.89%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL EXCESS RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL

TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	112.73	97.60	12.73%	12.73%
1989	209.87	111.81	86.17%	109.87%
1990	341.64	182.36	34.76%	182.82%
1991	295.24	208.42	-10.88%	152.05%
1992	288.22	237.02	4.27%	162.81%
1993	281.69	202.92	-22.45%	103.80%
1994	235.88	190.71	10.24%	124.67%
1995	297.36	219.85	32.36%	197.36%
1996	641.10	274.37	115.60%	541.10%
1997	659.34	493.93	-22.77%	395.14%
1998	495.55	292.68	-37.99%	207.03%
1999	620.64	284.23	94.21%	496.27%
2000	1035.63	584.55	39.02%	728.92%
2001	1030.69	768.08	-0.53%	724.54%
2002	1217.32	786.82	43.96%	1087.00%
2003	1713.97	1154.40	40.99%	1573.50%
2004	3334.95	1670.29	66.12%	2679.95%
2005	4541.88	2707.94	47.56%	4002.06%
2006	5203.49	3969.14	2.34%	4097.88%
2007[6]	4387.78	3499.36	4.30%	4278.35%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL TOTAL RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 62.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL

EXCESS RETURN™

	CL7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007[6]	100%	100%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL EXCESS RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL

TOTAL RETURN™

	CL7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007[6]	100%	100%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL TOTAL RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 62.

All statistics based on data from December 2, 1988 to March 31, 2007.

VARIOUS STATISTICAL MEASURES	DBLCI-OY CL ER8	DBLCI-OY CL TR9	Goldman Sachs Crude Oil Total Return Index[10]
Annualized Changes to Index Level[11]	17.6%	22.9%	17.4%
Average rolling 3 month daily volatility[12]	25.3%	25.3%	31.5%
Sharpe Ratio[13]	0.52	0.73	0.42
% of months with positive change[14]	58%	59%	58%
Average monthly positive change[15]	6.3%	6.6%	8.0%
Average monthly negative change[16]	-4.9%	-4.7%	-6.7%

ANNUALIZED INDEX LEVELS[17]	DBLCI-OY CL ER8	DBLCI-OY CL TR9	Goldman Sachs Crude Oil Total Return Index[10]
1 year	-5.5%	-0.7%	-18.1%
3 year	26.9%	31.3%	8.8%
5 year	30.1%	33.5%	19.1%
7 year	26.0%	29.9%	16.0%
10 year	18.9%	23.2%	12.8%
15 year	16.4%	20.9%	13.9%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 62.

COMPARISON OF DBLCI-OY CL ER, DBLCI-OY CL TR AND GOLDMAN SACHS CRUDE OIL TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY CL ER, DBLCI-OY CL TR and Goldman Sachs Crude Oil Total Return Index are indices and do not reflect actual trading. DBLCI-OY CL TR and Goldman Sachs Crude Oil Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 62.

COMPARISON OF DBLCI-OY CL TR AND GOLDMAN SACHS CRUDE OIL TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY CL TR and Goldman Sachs Crude Oil Total Return Index are indices and do not reflect actual trading. DBLCI-OY CL TR and Goldman Sachs Crude Oil Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 62.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.

2.	“Low” reflects the lowest closing level of the Index during the applicable year.

3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5.	Closing levels as of inception on December 2, 1988.

6.	Closing levels as of March 31, 2007.

7.	The Deutsche Bank Liquid Commodity Index–Optimum Yield Crude Oil Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Crude Oil Total Return™ reflect the change in market value of CL (Sweet Light Crude Oil) on an optimum yield basis.

8.	“DBLCI-OY CL ER™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Crude Oil Excess Return™.

9.	“DBLCI-OY CL TR™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Crude Oil Total Return™.

10.	“Goldman Sachs Crude Oil Total Return Index” is Goldman Sachs Crude Oil Total Return Index.

11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.

12.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability—often referred to as the “standard deviation”—of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 4.35%.

14.	“% of months with positive change” during the period from inception to March 31, 2007.

15.	“Average monthly positive change” during the period from inception to March 31, 2007.

16.	“Average monthly negative change” during the period from inception to March 31, 2007.

17.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE

HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

PRECIOUS METALS SECTOR DATA

RELATING TO

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS EXCESS RETURN™

(DBLCI-OY PRECIOUS METALS ER™)

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS

EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.45	94.47	-5.10%	-5.10%
1989	95.07	78.33	-10.54%	-15.10%
1990	88.33	70.07	-12.51%	-25.72%
1991	75.34	62.42	-15.60%	-37.30%
1992	64.28	56.55	-9.44%	-43.22%
1993	71.31	55.38	18.49%	-32.72%
1994	68.95	61.70	-6.24%	-36.92%
1995	65.86	60.00	-4.13%	-39.53%
1996	65.24	54.89	-9.22%	-45.11%
1997	55.35	43.82	-17.28%	-54.59%
1998	48.63	40.62	-7.08%	-57.81%
1999	45.88	37.10	-1.70%	-58.53%
2000	44.35	36.32	-11.36%	-63.24%
2001	37.53	33.78	-2.66%	-64.22%
2002	42.57	35.33	18.95%	-57.43%
2003	50.84	39.24	19.06%	-49.32%
2004	57.55	46.00	6.35%	-46.10%
2005	64.36	50.94	16.97%	-36.95%
2006	89.86	63.88	21.19%	-23.60%
2007[6]	82.78	72.62	2.93%	-21.35%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS EXCESS RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS

TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.52	95.05	-4.49%	-4.49%
1989	98.10	83.59	-2.82%	-7.18%
1990	97.35	81.17	-5.51%	-12.30%
1991	89.20	77.58	-10.84%	-21.81%
1992	80.34	72.71	-6.21%	-26.66%
1993	93.75	71.94	22.16%	-10.41%
1994	93.57	85.44	-2.11%	-12.31%
1995	93.31	84.23	1.38%	-11.10%
1996	96.38	84.72	-4.43%	-15.04%
1997	86.39	71.19	-12.91%	-26.00%
1998	80.52	68.46	-2.45%	-27.81%
1999	81.29	65.38	3.05%	-25.61%
2000	80.04	68.62	-5.96%	-30.05%
2001	73.58	65.10	0.81%	-29.48%
2002	85.28	69.70	20.93%	-14.72%
2003	102.89	78.85	20.29%	2.58%
2004	117.90	93.42	7.84%	10.62%
2005	136.03	104.80	20.74%	33.56%
2006	193.51	135.42	27.17%	69.85%
2007[6]	185.49	161.55	4.23%	77.03%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS TOTAL RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 70.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS

EXCESS RETURN™

	GC7		SI7
	High[1]	Low[2]	High	Low
1988[5]	80.0%	79.6%	20.0%	20.4%
1989	79.7%	80.9%	20.3%	19.1%
1990	81.2%	80.0%	18.8%	20.0%
1991	80.9%	80.5%	19.1%	19.5%
1992	78.8%	80.1%	21.2%	19.9%
1993	77.3%	80.3%	22.7%	19.7%
1994	76.6%	81.7%	23.4%	18.3%
1995	78.7%	82.3%	21.3%	17.7%
1996	79.9%	79.8%	20.1%	20.2%
1997	77.8%	77.0%	22.2%	23.0%
1998	75.9%	78.5%	24.1%	21.5%
1999	80.0%	77.2%	20.0%	22.8%
2000	80.1%	80.4%	19.9%	19.6%
2001	82.1%	81.0%	17.9%	19.0%
2002	80.7%	79.5%	19.3%	20.5%
2003	78.6%	80.4%	21.4%	19.6%
2004	79.7%	77.9%	20.3%	22.1%
2005	79.3%	81.2%	20.7%	18.8%
2006	76.1%	79.6%	23.9%	20.4%
2007[6]	79.1%	80.1%	20.9%	19.9%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS

TOTAL RETURN™

	GC7		SI7
	High[1]	Low[2]	High	Low
1988[5]	80.0%	79.6%	20.0%	20.4%
1989	79.5%	80.2%	20.5%	19.8%
1990	81.2%	79.8%	18.8%	20.2%
1991	80.9%	79.6%	19.1%	20.4%
1992	79.1%	80.1%	20.9%	19.9%
1993	77.1%	80.3%	22.9%	19.7%
1994	77.0%	81.7%	23.0%	18.3%
1995	77.8%	82.3%	22.2%	17.7%
1996	79.9%	80.1%	20.1%	19.9%
1997	77.8%	77.0%	22.2%	23.0%
1998	75.9%	78.5%	24.1%	21.5%
1999	80.0%	77.2%	20.0%	22.8%
2000	80.1%	80.2%	19.9%	19.8%
2001	82.1%	81.0%	17.9%	19.0%
2002	80.4%	79.5%	19.6%	20.5%
2003	78.6%	80.4%	21.4%	19.6%
2004	79.7%	77.9%	20.3%	22.1%
2005	79.3%	81.2%	20.7%	18.8%
2006	76.1%	79.6%	23.9%	20.4%
2007[6]	79.1%	80.1%	20.9%	19.9%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 70.

All statistics based on data from December 2, 1988 to March 31, 2007.

VARIOUS STATISTICAL MEASURES	DBLCI-0Y Precious Metals ER8	DBLCI-OY Precious Metals TR9	Goldman Sachs US Precious Metals Total Return[10]
Annualized Changes to Index Level[11]	-1.3%	3.2%	3.3%
Average rolling 3 month daily volatility[12]	14.1%	14.1%	13.5%
Sharpe Ratio[13]	-0.40	-0.08	-0.08
% of months with positive change[14]	44%	49%	50%
Average monthly positive change[15]	3.5%	3.4%	3.2%
Average monthly negative change[16]	-2.8%	-2.6%	-2.6%

ANNUALIZED INDEX LEVELS[17]	DBLCI-0Y Precious Metals ER8	DBLCI-OY Precious Metals TR9	Goldman Sachs US Precious Metals Total Return[10]
1 year	8.9%	14.4%	13.2%
3 year	12.5%	16.5%	16.4%
5 year	15.4%	18.4%	17.2%
7 year	10.3%	13.7%	13.4%
10 year	4.0%	7.8%	8.0%
15 year	1.7%	5.7%	5.8%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 70.

COMPARISON OF DBLCI-OY PRECIOUS METALS ER, DBLCI-OY PRECIOUS METALS TR AND

GOLDMAN SACHS US PRECIOUS METALS TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY Precious Metals ER, DBLCI-OY Precious Metals TR and Goldman Sachs US Precious Metals Total Return Index are indices and do not reflect actual trading. DBLCI-OY Precious Metals TR and Goldman Sachs US Precious Metals Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 70.

COMPARISON OF DBLCI-OY PRECIOUS METALS TR AND GOLDMAN SACHS US PRECIOUS METALS TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY Precious Metals TR and Goldman Sachs US Precious Metals Total Return Index are indices and do not reflect actual trading. DBLCI-OY Precious Metals TR and Goldman Sachs US Precious Metals Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 70.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.

2.	“Low” reflects the lowest closing level of the Index during the applicable year.

3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5.	Closing levels as of inception on December 2, 1988.

6.	Closing levels as of March 31, 2007.

7.	The Deutsche Bank Liquid Commodity Index–Optimum Yield Precious Metals Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Precious Metals Total Return™ reflect the change in market value of the following underlying index commodities: GC (Gold) and SI (Silver) on an optimum yield basis.

8.	“DBLCI-OY Precious Metals ER™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Precious Metals Excess Return™.

9.	“DBLCI-OY Precious Metals TR™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Precious Metals Total Return™.

10.	“Goldman Sachs US Precious Metals Total Return” is Goldman Sachs US Precious Metals Total Return.

11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.

12.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability—often referred to as the “standard deviation”—of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 4.35%.

14.	“% of months with positive change” during the period from inception to March 31, 2007.

15.	“Average monthly positive change” during the period from inception to March 31, 2007.

16.	“Average monthly negative change” during the period from inception to March 31, 2007.

17.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT

THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

GOLD SECTOR DATA

RELATING TO

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD EXCESS RETURN™

(DBLCI-OY GC ER™)

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.43	94.00	-5.59%	-5.59%
1989	94.66	79.15	-7.60%	-12.77%
1990	91.16	72.70	-9.12%	-20.72%
1991	80.68	66.43	-15.91%	-33.34%
1992	67.23	60.20	-9.29%	-39.53%
1993	73.24	59.14	14.87%	-30.54%
1994	70.04	64.50	-5.82%	-34.58%
1995	66.28	61.54	-4.98%	-37.84%
1996	66.44	57.01	-8.28%	-42.99%
1997	56.60	42.01	-25.00%	-57.24%
1998	46.03	39.77	-3.80%	-58.87%
1999	44.76	34.92	-3.54%	-60.32%
2000	43.19	34.95	-10.07%	-64.32%
2001	36.96	32.79	-2.15%	-65.08%
2002	43.15	34.85	23.03%	-57.04%
2003	50.90	39.63	18.18%	-49.24%
2004	54.99	45.62	3.76%	-47.33%
2005	61.77	49.36	14.51%	-39.68%
2006	82.59	61.37	16.20%	-29.91%
2007[6]	75.03	66.67	2.85%	-27.92%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.49	94.58	-4.99%	-4.99%
1989	99.14	83.75	0.37%	-4.64%
1990	100.47	82.41	-1.85%	-6.40%
1991	95.52	81.79	-11.18%	-16.86%
1992	84.33	77.40	-6.06%	-21.90%
1993	96.27	76.75	18.43%	-7.50%
1994	94.61	88.08	-1.68%	-9.06%
1995	93.77	88.12	0.48%	-8.62%
1996	98.16	88.05	-3.43%	-11.76%
1997	87.63	68.28	-21.03%	-30.32%
1998	76.21	67.02	0.99%	-29.62%
1999	79.30	61.54	1.12%	-28.84%
2000	77.95	65.87	-4.59%	-32.10%
2001	72.45	63.19	1.34%	-31.19%
2002	86.44	68.69	25.06%	-13.95%
2003	103.01	79.65	19.39%	2.74%
2004	112.66	92.65	5.21%	8.09%
2005	130.59	101.92	18.20%	27.77%
2006	177.84	130.09	21.94%	55.81%
2007[6]	168.12	148.31	4.14%	62.26%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 78.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD EXCESS RETURN™

	GC7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007[6]	100%	100%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD TOTAL RETURN™

	GC7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007[6]	100%	100%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 78.

All statistics based on data from December 2, 1988 to March 31, 2007.

VARIOUS STATISTICAL MEASURES	DBLCI-OY GC ER8	DBLCI-OY GC TR9	Gold Spot Fix pm10
Annualized Changes to Index Level[11]	-1.8%	2.7%	2.5%
Average rolling 3 month daily volatility[12]	13.1%	13.1%	12.7%
Sharpe Ratio[13]	-0.47	-0.13	-0.15
% of months with positive change[14]	43%	47%	50%
Average monthly positive change[15]	3.3%	3.3%	3.2%
Average monthly negative change[16]	-2.6%	-2.4%	-2.6%

ANNUALIZED INDEX LEVELS[17]	DBLCI-OY GC ER8	DBLCI-OY GC TR9	Gold Spot Fix pm10
1 year	7.4%	12.9%	13.7%
3 year	11.5%	15.4%	16.0%
5 year	13.7%	16.7%	17.0%
7 year	9.6%	13.0%	13.3%
10 year	2.9%	6.7%	6.6%
15 year	0.8%	4.8%	4.5%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 78.

COMPARISON OF DBLCI-OY GC ER, DBLCI-OY GC TR AND GOLD SPOT FIX PM

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY GC ER and DBLCI-OY GC TR are indices and do not reflect actual trading. Gold Spot Fix pm reflects a composite of actual trading prices. DBLCI-OY GC TR is calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 78.

COMPARISON OF DBLCI-OY GC TR AND GOLD SPOT FIX PM

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBLCI-OY GC TR is an index and does not reflect actual trading. Gold Spot Fix pm reflects a composite of actual trading prices. DBLCI-OY GC TR is calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 78.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.

2.	“Low” reflects the lowest closing level of the Index during the applicable year.

3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5.	Closing levels as of inception on December 2, 1988.

6.	Closing levels as of March 31, 2007.

7.	The Deutsche Bank Liquid Commodity Index–Optimum Yield Gold Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Gold Total Return™ reflect the change in market value of GC (Gold) on an optimum yield basis.

8.	“DBLCI-OY GC ER™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Gold Excess Return™.

9.	“DBLCI-OY GC TR™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Gold Total Return™.

10.	“Gold Spot Fix pm” is an internationally published benchmark for gold and is available through The London Bullion Market Association’s (the “LBMA”) website at http://www.lbma.org.uk/statistics_historic.htm. The fixings are fully transparent and are therefore used to determine the accepted average price of gold. As a benchmark, many other financial instruments (such as cash-settled swaps and options) are priced off the fixing. The gold fixing started in 1919. The gold fixing is conducted twice a day by telephone, at approximately 10:30 am and 3:00 pm. The five Gold Fixing members are the Bank of Nova Scotia–ScotiaMocatta, Barclays Bank Plc, Deutsche Bank AG, HSBC Bank USA, NA and Société Générale.

11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.

12.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability—often referred to as the “standard deviation”—of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 4.35%.

14.	“% of months with positive change” during the period from inception to March 31, 2007.

15.	“Average monthly positive change” during the period from inception to March 31, 2007.

16.	“Average monthly negative change” during the period from inception to March 31, 2007.

17.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

SILVER SECTOR DATA

RELATING TO

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER EXCESS RETURN™

(DBLCI-OY SI ER™)

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.56	96.35	-3.14%	-3.14%
1989	98.80	74.81	-21.67%	-24.12%
1990	77.71	52.83	-26.21%	-44.01%
1991	58.55	46.28	-14.31%	-52.02%
1992	53.20	42.91	-10.01%	-56.83%
1993	62.57	41.28	33.57%	-42.33%
1994	64.94	49.92	-8.36%	-47.15%
1995	64.61	46.95	-0.55%	-47.45%
1996	58.86	45.10	-13.26%	-54.41%
1997	56.61	38.79	17.06%	-46.63%
1998	61.92	41.66	-17.16%	-55.79%
1999	49.84	42.50	5.74%	-53.26%
2000	47.98	39.06	-16.40%	-60.93%
2001	40.38	32.68	-6.36%	-63.41%
2002	41.20	34.04	4.25%	-61.86%
2003	46.80	34.43	22.10%	-53.43%
2004	63.99	43.08	13.63%	-47.08%
2005	68.75	50.02	27.66%	-32.44%
2006	110.77	67.36	40.22%	-5.27%
2007[6]	107.53	89.75	3.28%	-2.16%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER EXCESS RETURN ™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.79	96.94	-2.52%	-2.52%
1989	100.47	80.40	-14.91%	-17.05%
1990	85.46	62.18	-20.31%	-33.89%
1991	70.97	55.14	-9.48%	-40.16%
1992	66.46	55.38	-6.80%	-44.23%
1993	82.27	53.55	37.71%	-23.20%
1994	87.23	69.13	-4.33%	-26.53%
1995	91.63	65.91	5.16%	-22.73%
1996	86.97	69.54	-8.67%	-29.44%
1997	92.17	61.74	23.25%	-13.03%
1998	101.42	70.42	-13.04%	-24.37%
1999	88.05	73.64	10.85%	-16.16%
2000	86.50	74.17	-11.31%	-25.64%
2001	77.17	64.30	-3.02%	-27.89%
2002	81.81	67.18	5.98%	-23.58%
2003	94.72	69.16	23.36%	-5.73%
2004	129.84	87.49	15.21%	8.61%
2005	145.33	102.71	31.78%	43.13%
2006	238.54	142.80	47.15%	110.61%
2007[6]	240.95	199.67	4.58%	120.26%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 86.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER EXCESS RETURN™

	SI7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007[6]	100%	100%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER TOTAL RETURN™

	SI7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007[6]	100%	100%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 86.

All statistics based on data from December 2, 1988 to March 31, 2007.

VARIOUS STATISTICAL MEASURES	DBLCI-OY SI ER8	DBLCI-OY SI TR9	Silver Spot Fix pm10
Annualized Changes to Index Level[11]	-0.1%	4.4%	4.4%
Average rolling 3 month daily volatility[12]	22.6%	22.6%	23.8%
Sharpe Ratio[13]	-0.20	0.00	0.00
% of months with positive change[14]	46%	49%	48%
Average monthly positive change[15]	5.8%	5.8%	5.8%
Average monthly negative change[16]	-4.5%	-4.3%	-4.2%

ANNUALIZED INDEX LEVELS[17]	DBLCI-OY SI ER8	DBLCI-OY SI TR9	Silver Spot Fix pm10
1 year	13.9%	19.7%	13.6%
3 year	16.6%	20.7%	19.5%
5 year	21.2%	24.4%	23.3%
7 year	12.1%	15.5%	15.3%
10 year	7.4%	11.4%	10.0%
15 year	4.5%	8.6%	8.1%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JUNE 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH MAY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 86.

COMPARISON OF DBLCI-OY SI ER, DBLCI-OY SI TR AND SILVER SPOT FIX PM

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY SI ER and DBLCI-OY SI TR are indices and do not reflect actual trading. Silver Spot Fix pm reflects a composite of actual trading prices. DBLCI-OY SI TR is calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JUNE 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH MAY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 86.

COMPARISON OF DBLCI-OY SI TR AND SILVER SPOT FIX PM

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBLCI-OY SI TR is an index and does not reflect actual trading. Silver Spot Fix pm reflects a composite of actual trading prices.

DBLCI-OY SI TR is calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JUNE 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH MAY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 86.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.

2.	“Low” reflects the lowest closing level of the Index during the applicable year.

3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5.	Closing levels as of inception on December 2, 1988.

6.	Closing levels as of March 31, 2007.

7.	The Deutsche Bank Liquid Commodity Index–Optimum Yield Silver Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Silver Total Return™ reflect the change in market value of SI (Silver) on an optimum yield basis.

8.	“DBLCI-OY SI ER™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Silver Excess Return™.

9.	“DBLCI-OY SI TR™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Silver Total Return™.

10.	“Silver Spot Fix pm” is an internationally published benchmark for silver and is available through The London Bullion Market Association’s (the “LBMA”) website at http://www.lbma.org.uk/statistics_historic.htm. The fixings are fully transparent and are therefore used to determine the accepted average price of silver. As a benchmark, many other financial instruments (such as cash-settled swaps and options) are priced off the fixing. The silver fixing started in 1897. Three market making members of the LBMA conduct the Silver Fixing meeting under the chairmanship of The Bank of Nova Scotia–ScotiaMocatta by telephone at 12.00 noon each working day. The other two members of the Silver Fixing are Deutsche Bank AG and HSBC Bank USA, NA.

11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.

12.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability—often referred to as the “standard deviation”—of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 4.35%.

14.	“% of months with positive change” during the period from inception to March 31, 2007.

15.	“Average monthly positive change” during the period from inception to March 31, 2007.

16.	“Average monthly negative change” during the period from inception to March 31, 2007.

17.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JUNE 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH MAY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INDUSTRIAL METALS SECTOR DATA

RELATING TO

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS EXCESS RETURN™

(DBLCI-OY INDUSTRIAL METALS ER™)

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1997[5]	100.17	82.95	-16.46%	-16.46%
1998	83.89	66.04	-20.69%	-33.75%
1999	80.73	63.87	21.85%	-19.27%
2000	82.74	73.17	-7.70%	-25.49%
2001	75.56	56.04	-19.70%	-40.17%
2002	64.83	55.75	-4.02%	-42.57%
2003	74.28	56.70	29.34%	-25.72%
2004	98.27	74.78	31.88%	-2.04%
2005	143.70	91.01	46.59%	43.60%
2006	275.22	144.73	80.98	159.88%
2007[6]	259.88	222.29	-4.67%	147.74%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS EXCESS RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS

TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1997[5]	100.19	84.33	-15.05%	-15.05%
1998	85.63	70.50	-16.74%	-29.27%
1999	90.35	68.63	27.73%	-9.65%
2000	96.13	84.03	-2.07%	-11.53%
2001	90.14	68.73	-16.84%	-26.43%
2002	80.03	69.47	-2.42%	-28.21%
2003	93.81	71.10	30.67%	-6.19%
2004	125.83	94.46	33.72%	25.44%
2005	189.91	116.58	51.32%	89.82%
2006	380.41	191.40	89.91%	260.47%
2007[6]	360.52	309.75	-3.47%	247.96%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS TOTAL RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 94.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS

EXCESS RETURN™

	MAL[7]		MZN[7]		MCU[7]
	High[1]	Low[2]	High	Low	High	Low
1997[5]	33.3%	34.4%	33.1%	34.4%	33.6%	31.2%
1998	34.0%	34.0%	34.8%	34.2%	31.1%	31.8%
1999	33.8%	32.7%	33.1%	37.0%	33.1%	30.3%
2000	33.9%	33.5%	33.1%	32.9%	32.9%	33.7%
2001	36.3%	38.1%	31.0%	29.3%	32.7%	32.6%
2002	32.8%	33.3%	32.2%	31.9%	34.9%	34.8%
2003	32.4%	32.7%	33.4%	33.4%	34.2%	33.8%
2004	32.7%	32.2%	34.6%	33.3%	32.7%	34.5%
2005	32.1%	32.5%	34.5%	34.7%	33.4%	32.8%
2006[6]	33.9%	32.2%	33.4%	34.9%	32.7%	32.9%
2007	35.6%	40.9%	33.8%	29.0%	30.5%	30.1%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS EXCESS RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS

TOTAL RETURN™

	MAL[7]		MZN[7]		MCU[7]
	High[1]	Low[2]	High	Low	High	Low
1997[5]	33.3%	34.4%	33.1%	34.4%	33.6%	31.2%
1998	34.0%	34.0%	34.8%	34.2%	31.1%	31.8%
1999	33.8%	32.7%	33.1%	37.0%	33.1%	30.3%
2000	33.5%	33.3%	32.8%	34.2%	33.7%	32.4%
2001	36.3%	38.1%	31.0%	29.3%	32.7%	32.6%
2002	32.8%	33.3%	32.2%	31.9%	34.9%	34.8%
2003	32.4%	32.7%	33.4%	33.4%	34.2%	33.8%
2004	32.7%	32.2%	34.6%	33.3%	32.7%	34.5%
2005	32.1%	32.5%	34.5%	34.7%	33.4%	32.8%
2006	33.9%	32.2%	33.4%	34.9%	32.7%	32.9%
2007[6]	35.6%	40.9%	33.8%	29.0%	30.5%	30.1%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS TOTAL RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 94.

All statistics based on data from September 3, 1997 to March 31, 2007.

VARIOUS STATISTICAL MEASURES	DBLCI-OY Industrial Metals ER8	DBLCI-OY Industrial Metals TR9	Goldman Sachs US Industrial Metal Total Return[10]
Annualized Changes to Index Level[11]	9.9%	13.9%	12.6%
Average rolling 3 month daily volatility[12]	16.7%	16.7%	18.0%
Sharpe Ratio[13]	0.38	0.62	0.51
% of months with positive change[14]	53%	57%	58%
Average monthly positive change[15]	4.9%	4.8%	4.6%
Average monthly negative change[16]	-3.4%	-3.4%	-3.5%

ANNUALIZED INDEX LEVELS[17]	DBLCI-OY Industrial Metals ER8	DBLCI-OY Industrial Metals TR9	Goldman Sachs US Industrial Metal Total Return[10]
1 year	35.8%	42.8%	47.3%
3 year	43.1%	48.1%	39.2%
5 year	31.3%	34.8%	31.6%
7 year	18.3%	21.9%	19.6%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 94.

COMPARISON OF DBLCI-OY INDUSTRIAL METALS ER, DBLCI-OY INDUSTRIAL METALS TR AND GOLDMAN SACHS

US INDUSTRIAL METALS TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY Industrial Metals ER, DBLCI-OY Industrial Metals TR and Goldman Sachs US Industrial Metals Total Return Index are indices and do not reflect actual trading.

DBLCI-OY Industrial Metals TR and Goldman Sachs US Industrial Metals Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 94.

COMPARISON OF DBLCI-OY INDUSTRIAL METALS TR AND GOLDMAN SACHS US INDUSTRIAL METALS TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY Industrial Metals TR and Goldman Sachs US Industrial Metals Total Return Index are indices and do not reflect actual trading. DBLCI-OY Industrial Metals TR and Goldman Sachs US Industrial Metals Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 94.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.

2.	“Low” reflects the lowest closing level of the Index during the applicable year.

3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5.	Closing levels as of inception on September 3, 1997.

6.	Closing levels as of March 31, 2007.

7.	The Deutsche Bank Liquid Commodity Index–Optimum Yield Industrial Metals Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Industrial Metals Total Return™ reflect the change in market value of the following underlying index commodities: MAL (Aluminum), MZN (Zinc) and MCU (Copper—Grade A) on an optimum yield basis.

8.	“DBLCI-OY Industrial Metals ER™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Industrial Metals Excess Return™.

9.	“DBLCI-OY Industrial Metals TR™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Industrial Metals Total Return™.

10.	“Goldman Sachs US Industrial Metal Total Return” is Goldman Sachs US Industrial Metal Total Return.

11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.

12.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability—often referred to as the “standard deviation”—of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.52%.

14.	“% of months with positive change” during the period from inception to March 31, 2007.

15.	“Average monthly positive change” during the period from inception to March 31, 2007.

16.	“Average monthly negative change” during the period from inception to March 31, 2007.

17.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT

THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

AGRICULTURE SECTOR DATA

RELATING TO

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD

AGRICULTURE EXCESS RETURN™

(DBLCI-OY AGRICULTURE ER™)

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD AGRICULTURE

EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	104.37	99.09	4.37%	4.37%
1989	110.17	96.30	-1.76%	2.54%
1990	111.78	86.63	-15.52%	-13.37%
1991	94.19	80.78	8.34%	-6.14%
1992	101.16	86.77	-6.53%	-12.27%
1993	101.06	86.44	15.20%	1.06%
1994	104.89	92.32	0.25%	1.32%
1995	122.81	95.76	21.21%	22.81%
1996	146.59	117.81	-2.55%	19.68%
1997	132.21	111.96	0.23%	19.95%
1998	120.35	85.16	-28.71%	-14.49%
1999	89.18	65.03	-19.49%	-31.16%
2000	76.73	67.18	5.91%	-27.09%
2001	73.31	57.42	-20.62%	-42.12%
2002	70.67	53.68	10.37%	-36.12%
2003	75.17	63.93	15.51%	-26.22%
2004	91.37	69.95	-2.26%	-27.88%
2005	81.36	68.79	10.53%	-20.29%
2006	90.17	72.91	10.36%	-12.03%
2007[6]	93.20	84.17	-2.27%	-14.02%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD AGRICULTURE EXCESS RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD AGRICULTURE

TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	105.04	99.16	5.04%	5.04%
1989	114.82	100.49	6.72%	12.09%
1990	125.53	102.27	-8.76%	2.27%
1991	117.41	98.27	14.44%	17.04%
1992	128.33	111.30	-3.20%	13.30%
1993	134.56	111.98	18.77%	34.56%
1994	142.25	125.30	4.66%	40.84%
1995	180.52	135.44	28.18%	80.52%
1996	221.45	174.03	2.60%	85.21%
1997	208.25	177.92	5.53%	95.45%
1998	197.05	143.55	-25.15%	46.28%
1999	152.70	113.95	-15.60%	23.47%
2000	140.72	121.57	12.36%	38.73%
2001	139.73	113.13	-17.79%	14.05%
2002	140.95	106.30	12.19%	27.96%
2003	152.04	128.48	16.69%	49.32%
2004	185.37	143.05	-0.89%	47.99%
2005	169.50	141.45	14.10%	68.85%
2006	195.55	159.95	15.82%	95.55%
2007[6]	208.71	187.33	-1.05%	93.50%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD AGRICULTURE TOTAL RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 102.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD AGRICULTURE EXCESS RETURN™

	C7		W7		S7		SB7
	High[1]	Low[2]	High	Low	High	Low	High	Low
1988[5]	25.7%	25.1%	25.0%	24.9%	25.9%	25.1%	23.4%	24.9%
1989	24.4%	24.0%	25.1%	26.6%	24.9%	24.0%	25.5%	25.4%
1990	26.5%	25.8%	22.2%	23.8%	25.7%	25.6%	25.6%	24.8%
1991	24.0%	24.8%	27.3%	24.2%	24.1%	24.1%	24.6%	26.8%
1992	23.4%	20.7%	25.7%	26.8%	24.5%	24.0%	26.5%	28.5%
1993	25.1%	25.5%	26.1%	25.3%	24.7%	25.8%	24.1%	23.4%
1994	24.6%	23.0%	24.4%	26.1%	25.4%	24.2%	25.6%	26.6%
1995	24.8%	26.5%	24.3%	24.3%	25.3%	25.4%	25.6%	23.7%
1996	27.1%	24.3%	22.2%	25.2%	24.0%	25.1%	26.7%	25.5%
1997	23.8%	22.6%	28.4%	25.2%	23.8%	23.6%	24.0%	28.6%
1998	25.9%	25.5%	24.9%	23.5%	25.2%	27.2%	24.0%	23.8%
1999	24.9%	27.2%	24.1%	25.3%	24.4%	24.7%	26.6%	22.8%
2000	25.4%	27.4%	22.9%	24.8%	26.2%	27.6%	25.5%	20.1%
2001	24.5%	24.9%	24.9%	24.5%	23.6%	25.2%	27.1%	25.4%
2002	25.3%	25.1%	25.4%	25.8%	27.4%	27.8%	21.9%	21.3%
2003	24.6%	22.3%	25.2%	25.4%	25.6%	26.4%	24.6%	25.9%
2004	27.4%	24.4%	23.6%	23.4%	26.5%	26.1%	22.5%	26.0%
2005	24.3%	24.3%	22.5%	23.3%	29.4%	25.2%	23.8%	27.2%
2006	23.7%	26.0%	24.7%	27.7%	20.6%	22.2%	31.0%	24.0%
2007[6]	27.6%	25.6%	24.6%	24.8%	27.5%	25.9%	20.3%	23.6%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD AGRICULTURE EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD AGRICULTURE TOTAL RETURN™

	C7		W7		S7		SB7
	High[1]	Low[2]	High	Low	High	Low	High	Low
1988[5]	25.7%	25.1%	25.0%	24.9%	25.9%	25.1%	23.4%	24.9%
1989	24.8%	24.0%	24.7%	26.6%	25.2%	24.0%	25.3%	25.4%
1990	26.5%	25.8%	22.2%	23.8%	25.7%	25.6%	25.6%	24.8%
1991	24.0%	24.8%	27.3%	24.2%	24.1%	24.1%	24.6%	26.8%
1992	23.4%	20.9%	25.7%	26.9%	24.5%	23.7%	26.5%	28.5%
1993	25.1%	25.5%	26.1%	25.3%	24.7%	25.8%	24.1%	23.4%
1994	24.0%	23.0%	24.5%	26.1%	23.9%	24.2%	27.6%	26.6%
1995	24.8%	26.5%	24.3%	24.3%	25.3%	25.4%	25.6%	23.7%
1996	27.1%	25.1%	22.2%	23.9%	24.0%	26.1%	26.7%	24.9%
1997	24.4%	22.6%	24.4%	25.2%	24.8%	23.6%	26.3%	28.6%
1998	25.9%	25.5%	24.9%	23.5%	25.2%	27.2%	24.0%	23.8%
1999	24.9%	27.2%	24.1%	25.3%	24.4%	24.7%	26.6%	22.8%
2000	25.4%	27.4%	22.9%	24.8%	26.2%	27.6%	25.5%	20.1%
2001	24.5%	24.9%	24.9%	24.5%	23.6%	25.2%	27.1%	25.4%
2002	25.3%	25.1%	25.4%	25.8%	27.4%	27.8%	21.9%	21.3%
2003	24.6%	25.0%	25.2%	24.3%	25.6%	25.5%	24.6%	25.1%
2004	27.4%	21.0%	23.6%	22.4%	26.5%	22.6%	22.5%	34.0%
2005	24.3%	24.3%	22.5%	23.3%	29.4%	25.2%	23.8%	27.2%
2006	25.6%	26.0%	25.4%	27.7%	25.7%	22.2%	23.3%	24.0%
2007[6]	27.6%	25.6%	24.6%	24.8%	27.5%	25.9%	20.3%	23.6%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD AGRICULTURE TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 102.

All statistics based on data from December 2, 1988 to March 31, 2007.

VARIOUS STATISTICAL MEASURES	DBLCI-OY Agriculture ER™[8]	DBLCI-OY Agriculture TR™[9]	Goldman Sachs US Agriculture Total Return[10]
Annualized Changes to Index Level[11]	-0.8%	3.7%	-1.5%
Average rolling 3 month daily volatility[12]	14.2%	14.2%	14.5%
Sharpe Ratio[13]	-0.36	-0.05	-0.40
% of months with positive change[14]	49%	55%	47%
Average monthly positive change[15]	3.2%	3.2%	3.4%
Average monthly negative change[16]	-3.0%	-3.1%	-3.1%

ANNUALIZED INDEX LEVELS[17]	DBLCI-OY Agriculture ER™[8]	DBLCI-OY Agriculture TR™[9]	Goldman Sachs US Agriculture Total Return[10]
1 year	-0.5%	4.5%	0.8%
3 year	-0.4%	3.1%	-8.4%
5 year	8.9%	11.7%	0.5%
7 year	2.5%	5.7%	-4.2%
10 year	-3.8%	-0.3%	-7.9%
15 year	-0.6%	3.3%	-1.9%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 102.

DBLCI-OY AGRICULTURE ER, DBLCI-OY AGRICULTURE TR AND GOLDMAN SACHS US AGRICULTURE TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY Agriculture ER, DBLCI-OY Agriculture TR and Goldman Sachs US Agriculture Total Return Index are indices and do not reflect actual trading. DBLCI-OY Agriculture TR and Goldman Sachs US Agriculture Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 102.

COMPARISON OF DBLCI-OY AGRICULTURE TR AND GOLDMAN SACHS US AGRICULTURE TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBLCI-OY Agriculture TR and Goldman Sachs US Agriculture Total Return Index are indices and do not reflect actual trading. DBLCI-OY Agriculture TR and Goldman Sachs US Agriculture Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 102.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.

2.	“Low” reflects the lowest closing level of the Index during the applicable year.

3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5.	Closing levels as of inception on December 2, 1988.

6.	Closing levels as of March 31, 2007.

7.	The Deutsche Bank Liquid Commodity Index–Optimum Yield Agriculture Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Agriculture Total Return™ reflect the change in market value of the following underlying index commodities: C (Corn), W (Wheat), S (Sugar) and SB (Soybeans) on an optimum yield basis.

8.	“DBLCI-OY Agriculture ER™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Agriculture Excess Return™.

9.	“DBLCI-OY Agriculture TR™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Agriculture Total Return™.

10.	“Goldman Sachs US Agriculture Total Return” is Goldman Sachs US Agriculture Total Return.

11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.

12.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 4.35%.

14.	“% of months with positive change” during the period from inception to March 31, 2007.

15.	“Average monthly positive change” during the period from inception to March 31, 2007.

16.	“Average monthly negative change” during the period from inception to March 31, 2007.

17.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT

THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

PERFORMANCE OF COMMODITY POOLS OPERATED BY

THE MANAGING OWNER AND ITS AFFILIATES

General

The performance information included herein is presented in accordance with CFTC regulations. The Funds differ materially in certain respects from the following pools’ performance which are included herein. The following sets forth summary performance information for all pools operated by the Managing Owner (other than the Funds).

The below pools, the performance of which are summarized herein, are materially different in certain respects from the Funds and the past performance summary of such pools are generally not representative of how the Funds might perform in the future. These pools also have material differences from the Funds, such as different investment objectives and strategies, leverage, employment of short in addition to long positions and fee structures, among other variations. The performance record of these pools may give some general indication of the Managing Owner’s capabilities by indicating the past performance of other pools sponsored by the Managing Owner.

All summary performance information is current as of March 31, 2007. Performance information is set forth, in accordance with CFTC Regulations, since (i) January 31, 2006 (inception with respect to PowerShares DB Commodity Index Tracking Fund) and (ii) September 18, 2006 (inception with respect to PowerShares DB G10 Currency Harvest Fund (DBV)), (iii) February 20, 2007 (inception with respect to each of PowerShares DB US Dollar Index Bullish Fund (UUP) and PowerShares DB US Dollar Index Bearish Fund (UDN)). CFTC Regulations require inclusion of only performance information within the five most recent calendar years and year-to-date, or, if inception of the pool has been less than five years and year-to-date, then since inception.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST AMONG THE FUNDS AND THE POOLS WHOSE PERFORMANCE ARE SUMMARIZED HEREIN.

INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL’S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

PERFORMANCE OF POWERSHARES DB COMMODITY INDEX TRACKING FUND (TICKER: DBC)

Name of Pool: PowerShares DB Commodity Index Tracking Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2006

Aggregate Gross Capital Subscriptions as of March 31, 2007: $1,525,755,840

Net Asset Value as of March 31, 2007: $823,383,913

Net Asset Value per Share as of March 31, 2007: $25.41

Worst Monthly Drawdown: (4.66%) February 2006

Worst Peak-to-Valley Drawdown: (7.14%) July – September 2006

Monthly Rate of Return	2007(%)	2006(%)
January	(2.36)%	—
February	5.31%	(4.66)%
March	0.68%	3.63%
April		6.51%
May		(0.42)%
June		(0.29)%
July		1.65%
August		(2.71)%
September		(4.54)%
October		1.21%
November		6.40%
December		2.33%[6]

Compound Rate of Return	3.52% (3 months)	3.75%[7] (11 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 106.

PERFORMANCE OF POWERSHARES DB G10 CURRENCY HARVEST FUND (TICKER: DBV)

Name of Pool: PowerShares DB G10 Currency Harvest Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: September 2006

Aggregate Gross Capital Subscriptions as of March 31, 2007: $400,493,844

Net Asset Value as of March 31, 2007: $285,375,462

Net Asset Value per Share as of March 31, 2007: $26.92

Worst Monthly Drawdown: (1.30%) November 2006

Worst Peak-to-Valley Drawdown: (1.30%) November 2006

Monthly Rate of Return	2007(%)	2006(%)
January	0.99%	—
February	0.68%	—
March	2.47%	—
April		—
May		—
June		—
July		—
August		—
September		(0.24)%
October		1.92%
November		(1.30)%
December		2.99%[8]

Compound Rate of Return	4.19% (3 months)	3.36% (3 1/2 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BULLISH FUND (TICKER: UUP),

A SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST

Name of Pool: PowerShares DB US Dollar Index Bullish Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2007

Aggregate Gross Capital Subscriptions as of March 31, 2007: $25,000,000

Net Asset Value as of March 31, 2007: $24,837,471

Net Asset Value per Share as of March 31, 2007: $24.84

Worst Monthly Drawdown: (0.34)% February 2007

Worst Peak-to-Valley Drawdown: (0.66)% February – March 2007

Monthly Rate of Return	2007(%)
January	—
February	(0.34)%
March	(0.32)%
April
May
June
July
August
September
October
November
December

Compound Rate of Return	(0.66)% (1 1/4 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 106.

PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BEARISH FUND (TICKER: UDN),

A SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST

Name of Pool: PowerShares DB US Dollar Index Bearish Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Date of Inception of Trading: February 2007

Aggregate Gross Capital Subscriptions as of March 31, 2007: $25,000,000

Net Asset Value as of March 31, 2007: $25,415,588

Net Asset Value per Share as of March 31, 2007: $25.41

Worst Monthly Drawdown: N/A

Worst Peak-to-Valley Drawdown: N/A

Monthly Rate of Return	2007(%)
January	—
February	0.65%
March	1.00%
April
May
June
July
August
September
October
November
December

Compound Rate of Return	1.65% (1 1/4 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying footnotes to performance information.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the relevant pool, including investors who subsequently redeemed their investments.

2. “Net Asset Value” is the net asset value of each pool as of March 31, 2007.

3. “Net Asset Value per Share” is the Net Asset Value of the relevant pool divided by the total number of Shares outstanding with respect to such pool as of March 31, 2007.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the relevant pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6. Special Footnote Only With Respect to PowerShares DB Commodity Index Tracking Fund: December return includes the $0.61 per Share distribution made to Shareholders of record as of December 20, 2006.

7. Special Footnote Only With Respect to PowerShares DB Commodity Index Tracking Fund: “Compound Rate of Return” is based on a price of $24.25 per Share on January 31, 2006, which does not include the 3% selling commission charged to investors in the initial offering period. Adjusting for this selling commission, the total compound rate of return based on an initial offering price of $25 per Share is 0.64%.

8. Special Footnote Only With Respect to PowerShares DB G10 Currency Harvest Fund. December return includes the $0.06 per Share distribution made to Shareholders of record as of December 20, 2006.

INFORMATION BARRIERS BETWEEN THE INDEX SPONSOR AND THE MANAGING OWNER

It is Deutsche Bank’s policy that procedures are implemented to prevent the improper sharing of information between different departments of the bank. Specifically, the procedures discussed below create an information barrier between the personnel within Deutsche Bank AG London that calculate and reconstitute the Indexes, or the Calculation Group, and other Deutsche Bank personnel, including but not limited to the Managing Owner, those in sales and trading, external or internal fund managers and bank personnel who are involved in hedging the bank’s exposure to instruments linked to the Indexes, or Public Personnel, in order to prevent the improper sharing of information relating to the recomposition of the Indexes. Effective information barriers between the Calculation Group and Public Personnel will help ensure that Public Personnel may continue to trade in the futures contracts underlying the Indexes and securities linked to the Indexes (otherwise, restrictions might apply regarding trading on nonpublic information under the securities laws of the United States).

As such, the information barriers erected under these procedures require the Calculation Group to adhere to the following procedures:

•

The Calculation Group may not share any non-public, proprietary or confidential information concerning the Indexes. In particular, the Calculation Group may not release any information concerning a change in the methodology of calculating any Index or a new composition of any Index to Public Personnel or others unless and until such information has been previously published by Amex, on Reuters, or Bloomberg under the symbols DBE, DBENIX, DBE.IV, DBE.NV, DBE.SO, DBE.EU, DBE.TC, DBO, DBOLIX, DBO.IV, DBO.NV, DBO.SO, DBO.EU, DBO.TC, DBP, DBPMIX, DBP.IV, DBP.NV, DBP.SO, DBP.EU, DBP.TC, DGL, DGLDIX, DGL.IV, DGL.NV, DGL.SO, DGL.EU, DGL.TC, DBS, DBSLIX, DBS.IV, DBS.NV, DBS.SO, DBS.EU, DBS.TC, DBB, DBBMIX, DBB.IV, DBB.NV, DBB.SO, DBB.EU, DBB.TC, DBA, DBAGIX, DBA.IV, DBA.NV, DBA.SO,

DBA.EU and DBA.TC and on the websites http://www.dbfunds.db.com and https://index.db.com, or any successor thereto.

•	The Calculation Group and Public Personnel may not coordinate or seek to coordinate decision-making on the selection of any Index constituent instruments.

•	The Calculation Group also may not enter into any trades based on any non-public, proprietary or confidential information with respect to any Index.

These procedures supplement and do not override policies and procedures concerning information barriers otherwise adopted by Deutsche Bank AG or any of Deutsche Bank’s affiliates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates. Both the Funds’ and the Master Funds’ application of these policies involves judgments and actual results may differ from the estimates used. Each Master Fund expects to hold a significant portion of its assets in futures contracts and treasury securities, both of which will be held at fair value.

Liquidity and Capital Resources

The Master Funds allocate their net assets to commodities trading. A significant portion of the net asset value of each of the Master Funds is held in U.S. Treasury bills and cash, which is used as margin for their respective trading in commodities. The percentage that U.S. Treasury bills will bear to the total net assets of each Master Fund will vary from period to period as the market values of such Master Fund’s commodity interests change. The balance of the net assets of each Master Fund is held in its commodity trading account. Interest earned on each Master Fund’s interest-bearing funds is paid to such Master Fund.

Each Master Fund’s commodity contracts will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Master Fund from promptly liquidating its commodity futures positions.

Because each of the Master Funds trades futures contracts, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Market Risk

Trading in futures contracts involves each Master Fund entering into contractual commitments to purchase a particular commodity at a specified date and price. The market risk to be associated with each Master Fund’s commitments to purchase commodities will be limited to the gross or face amount of the contracts held. None of the Master Funds will enter into any contractual commitment to sell commodities.

Each Master Fund’s exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of each Master Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When a Master Fund enters into futures contracts, the Master Fund is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to any Master Fund.

The Managing Owner will attempt to minimize these market and credit risks by requiring each Master Fund to abide by various trading limitations and policies, which include limiting margin accounts and trading only in liquid markets. The Managing Owner has implemented procedures which include, but are not limited to:

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one commodity or all commodities combined; and

•	generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions.

The Commodity Broker, when acting as the futures commission merchant for a Master Fund in accepting orders for the purchase or sale of domestic futures contracts, is required by CFTC regulations to separately account for and segregate as belonging to the Master Fund, all assets of the Master Fund relating to domestic futures trading and the Commodity Broker is not allowed to commingle such assets with other assets of the Commodity Broker. In addition, CFTC regulations also require the Commodity Broker to hold in a secure account assets of each Master Fund related to foreign futures trading.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Funds and the Master Funds have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds and the Master Funds. While the exposure under such indemnification provisions of each Fund and each Master Fund cannot be estimated, these general business indemnifications are not expected to have a material impact on the financial position of any Fund or any Master Fund.

The contractual obligations of each Master Fund are with the Managing Owner and the commodity brokers. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of each Master Fund’s net asset value. Commission payments to the Commodity Broker are on a contract-by-contract, or round-turn, basis. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares of each Fund are used by each Fund, through its corresponding Master Fund, to engage in the trading in exchange-traded futures on its Index Commodities with a view to tracking the changes, positive or negative, in the level of its Index over time, less the expenses of the operations of the Fund and its corresponding Master Fund. Each Master Fund’s portfolio also includes United States Treasury securities and other high credit quality short-term fixed income securities for deposit with such Master Fund’s Commodity Broker as margin.

To the extent that a Master Fund trades in futures contracts on United States exchanges, the assets deposited by such Master Fund with its Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations.

To the extent, if any, that a Master Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, each Master Fund estimates:

(i) up to approximately 10% of the net asset value of the Master Fund is placed in segregated accounts in the name of such Master Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or United States Treasury bills to margin positions of all commodities combined. Such funds are segregated pursuant to CFTC rules;

(ii) approximately 90% of the net asset value of the Master Fund is maintained in segregated accounts in the name of such Master Fund in bank deposits or United States Treasury and United States Government Agencies issues.

The Managing Owner, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of each Master Fund, including investing in United States Treasury and United States Government Agencies issues.

In addition, assets of each Master Fund not required to margin positions may be maintained in United States bank accounts opened in the name of such Master Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).

Each Master Fund receives 100% of the interest income earned on its fixed income assets.

[Remainder of page left blank intentionally.]

CHARGES

See “Summary—Breakeven Amounts” and “Summary—‘Breakeven Table’” for additional breakeven related information.

Management Fee

Each Master Fund with respect to PowerShares DB Oil Fund, PowerShares DB Gold Fund and PowerShares DB Silver Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.50% per annum of the daily net asset value of such Master Fund. Each Master Fund with respect to PowerShares DB Energy Fund, PowerShares DB Precious Metals Fund, PowerShares DB Base Metals Fund and PowerShares DB Agriculture Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of such Master Fund. No separate management fee is paid by any corresponding Fund. The Management Fee will be paid in consideration of the Managing Owner’s commodity futures trading advisory services.

Organization and Offering Expenses

Expenses incurred in connection with organizing each Fund and its corresponding Master Fund and the initial offering of its Shares were paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its corresponding Master Fund’s trading operations also will be paid by the Managing Owner.

Organization and offering expenses relating to both a Master Fund and its corresponding Fund, as applicable, means those expenses incurred in connection with their formation, the qualification and registration of the Shares of such Fund and in offering, distributing and processing the Shares of such Fund under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of such Fund, and its corresponding Master Fund or the offering of the Shares of such Fund, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares;

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith; and

•	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

The Managing Owner will not allocate to the Funds or the Master Funds the indirect expenses of the Managing Owner.

The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses will be approximately $3,125,000.

Brokerage Commissions and Fees

Each Master Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner does not expect brokerage commissions and fees to exceed (i) 0.03% of the net asset value of each Master Fund with respect to PowerShares DB Energy Fund and PowerShares DB Base Metals Fund, (ii) 0.04% of the net asset value of each Master Fund with respect to PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund and PowerShares DB Silver Fund, or (iii) 0.16% of

the net asset value of the Master Fund with respect to PowerShares DB Agriculture Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner pays all of the routine operational, administrative and other ordinary expenses of each Fund and its corresponding Master Fund, generally, as determined by the Managing Owner, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of each Fund and its corresponding Master Fund will be approximately 0.40%.

Extraordinary Fees and Expenses

Each Master Fund pays all extraordinary fees and expenses, if any, of itself and its corresponding Fund, as determined by the Managing Owner. Extraordinary fees and expenses (as defined in the Trust Agreement) are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Funds or Master Funds or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and the brokerage commissions and fees of each Master Fund and its corresponding Fund are paid first out of interest income from such Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. Such interest income has been sufficient to cover the fees and expenses of each Master Fund and its corresponding Fund and it is expected to continue to do so. To the extent interest income is not sufficient to cover the fees and expenses of a Master Fund and its corresponding Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Funds and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between each Fund and its corresponding Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by such Fund. See “Creation and Redemption of Shares” for more details.

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants.

Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket of Shares. Authorized Participants may sell the Shares included in the Baskets they purchase from the Funds to other investors.

Each Master Fund creates and redeems Master Fund Units from time-to-time, but only in one or more Master Unit Baskets. A Master Unit Basket is a block of 200,000 Master Fund Units. Master Unit Baskets may be created or redeemed only by the Fund corresponding to such Master Fund. Each Master Fund is wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by a Fund correlates with a Master Fund Unit issued by its corresponding Master Fund and held by the Fund.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Funds and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to ALPS Distributors, AIM Distributors or the Administrator without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the Securities Act), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the Securities Exchange Act of 1934 (the Exchange Act) and regulated by the NASD, or exempt from being, or otherwise not be required to be, so regulated or registered, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Managing Owner has agreed to reimburse the Authorized Participants, solely from and to the extent of the Master Funds’ assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Declaration and the form of Participant Agreement for more detail. The Trust Declaration and the form of Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Managing Owner to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by 10:00 a.m., New York time. The day on which the Managing Owner receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the purchase order.

Determination of required payment

The total payment required to create each Basket is the net asset value of 200,000 Shares of the applicable Fund as of the closing time of the Amex or the last to close of the exchanges on which its corresponding Master Fund’s futures contracts are traded, whichever is later, on the purchase order date. Baskets are issued as of noon, New York time, on the Business Day immediately following the purchase order date at the applicable net asset value per Share as of the closing time of the Amex or the last to close of the exchanges on which the corresponding Master Fund’s futures contracts are traded, whichever is later, on the purchase order date, but only if the required payment has been timely received.

Because orders to purchase Baskets must be placed by 10:00 a.m., New York time, but the total payment required to create a Basket will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The net asset value of a Fund and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of purchase orders

The Managing Owner may reject a purchase order if:

•	It determines that the purchase order is not in proper form;

•	The Managing Owner believes that the purchase order would have adverse tax consequences to any Fund or its Shareholders; or

•	Circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner will not be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from a Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.

Determination of redemption proceeds

The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) of such Fund requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which such corresponding Master Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.

Delivery of redemption proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension or rejection of redemption orders

In respect of any Fund, the Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at www.dbfunds.db.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE COMMODITY BROKER

A variety of executing brokers execute futures transactions on behalf of each Master Fund. Such executing brokers give-up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which serves as the clearing broker, or Commodity Broker, for each Master Fund. The Commodity Broker is an affiliate of Deutsche Bank AG. In its capacity as clearing broker, the Commodity Broker executes and clears each of the futures transactions of each of the Master Funds and performs certain administrative services for each of the Master Funds. Deutsche Bank Securities Inc. is also registered with the Commodity Futures Trading

Commission as a futures commission merchant and is a member of the National Futures Association in such capacity.

There is no litigation pending regarding Deutsche Bank Securities Inc. that would materially adversely affect its ability to carry on its commodity futures, foreign exchange futures and options brokerage business.

Additional or replacement Commodity Brokers may be appointed in respect of any Master Fund in the future.

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Funds.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of a Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Managing Owner also service other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Funds and the Master Funds, the

Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Funds and the Master Funds consistent with its or their respective fiduciary duties to the Funds and the Master Funds and others.

Relationship of the Managing Owner to the Commodity Broker

The Managing Owner and the Commodity Broker are indirect wholly-owned subsidiaries of Deutsche Bank AG. The Commodity Broker receives a brokerage commission for futures interests transactions effected for each Master Fund. Customers of the Commodity Broker who maintain commodity and foreign exchange trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Master Funds.

The Managing Owner has a disincentive to replace the Commodity Broker as the Master Funds’ broker because it is an affiliate of the Managing Owner. In connection with this conflict of interest, Shareholders should understand that the Commodity Broker receives a round-turn brokerage fee from each of the Master Funds for serving as such Master Funds’ commodity broker. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Managing Owner and the Commodity Broker may, from time-to-time, have conflicting demands in respect of their obligations to the Master Funds and to the Funds and, in the future, to other commodity pools and accounts. It is possible that future pools that the Managing Owner may become involved with may generate larger brokerage commissions, resulting in increased payments to employees.

There is an absence of arm’s length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with respect to this offering.

The Commodity Broker

The Commodity Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to each Master Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of each Master Fund or may compete with each Master Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for each Master Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for a Master Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over a Master Fund with respect to the execution of commodity trades.

The Commodity Broker will benefit from executing orders for other clients, whereas each Master Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to such Master Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of a Master Fund.

Proprietary Trading/Other Clients

The Managing Owner, the Commodity Broker and their respective affiliates may trade in the commodity and foreign exchange markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by a Master Fund or may compete with a Master Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to each Master Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the Managing Owner, the Commodity Broker and their respective affiliates may trade for their own accounts at the same time that they are managing the account of each Master Fund, prospective investors should be aware that—as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty—such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for a Master Fund.

DESCRIPTION OF THE SHARES AND THE MASTER FUND UNITS; THE FUNDS; CERTAIN MATERIAL TERMS OF THE TRUST DECLARATIONS

The following summary describes in brief the Shares and the Master Fund Units and certain aspects of the operation of the Trust, each Fund, the Master Trust and each Master Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Trust and Master Trust and the material terms of the Declarations of Trust, each of which are substantially identical except as set forth below. Prospective investors should carefully review the Forms of Declarations of Trust filed as exhibits to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the applicable Trust Declaration.

Description of the Shares and the Master Fund Units

Each Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund. The Shares of each Fund are listed on the Amex under the following symbols:

•	PowerShares DB Energy Fund—DBE;

•	PowerShares DB Oil Fund—DBO;

•	PowerShares DB Precious Metals Fund—DBP;

•	PowerShares DB Gold Fund—DGL;

•	PowerShares DB Silver Fund—DBS;

•	PowerShares DB Base Metals Fund—DBB; and

•	PowerShares DB Agriculture Fund—DBA.

The Shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 200,000 Shares, or Baskets. Individual Shares may not be purchased from each Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from each Fund or redeem Shares or Baskets.

Each Fund invests the proceeds of its offering of Shares in a corresponding Master Fund. Each Master Fund issues common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of such Master Fund. Master Fund Units may be purchased or redeemed on a continuous basis, but only by the Fund and only in blocks of 200,000 Master Fund Units, or Master Unit Baskets. Each Master Fund is wholly-owned by the corresponding Fund and the Managing Owner. Each Share issued by a Fund correlates with a Master Fund Unit issued by such Fund’s corresponding Master Fund and held by such Fund.

Principal Office; Location of Records

Each of the Trust and the Master Trust is organized in seven separate series as a statutory trust under the Delaware Statutory Trust Act. The Trust and Master Trust are managed by the Managing Owner, whose office is located at 60 Wall Street, New York, New York 10005, telephone: (212) 250-5883.

The books and records of each Fund and each Master Fund are maintained as follows: all marketing materials are maintained at the offices of ALPS Distributors, Inc., 1625 Broadway, Suite 2200, Denver, Colorado 80202; telephone number (303) 623-2577; Basket creation and redemption books and records, certain financial books and records (including Fund and Master Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by The Bank of New York,

2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850. All other books and records of each Fund and each Master Fund (including minute books and other general corporate records, trading records and related reports and other items received from each Master Fund’s Commodity Brokers) are maintained at each Fund’s principal office, c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005; telephone number (212) 250-5883.

The books and records of each Fund, and the Master Fund are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders of such Fund or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Fund during regular business hours as provided in the Declarations of Trust. The Managing Owner will maintain and preserve the books and records of each Fund and Master Fund for a period of not less than six years.

The Funds

The Trust and the Master Trust are formed and are operated in a manner such that each Fund is liable only for obligations attributable to such Fund and Shareholders of a Fund are not subject to the losses or liabilities of any other Fund. If any creditor or Shareholder in any particular Fund asserted against a Fund or Master Fund a valid claim with respect to its indebtedness or Shares, the creditor or Shareholder would only be able to recover money from that particular Fund and its assets and from the Managing Owner and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund and against the Managing Owner and its assets, and not against any other Fund or Master Fund or the Trust or Master Trust generally or any of their respective assets. The assets of any particular Fund include only those funds and other assets that are paid to, held by or distributed to the Fund or Master Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust or Master Trust for the purchase of Shares or Units in a Fund or Master Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or Master Fund or the Trust or Master Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust or Master Trust, any Fund or Master Fund or the Managing Owner on behalf of the Trust or Master Trust or any Fund or Master Fund, has acknowledged and consented in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•

voluntarily reduce the priority of its Claims against the Funds or the Master Funds or their respective assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Funds or the Master Funds or their respective assets, except that Claims against the Trust or Master Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund or Master Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund or Master Fund (but not from the assets of any other Fund or the Trust or Master Fund or the Master Trust generally) equal to the treatment received by all other creditors and Shareholders that dealt with such Fund or Master Fund; and

•

a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust or Master Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust or Master Trust generally or any Fund or Master Fund.

No special custody arrangements are applicable to any Fund, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over any Fund or Master Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of each Trust, Master Trust, Fund and Master Fund to the Managing Owner.

Although Shares in a Fund need not carry any voting rights, the Declaration of Trust gives Shareholders of each Fund voting rights in respect of the business and affairs of such Fund comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust, each Fund and of the Master Trust and each Master Fund. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust and each Fund and Master Trust and the Master Funds are limited to its express obligations under the Trust Declarations.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the applicable Trust Declaration.

The Trustee serves as the sole trustee of the Trust and the Master Trust in the State of Delaware. The Trustee accepts service of legal process on any Trust, the Funds and the Master Trust and the Master Funds in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust or the Master Trust, the Managing Owner or the Shareholders of any Fund. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust and the Master Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. Each of the Trust Declarations provides that the Trustee is compensated by each Fund or Master Fund, as appropriate, and is indemnified by each Fund or Master Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund or Master Fund, as appropriate, or the performance of its duties pursuant to the Trust Declarations, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Trust, the Master Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in each Trust Declaration.

Under each Trust Declaration, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Funds, the Trust, the Master Trust and the Master Funds. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day-to-day management of the business and operations of the Funds, the Trust, the Master Trust and the Master Funds, other than certain limited voting rights as set forth in each Trust Declaration. In the course of its management of the business and affairs of the Funds, the Trust, the Master Trust and the Master Funds, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Funds, the Trust, the Master Trust or the Master Funds, as appropriate.

Because the Trustee has delegated substantially all of its authority over the operation of the Funds, the Trust, the Master Trust and the Master Funds to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

Performance information with respect to the offered pools starts on page 34. The section “Performance of Commodity Pools Operated by the Managing Owner and its Affiliates” on page 104 includes performance information of other pools managed by the Managing Owner.

The Managing Owner

Background and Principals

DB Commodity Services LLC, a Delaware limited liability company, is the Managing Owner of the Trust and each Fund and the Master Trust and each Master Fund. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Trust and each Fund and Master Trust and each Master Fund. The Managing Owner has been registered with the CFTC as a commodity pool operator and commodity trading advisor since June 7, 2005 and is a member in good standing of the NFA in such capacity. Its principal place of business is 60 Wall Street, New York, New York 10005, telephone number (212) 250-5883. The Managing Owner is a wholly-owned subsidiary of DB U.S. Financial Markets Holding Corporation, which is a wholly-owned, indirect subsidiary of Deutsche Bank AG. DB U.S. Financial Markets Holding Corporation has been a principal of the Managing Owner since June 7, 2005. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Trust and each Fund or the Master Trust and each Master Fund.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

Principals and Key Employees

Kevin Rich, Gregory Collett and Martin Kremenstein serve as the Chief Executive Officer and Principal Financial Officer, Chief Operating Officer and Vice President of the Managing Owner, respectively.

The Managing Owner is managed by a Board of Managers. The Board of Managers is comprised of Messrs. Rich, Collett and Kremenstein.

Kevin Rich joined Deutsche Bank AG in June 2003 and serves as a Director in the Global Currency & Commodities Complex Risk Group with responsibility for providing currency and commodity-based investor solutions to the DB sales force in the Americas. Mr. Rich serves as an associated person, principal, Chief Executive Officer and Principal Financial Officer of the Managing Owner and as an associated person of Deutsche Bank Securities Inc. Prior to joining Deutsche Bank, Mr. Rich was a Regional Vice President from November 2002 through May 2003 in Product Distribution for Claymore Securities, Inc. (“Claymore”), responsible for distribution of closed-end funds and unit investment trusts in the State of New York. Mr. Rich acted as an independent product development consultant prior to joining Claymore (August through October, 2002). From January 2000 through July 2002, Mr. Rich worked at Lehman Brothers, Inc. Mr. Rich served in several roles supporting the equities, fixed income and investment banking product lines. Mr. Rich received his MBA in Finance from the New York University Leonard N. Stern School of Business in 1996 and his Bachelors of Science in Business Administration from Taylor University in Upland, Indiana in 1983.

Gregory Collett served as Vice President and Counsel in the Legal Department of Deutsche Bank AG from October 2002 through June 2006, where he worked primarily with the Commodities Group to build Deutsche Bank’s power and gas trading and commodity funds businesses. Mr. Collett joined the Global Currency & Commodities Complex Risk Group in June 2006 with responsibility for providing currency and commodity based investor solutions to the DB sales force in the Americas and serves as a principal and Chief Operating Officer of the Managing Owner. Mr. Collett also serves as an associated person of Deutsche Bank Securities Inc.

From March 2000 through October 2002, Mr. Collett was an associate with the law firm of Sidley Austin LLP in New York, and prior to that he was an attorney-advisor with the Commodity Futures Trading Commission from October 1998 to February 2000. Since 2003, Mr. Collett has served on the Futures Industry Association’s Law & Compliance Executive Committee. Mr. Collett received his J.D. from George Washington University Law School in 1997 and his B.A. from Colgate University in 1993.

Martin Kremenstein joined Deutsche Bank AG in August 2006, and serves as a Vice President in the Global Currency & Commodities Complex Risk Group with responsibility for providing currency and commodity-based investor solutions to the DB sales force in the Americas. Mr. Kremenstein serves as a Vice President of the Managing Owner. Prior to joining Deutsche Bank, Mr. Kremenstein worked for JPMorgan Chase from September 1998 to August 2006, initially in London and then, from June 2003, in New York. From February 2005 to August 2006, Mr. Kremenstein worked in Market Risk Management, covering the Credit Portfolio division initially as an Associate, and later as a Vice President. From September 1998 to February 2005, Mr. Kremenstein worked in various roles in Operations at JPMorgan Chase, including managing the Credit Portfolio Credit Hedge Analysis team, managing projects for the Credit Portfolio Market Hedge team, and managing P&L production for the Counterparty Risk Book (London). Mr. Kremenstein received his B.A. from the University of Leeds in 1998. Mr. Kremenstein is a principal and an associated person of the Managing Owner.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Trust and each Fund and the Master Trust and each Master Fund.

As managing owner of the Trust and each Fund and the Master Trust and each Master Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Trust and each Fund and the Master Trust and each Master Fund, consistent with the terms of the Trust Declarations. A form of each of the Trust Declarations is filed as an exhibit to the registration statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Trust and each Fund and the Master Trust and each Master Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Trust and each Fund and the Master Trust and each Master Fund, as set forth herein and in the Trust Declarations (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Declarations provide that the Managing Owner and its affiliates shall have no liability to the Trust and each Fund or the Master Trust and each Master Fund or to any Shareholder for any loss suffered by the Trust and each Fund or the Master Trust and each Master Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund or the Master Fund, as applicable, and such course of conduct did not constitute negligence or misconduct by the Managing Owner Related Parties. The Trust and each Fund and the Master Trust and each Master Fund have agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Fund and the Master Trust and each Master Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund or the Master Fund, as applicable.

Under Delaware law, a beneficial owner of a business trust (such as a Shareholder of each Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (“SEC”). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Commodity Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Trust and each Fund and the Master Trust and each Master Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Funds. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds and Master Funds

The Managing Owner has made and expects to maintain an aggregate investment of $25,000 in each Fund and Master Fund. No principal has an ownership or beneficial interest in any Fund or any Master Fund.

Management; Voting by Shareholders

The Shareholders of each Fund take no part in the management or control, and have no voice in the operations or the business of the Trust, such Fund, the Master Trust, or the Master Funds. Shareholders, voting together as a single series, may, however, remove and replace the Managing Owner as the managing owner of the Trust and all of the Funds, and may amend the Trust Declaration of the Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Trust and all of the Funds. The owners of 10% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Trust Declaration to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in each Fund of the Trust or Master Trust and Master Funds, are non-voting.

The Managing Owner has the right unilaterally to amend the Trust Declaration as it applies to any Fund provided that any such amendment is for the benefit of and not adverse to the Shareholders of such Fund or the Trustee and also in certain unusual circumstances—for example, if doing so is necessary to comply with certain regulatory requirements.

Recognition of the Trust, the Master Trust, the Funds and each Master Fund in Certain States

A number of states do not have “business trust” statutes such as that under which the Trust and the Master Trust have been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Declarations provide that no written obligation may be undertaken by any Fund or Master Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, each Fund and Master Fund, respectively, itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner. The Managing Owner is itself generally liable for all obligations of each Fund and Master Fund and will use its assets to satisfy any such liability before such liability would be enforced against any Shareholder individually.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders of each Fund agree in the Trust Declaration that they will indemnify such Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of such Fund, or

•	taxes separately imposed on the Fund by any state, local or foreign taxing authority.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders of a Fund indemnifying such Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of a Fund in such states might, theoretically, be challenged—although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares of each Fund trade on the Amex and provide institutional and retail investors with direct access to each Fund. Each Fund holds no investment assets other than the Master Fund Units of the corresponding Master Fund. The Shares of each Fund may be bought and sold on the Amex like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust’s Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of each Fund within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the National Futures Association, or the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust, each Fund and the Master Trust and each Master Fund. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at www.dbfunds.db.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.

The Managing Owner will notify Shareholders of any change in the fees paid by the Trust and the Master Trust or of any material changes to any Fund or any Master Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Managing Owner’s website at www.dbfunds.db.com. Any such notification will include a description of Shareholders’ voting rights.

Net Asset Value

Net asset value in respect of any Master Fund, means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, net asset value includes any unrealized profit or loss on open futures contracts, and any other credit or debit accruing to a Master Fund but unpaid or not received by a Master Fund. All open futures contracts traded on a United States exchange are calculated at their then current market value, which are based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, will be based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of a Master Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on any Master Fund’s foreign exchange futures brokerage account is accrued at least monthly. The amount of any distribution will be a liability of such Master Fund from the day when the distribution is declared until it is paid.

Net asset value per Master Fund Unit, in respect of any Master Fund is the net asset value of the Master Fund divided by the number of its outstanding Master Fund Units. Because there is a one-to-one correlation between Shares of a Fund and Master Fund Units of its corresponding Master Fund, the net asset value per Share of any Fund and the net asset value per Master Fund Unit of its corresponding Master Fund is equal.

Termination Events

The Trust, or, as the case may be, any Fund, will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of a Fund and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Trust and to appoint a successor Managing Owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value of each Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a Managing Owner to the reconstituted trust. If such an election is made, all Shareholders of the Funds will be bound thereby and continue as Shareholders of series of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Trust or any Fund, as the case may be.

•	In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

•	The Trust or any Fund, as the case may be, becomes insolvent or bankrupt.

•

The Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•

The determination of the Managing Owner that the aggregate net assets of a Fund in relation to the operating expenses of such Fund make it unreasonable or imprudent to continue the business of such Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate net asset value of the Trust as of the close of business on any business day declines below $10 million.

•	The Trust or any Fund becoming required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

DISTRIBUTIONS

The Managing Owner has discretionary authority over all distributions made by each Fund and its corresponding Master Fund. To the extent that a Master Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Master Fund and its corresponding Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR

The Trust and Master Trust, on behalf of each Fund and each Master Fund, respectively, has appointed The Bank of New York as the administrator of each Fund and each Master Fund and has entered into an Administration Agreement in connection therewith.

The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217. The Bank of New York is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of each Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York by calling the following number: (718) 315-4412. A copy of the Administration Agreement is available for inspection at The Bank of New York’s trust office identified above.

The Administrator retains certain financial books and records, including: Basket creation and redemption books and records, Fund and Master Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

The Administrator’s monthly fees of up to 0.05% per annum are paid on behalf of each Fund and each Master Fund by the Managing Owner out of each Master Fund’s Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

The Administrator receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid indirectly by the Authorized Participants and not by any Fund or any Master Fund.

The Trust retains the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and the Shareholders of each Fund.

ALPS DISTRIBUTORS, INC.

The Trust, on behalf of each Fund, has appointed ALPS Distributors, Inc. or ALPS Distributors, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to NASD compliance in connection with marketing efforts; review and filing of marketing materials with the NASD; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact ALPS Distributors toll-free in the U.S. at (877) 369-4617.

ALPS Distributors retains all marketing materials separately for each Fund and Master Fund, at the offices of ALPS Distributors, Inc., 1625 Broadway, Suite 2200, Denver, Colorado 80202; telephone number (303) 623-2577.

The Managing Owner, out of the relevant Management Fee, pays ALPS Distributors for performing its duties on behalf of each Fund and its corresponding Master Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services to such Fund or its Master Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers. ALPS Distributors is affiliated with ALPS Mutual Fund Services, Inc., a Denver-based service provider for administration, fund accounting, transfer agency and shareholder services for mutual funds, closed-end funds and exchange-traded funds with over 100,000 shareholder accounts and approximately $10 billion in client mutual fund assets under administration. ALPS Distributors provides distribution services and has approximately $120 billion in client assets under distribution.

ALPS Distributors, Inc. is the distributor of PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund, PowerShares DB Silver Fund, PowerShares DB Base Metals Fund and PowerShares DB Agriculture Fund. Certain marketing services may be provided for each Fund by A I M Distributors, Inc. or PowerShares Capital Management, LLC. This assistance includes the licensing of the PowerShares® registered service mark to the Managing Owner for use with each Fund. PowerShares® is a registered service mark of PowerShares Capital Management LLC. PowerShares Capital Management LLC is not a sponsor or promoter of any of the Funds and has no responsibility for the performance of any of the Funds or the decisions made or actions taken by the Managing Owner.

A I M DISTRIBUTORS, INC.

Through a marketing agreement between the Managing Owner, A I M Distributors, Inc., or AIM Distributors, an affiliate of PowerShares Capital Management LLC, or PowerShares, the Managing Owner, on behalf of each Fund and each Master Fund, has appointed AIM Distributors as a marketing agent. AIM Distributors assists the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding each Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating each Fund’s name, characteristics, uses, benefits, and risks, consistent with the prospectus. AIM Distributors will not open or maintain customer accounts or handle orders for the Funds. AIM Distributors engages in public seminars, road shows, conferences, media interviews, field incoming telephone “800” number calls and distribute sales literature and other communications (including electronic media) regarding each Fund. Investors may contact AIM Distributors toll-free in the U.S. at (800) 983-0903.

AIM Distributors is a subsidiary of AMVESCAP PLC. AMVESCAP is a leading independent global investment manager operating under the AIM, INVESCO, AIM Trimark, Invesco Perpetual and Atlantic Trust brands.

The Managing Owner, out of the relevant Management Fee, pays AIM Distributors for performing its duties on behalf of each Fund and its corresponding Master Fund.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the

Trustee and the Managing Owner on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares of each Fund by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares of such Fund constituting a Basket.

MATERIAL CONTRACTS

Brokerage Agreement

The Commodity Broker and the Master Trust (on behalf of each Master Fund) entered into a brokerage agreement with respect to each Master Fund, or, each a Brokerage Agreement. As a result the Commodity Broker:

•	acts as the clearing broker;

•	acts as custodian of each Master Fund’s assets; and

•	performs such other services for each Master Fund as the Managing Owner may from time-to-time request.

As clearing broker for each Master Fund, the Commodity Broker receives orders for trades from the Managing Owner.

Confirmations of all executed trades are given to each Master Fund by the Commodity Broker. Each

Brokerage Agreement incorporates the Commodity Broker’s standard customer agreements and related documents, which generally include provisions that:

•	all funds, futures and open or cash positions carried for each Master Fund are held as security for each respective Master Fund’s obligations to the Commodity Broker;

•	the margins required to initiate or maintain open positions are as from time-to-time established by the Commodity Broker and may exceed exchange minimum levels; and

•

the Commodity Broker may close out positions, purchase futures or cancel orders at any time it deems necessary for its protection, without the consent of the Master Trust, on behalf of any Master Fund.

As custodian of each Master Fund’s assets, the Commodity Broker is responsible, among other things, for providing periodic accountings of all dealings and actions taken by the Master Trust on behalf of each Master Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of each Master Fund.

Administrative functions provided by the Commodity Broker to each Master Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

As long as a Brokerage Agreement between the Commodity Broker and the Master Trust, on behalf of each Master Fund is in effect, the Commodity Broker will not charge any Master Fund a fee for any of the services it has agreed to perform, except for the agreed upon brokerage fee.

Each Brokerage Agreement is not exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. The Brokerage Agreement is terminable by the Master Trust, on behalf of each Master Fund or the Commodity Broker without penalty upon thirty (30) days’ prior written notice (unless where certain events of default occur or there is a material adverse change to a Master Fund’s financial position, in which case only prior written notice is required to terminate the Brokerage Agreement).

Each Brokerage Agreement provides that neither the Commodity Broker nor any of its managing directors, officers, employees or affiliates will be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by the Master Trust or each Master Fund other than as a result of the Commodity Broker’s gross negligence or reckless or intentional misconduct or breach of such agreement.

Administration Agreement

Pursuant to the Administration Agreement among the Trust, the Master Trust, each on behalf of itself and on behalf of each of their respective Funds and Master Funds, and the Administrator, the Administrator performs or supervises the performance of services necessary for the operation and administration of each Fund and each Master Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement with respect to a Fund or its corresponding Master Fund upon 30 days prior written notice if the Fund and/or Master Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by the Trust, the Master Trust or any Fund or Master Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Trust, the Master Trust, the Funds, the Master Funds or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of the Administrator.

Subject to limitations, the Trust, the Master Trust and/or each of their respective Funds and Master Funds, each Fund and each Master Fund will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Trust, Master Trust or any Fund or Master Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the registration statement or Prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for any Fund or any Master Fund, or arising out of transactions or other activities of any Fund or any Master Fund which occurred prior to the commencement of the Administration Agreement; provided, that neither the Trust, Master Trust, any Fund any Master Fund will indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of each of the Trust, Master Trust, each Fund and Master Fund and their respective successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, the Trust, Master Trust, each Fund or Master Fund will indemnify the Administrator against and save the

Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund or Master Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of the Trust or Master Trust, on behalf of each of their respective corresponding Funds or Master Funds or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for the Trust, Master Trust or any Fund or Master Fund or its own counsel; (iv) any improper use by any Trust, Master Trust, Fund or Master Fund or their respective agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing net asset value; or (vi) any valuations or net asset value provided by any Fund or Master Fund.

Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Trust or the Master Trust, on behalf of each of their respective Funds or Master Funds or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Notwithstanding any other provision contained in the Administration Agreement, the Administrator will have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify any Fund or Master Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to any Fund or Master Fund; (b) the taxable nature or effect on any Fund or Master Fund or their shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by each Fund or Master Fund to their respective shareholders; or (d) the effect under any federal, state, or foreign income tax laws of each Fund or Master Fund making or not making any distribution or dividend payment, or any election with respect thereto.

Global Custody Agreement

The Bank of New York serves as each Fund’s custodian, or Custodian. Pursuant to the Global Custody Agreement between the Trust, on its own behalf and behalf of each Fund, and the Custodian, or Custody Agreement, the Custodian serves as custodian of all securities and cash at any time delivered to Custodian by each respective Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts for each Fund pursuant to the Custody Agreement. The Custodian will maintain separate and distinct books and records segregating the assets of each Fund and its corresponding Master Fund.

The Trust, on behalf of each Fund, independently, and the Custodian may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice. Upon termination thereof, the applicable Fund will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Trust, on behalf of each Fund gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any securities or cash remain in any account, the Custodian may deliver to the Trust, on behalf of each Fund such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against the Trust or any Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by the Trust or any Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to the Trust or any Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Trust or any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Trust, on behalf of each Fund, as applicable, will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of each Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security.

In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of each Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Trust, on its own behalf and on behalf of each Fund, will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by any Fund; provided however, that the Trust, on its own behalf and on behalf of each Fund, as applicable will not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity will be a continuing obligation of the Trust, on its own behalf and on behalf of each Fund, as applicable, their successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York serves as each Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Trust, the Trust on behalf of each Fund and the Transfer Agent, the Transfer Agent serves as each Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless any party provides written notice of termination (with respect to a specific Fund) at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

•	Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service

Agreement, including, without limitation in the case of the Trust, on behalf of each Fund, its obligations to compensate the Transfer Agent, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•

Each Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Trust, or any Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Trust.

The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and the Trust or each applicable Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:

•

All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement, provided that such actions are taken without gross negligence, or willful misconduct.

•	The Trust’s or the respective Fund’s gross negligence or willful misconduct.

•	The breach of any representation or warranty of the Trust thereunder.

•	The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records,

documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust, on its own behalf or on behalf of any Fund or any other person or firm on behalf of the Trust or a Fund including but not limited to any previous transfer agent or registrar.

•

The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Trust and the Trust on behalf of each Fund on behalf of each Fund.

•

The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Distribution Services Agreement

ALPS Distributors provides certain distribution services to each Fund. Pursuant to the Distribution Services Agreement between the Trust, with respect to each Fund and ALPS Distributors, ALPS Distributors assists the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing including reviewing and approving marketing materials.

The date of the Distribution Services Agreement is the effective date and such Agreement will continue until two years from such date and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Managing Owner with respect to each Fund or otherwise as provided under the Distribution Services Agreement. The Distribution Services Agreement is terminable without penalty on sixty days’ written notice by the Managing Owner of each Fund (with respect to any individual Fund) or by ALPS Distributors. The Distribution Services Agreement will automatically terminate in the event of its assignment.

Pursuant to the Distribution Services Agreement, each Fund will indemnify ALPS Distributors as follows:

Each Fund indemnifies and holds harmless ALPS Distributors and each of its directors and officers and each person, if any, who controls ALPS Distributors within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expenses and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, Prospectus, statement of additional information, Shareholder reports or other information filed or made public by each respective Fund (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the Securities Act or any other statute or the common law. However, the Funds do not indemnify ALPS Distributors or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to each respective Fund by or on behalf of ALPS Distributors. In no case

•

is the indemnity of each Fund in favor of ALPS Distributors or any person indemnified to be deemed to protect ALPS Distributors or any person against any liability to each Fund or its security holders to which ALPS Distributors or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Services Agreement, or

•

is any Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against ALPS Distributors or any person indemnified unless ALPS Distributors or the person, as the case may be, will have notified the applicable Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims will have been served upon ALPS Distributors or any such person (or after ALPS Distributors or such person will have received notice of service on any designated agent).

However, failure to notify each Fund of any claim will not relieve each Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement described herein. Each Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if any Fund elects to assume the defense, the defense will be conducted by counsel chosen by such Fund. In the event any Fund elects to assume the defense of any suit and retain counsel, ALPS Distributors, officers or directors or controlling person(s), defendant(s) in the suit, will bear the fees and expenses of any additional counsel retained by them. If no Fund elects to assume the defense of any suit, it will reimburse ALPS Distributors, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. Each Fund agrees to notify ALPS Distributors promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

Marketing Agreement

AIM Distributors provides certain marketing services to each Fund. Pursuant to the Marketing Agreement between the Managing Owner on behalf of each Fund and AIM Distributors, AIM Distributors assists the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding each Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating each Fund’s name, characteristics, uses, benefits, and risks, consistent with the prospectus. AIM Distributors will not open or maintain customer accounts or handle orders for the Funds. AIM Distributors engages in public seminars, road shows, conferences, media interviews, field incoming telephone “800” number calls and distribute sales literature and other communications (including electronic media) regarding each Fund.

The effective date of the Marketing Agreement will be the effective date of the registration statement and such Marketing Agreement will continue until terminated. The Marketing Agreement is terminable upon written notice by the Managing Owner of each Fund (with respect to any individual Fund) or by AIM Distributors. The Marketing Agreement may be terminated upon 30 days’ prior written notice for cause as provided under the Marketing Agreement or upon 90 days’ prior written notice as provided under the Marketing Agreement.

The Marketing Agreement may not be assigned without the prior written consent of the parties to the Marketing Agreement.

Pursuant to the Marketing Agreement, each party to this Agreement will indemnify and hold harmless the other parties to this Agreement against all losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any claim, demand, action or suit arising out of or in connection with the indemnifying party’s failure to comply with applicable laws, rules and regulations in connection with performing its obligations under this Agreement; negligence or willful misconduct in carrying out its duties and responsibilities under this agreement; or material breach of the terms of this Agreement. The indemnities granted by the parties in this Agreement will survive the termination of this Agreement. Additionally, the Managing Owner will indemnify AIM Distributors and hold AIM Distributors harmless from any losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any claim, demand, action or suit arising out of or in connection with any sales materials relating to each Fund provided by the Managing Owner to AIM Distributors.

AIM Distributors will not perform any marketing in respect of any Fund prior to AIM Distributors’ receipt of written notice from the Managing Owner that such Fund’s registration statement has been declared effective by the SEC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies, other than the status of the Master Funds as qualified PTPs within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, or the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for United States federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service, or IRS, or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Funds

Under current law and assuming full compliance with the terms of the Trust Declaration (and other relevant documents), in the opinion of Sidley Austin LLP, each of the Funds will not be classified as an association taxable as a corporation. As a result, for tax purposes, you will be treated as the beneficial owner of a pro rata portion of the Master Fund Units in the corresponding Master Fund held by each Fund whose Shares you purchase. Each Fund intends to take the position that it is a grantor trust for Federal income tax purposes, although it is possible that the IRS might disagree and choose to treat it as a partnership or disregarded entity. While such recharacterization would impact the manner in which a Fund’s annual tax information is reported to Shareholders, it should not materially impact the timing of income or loss recognition or character of income realized by Shareholders. As described herein, the Master Fund underlying or corresponding to each Fund is classified as a partnership and each Fund will not under any characterization be subject to entity-level income tax. If a Fund were to be treated as a disregarded entity, Shareholders in the Fund would be treated as directly owning a proportionate share of the Fund’s partnership interest in its underlying or corresponding Master Fund and would take into account their allocable share of such Master Fund’s tax items, a result identical to that described above for treatment of the Fund as a grantor trust. If a Fund were classified as a partnership, Shareholders of such Fund would be treated as owning interests in a holding partnership whose only investment is an equity interest in its underlying or corresponding Master Fund. Because ownership of the Fund and its underlying or corresponding Master Fund will be identical (except for the small equity interest of the Managing Owner in each Master Fund), the tax years of the two partnerships would always be the same and Shareholders in the Fund would look through to the assets and tax items of its underlying or corresponding Master Fund when determining their federal income tax liability for any particular tax year. This tax treatment is, likewise, the same as if the Fund were characterized as a grantor trust. The only impact a reclassification of a Fund would have on Shareholders is the manner in which their annual share of tax items related to the underlying or corresponding Master Fund assets is reported to them. If the Managing Owner determines, based on a challenge to a Fund’s tax status or otherwise, that the existence of the Fund results or is reasonably likely to result in a material tax detriment to Shareholders, then the Managing Owner may, among other things, agree to dissolve the Fund and transfer its underlying or corresponding Master Fund Units to Shareholders of such Fund in exchange for their Shares.

Status of the Master Funds

A partnership is not a taxable entity and incurs no United States federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (“qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as each Master Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. Each Master Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the terms of the Trust Declaration (and other relevant documents) and based upon factual representations made by each Master Fund, in the opinion of Sidley Austin LLP, each Master Fund will be classified as a partnership for United States federal income tax purposes. The factual representations upon which Sidley Austin LLP has relied are: (a) the Master Fund has not elected and will not elect to be treated as a corporation for United States federal income tax purposes; and (b) for each taxable year, 90% or more of the Master Fund’s gross income will be qualifying income.

There can be no assurance that the IRS will not assert that a Master Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of any Master Fund for United States federal income tax purposes or whether the Master Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether a Master Fund will continue to meet the qualifying income exception is a matter that will be determined by the Master Fund’s operations and the facts existing at the time of future determinations. However, each Master Fund’s Managing Owner will use its best efforts to cause the operation of the Master Fund in such manner as is necessary for the Master Fund to continue to meet the qualifying income exception.

If a Master Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), the Master Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the Shareholders in liquidation of their interests in the company. This contribution and liquidation generally should be tax free to Shareholders of the corresponding Fund and the Master Fund so long as the Master Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the Master Fund would be treated as a corporation for United States federal income tax purposes. If a Master Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders, and its net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made to the corresponding Fund would be treated as taxable dividend income, to the extent of the Master Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each Shareholder’s tax basis in its Shares, or taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of a Master Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after tax return and thus could result in a substantial reduction of the value of the Shares of its corresponding Fund.

The discussion below is based on Sidley Austin LLP’s opinion that each Master Fund will be classified as a partnership that is not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

Treatment of Master Fund Income

A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder in the Fund which corresponds to a particular Master Fund will be required to include in income its allocable share of the Master Fund’s income, gain, loss, deduction and other items for the Master Fund’s taxable year ending with or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders in the Fund which corresponds to a particular Master Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Master Fund generates taxable income but does not make cash distributions in an amount equal to, or if the Shareholder is not able to deduct, in whole or in part, such Shareholder’s allocable share of the Master Fund’s expenses or capital losses. Each Master Fund’s taxable year will end on December 31 unless otherwise required by law. Each Master Fund will use the accrual method of accounting.

Shareholders will take into account their share of ordinary income realized by such Fund’s underlying or corresponding Master Fund from accruals of interest on Treasury Bills (“T-Bills”) held in the Master Fund’s portfolio. Each Master Fund may hold T-Bills or other debt instruments with “acquisition discount” or “original issue discount”, in which case Shareholders in the Fund which corresponds to a particular Master Fund would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Master Fund may also acquire debt instruments with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Shareholders in the Fund which corresponds to a particular Master Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Master Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. It is expected that the futures on the Indexes held by the Master Funds will constitute Section 1256 Contracts. Section 1256 Contracts held by the Master Funds at the end of a taxable year of the Master Funds will be treated for United States federal income tax purposes as if they were sold by the Master Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Master Fund’s obligations under such contracts), must be taken into account by the Master Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Master Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions are met. Thus, Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the underlying or corresponding Master Fund. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

Allocation of the Master Funds’ Profits and Losses

For United States federal income tax purposes, a Shareholder’s distributive share of a Master Fund’s income, gain, loss, deduction and other items will be determined by the Master Trust’s Trust Declaration, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Master Trust’s Trust Declaration should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Master Trust’s Trust Declaration were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Master Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact you.

Monthly Allocation and Revaluation Conventions

In general, each Master Fund’s taxable income and losses will be determined monthly and will be apportioned among the holders of Shares of its corresponding Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Master Fund’s monthly convention for allocating income and deductions. If this were to occur, the Master Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Master Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Master Fund’s assets. This will result in the allocation of items of the Master Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Master Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Master Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Master Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Master Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Master

Fund’s assets based on a calculation utilizing the lowest trading price of the corresponding Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Master Fund’s assets at the time it acquires the Shares or (ii) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Master Fund’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept a Master Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Master Funds must be reallocated among the holders of Shares of their respective corresponding Funds. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Managing Owner is authorized to revise the Master Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Master Fund.

Section 754 Election

Each Master Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Master Fund will generally have the effect of requiring a purchaser of Shares in its corresponding Fund to adjust its proportionate share of the basis in the Master Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Master Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Master Fund’s assets associated with all of the other Shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Master Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, if a Master Fund makes the election under Code Section 754, it is expected that the Master Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Master Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Master Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Master Fund will be required to obtain information regarding each holder’s secondary market transactions in Shares as well as creations and redemptions of Shares. Each Master Fund will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that any Master Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that any Master Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Master Fund Units and its share of inside basis.

Constructive Termination

A Master Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares in the corresponding Fund within a 12-month period. A constructive termination results in the closing of a Master Fund’s taxable year for all holders of Shares in the corresponding Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a Master Fund (which is expected to be a fiscal year ending December 31), the early closing of the Master Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The Master Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Master Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Master Fund will be taxable to a Shareholder only to the extent such distributions exceed the Shareholder’s tax basis in the partnership interests it is treated as owning (see “—Tax Basis in Master Fund Units” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “—Disposition of Shares” below).

Creation and Redemption of Share Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket of Shares. If a Master Fund disposes of assets in connection with the redemption of a Basket of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to you. An Authorized Participant’s creation or redemption of a Basket of Shares also may affect your share of a Master Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to you on the a sale or disposition of portfolio assets by the Master Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, it will be treated for United States federal income tax purposes as transferring its pro rata share of the partnership interests held by the Fund. If such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the partnership interests deemed sold. The amount realized will include the U.S. Shareholder’s share of the Master Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Master Fund Units deemed sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income.

Tax Basis in Master Fund Units

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (a) the amount of cash paid by such U.S. Shareholder for its Shares and (b) such U.S. Shareholder’s share of the Master Fund’s liabilities. A U.S. Shareholder’s tax basis in the Master Fund Units it is treated as holding will be increased by (a) the U.S. Shareholder’s share of the Master Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Master Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Master Fund’s liabilities. A U.S. Shareholder’s tax basis in Master Fund Units it is treated as holding will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Master Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Master Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Master Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that Shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by a Master Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations (which are scheduled to be phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. Each Master Fund will report such expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Master Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees each Master Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Master Funds have not yet determined whether they will make such an election. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non passive) income. Under temporary Treasury regulations, income or loss from a Master Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from a Master Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, a Master Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s Shareholders in proportion to the number of Master Fund Units treated as owned by each of them as of the close of the last trading day of the preceding month. With respect to any Master Fund Unit that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Master Fund Unit (other than an underwriter or other person holding in a similar capacity) for United States federal income tax purposes will be treated as holding such Master Fund Unit for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to the Master Fund’s convention for allocating income and deductions. In that event, the Master Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept a Master Fund’s convention, the IRS may contend that taxable income or losses of the Master Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. Each Master Fund’s Managing Owner is authorized to revise the Master Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by each Fund and each Master Fund

Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Master Fund will file a partnership return with the IRS and intends to issue a Schedule K-1 to the Managing Owner on behalf of the Shareholders. The Managing Owner of each Fund intends to report to you all necessary items on a tax information statement or some other form as required by law. If you hold your Shares through a nominee

(such as a broker), we anticipate that the nominee will provide you with an IRS Form 1099 or substantially similar form, which will be supplemented by additional tax information that we will make available directly to you at a later date, but in time for you to prepare your federal income tax return. Each holder of Shares hereby agrees to allow brokers and nominees to report to the relevant Master Funds its name and address and such other information as may be reasonably requested by the Master Fund for purposes of complying with its tax reporting obligations. We note that, given the lack of authority addressing structures similar to that of the Funds and the Master Funds, it is not certain that the IRS will agree with the manner in which tax reporting by the Funds and the Master Funds will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Treasury regulations could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

Treatment of Securities Lending Transactions Involving Shares

A Shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such Shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Master Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the Shareholder, and (2) any cash distributions received by the Shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, Shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code)

as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Master Trust’s Trust Declaration the Managing Owner will be appointed the “tax matters partner” of each Master Fund for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner, which is required by the Master Trust’s Trust Declaration to notify all U.S. Shareholders of any United States federal income tax audit of any Master Fund, will have the authority under the Trust Declaration to conduct any IRS audits of each Master Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ United States federal income tax liabilities with respect to Master Fund items.

A United States federal income tax audit of a Master Fund’s information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Master Fund as well as to the Master Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of a Fund or a Master Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Master Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Master Fund, withheld on payments made to us or paid by us on behalf of Fund Shareholders. If a Shareholder elects to claim foreign tax credit, it must include in its gross income, for

United States federal income tax purposes, both its share of the Master Fund’s items of income and gain and also its share of the amount which is deemed to be the Shareholder’s portion of foreign income taxes paid with respect to, or withheld from, interest or other income derived by the Master Fund. U.S. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. Even if the Shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s United States federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Master Fund or the Shareholders (1) if a Shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Master Fund’s material advisers could be required to maintain a list of persons investing in the Master Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

A non-U.S. Shareholder will not be subject to United States federal income tax on such Shareholder’s distributive share of a Master Fund’s income, provided that such income is not considered to be income of the Shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such Shareholder will be subject to United States federal income tax on gains on the sale of Shares in a Master Fund’s or such Shareholder’s distributive share of gains if such Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Master Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such Shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Non-U.S. Shareholders that are individuals will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the interests of a Master Fund) will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

Changes made to the Code by the American Jobs Creation Act of 2004 allow RICs to invest up to 25% of their assets in qualified PTPs and to treat net income derived from such investments as qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, under these new rules, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. Each Master Fund anticipates that it will qualify as a qualified PTP for any taxable year in which such Master Fund realizes sufficient gross income from its commodities futures transactions. However, qualification of a Master Fund as a qualified PTP depends on performance of the Master Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of any Index will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of a Master Fund as a qualified PTP. In a revenue ruling released on December 16, 2005, the IRS has clarified that derivative contracts owned by a RIC that provide for a total- return exposure on a commodity index will not produce qualifying income for purposes of the RIC qualification rules. The IRS interpretation set forth in such rulings, however, does not adversely affect the Master Funds’ ability to be treated as a qualified PTP for purposes of applying the RIC qualification rules. RIC investors are urged to monitor their investment in the Trust and Master Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs. Each Fund will make available on the Managing Owner’s website periodic tax information designed to enable RIC investors in its Shares to make a determination as to the related Master Fund’s status under the qualified PTP rules.

Tax-Exempt Organizations

An organization that is otherwise exempt from United States federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Master Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by a Master Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. None of the Funds or Master Funds will borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares of a Fund would not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the United States federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

State and local laws often differ from United States federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. Each Master Fund may conduct business in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business.) A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

None of the Master Funds should be subject to the New York City unincorporated business tax because such tax is not imposed on an entity that is primarily engaged in the purchase and sale of securities for its “own account.” By reason of a similar “own account” exemption, it is also expected that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by any Master Fund. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in any Fund. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because each Master Fund may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in a Fund, unless certain exemptions apply. However, pursuant to applicable regulations, non New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax should not be subject to these taxes solely by reason of investing in shares based on qualification of a Fund as a “portfolio investment partnership” under applicable rules. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

Backup Withholding

Each Fund is required in certain circumstances to backup withhold on certain payments paid to noncorporate shareholders of Shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

Prospective investors are urged to consult their tax advisers before deciding whether to invest in the Shares.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in any Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations—‘Tax-Exempt Organizations’” at page 144. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of any Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in any Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in any Fund, including the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in any Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in any Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN ANY FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NO FUND IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the equity interest purchased is an “insignificant participation” (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Publicly-Offered Security Exception applies with respect to the Shares of each Fund due to their Amex listing.

Each Master Fund will be able to rely on the Insignificant Participation Exception. Because the Publicly-Offered Security Exception applies to the Shares of each Fund, each Fund’s assets will not be “plan assets.” In turn, because each Fund and the Managing Owner are the only investors in the corresponding Master Fund and the assets of the Managing Owner are not “plan assets” either, each Master Fund will not have any plan asset investors, and therefore, qualifies for the Insignificant Participation Exception.

Ineligible Purchasers

Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of a Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Authorized Participants

Each Fund issues Shares in Baskets to Authorized Participants continuously as of noon New York time on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares of the Fund as of the closing time of the Amex or the last to close of the exchanges on which the corresponding Master Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Each Master Fund issues Master Fund Units in Master Unit Baskets to its corresponding Fund continuously as of noon New York time on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the Amex or the last to close of the exchanges on which the corresponding Master Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund. Each Master Fund will be wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by a Fund will correlate with a Master Fund Unit issued by its corresponding Master Fund and held by the Fund.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Fund on the Amex, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of April 17, 2007, Deutsche Bank Securities Inc., Prudential Bache Securities, LLC and Merrill Lynch Professional Clearing Corp. have each executed a Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from any Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The Managing Owner intends to qualify the Shares in certain states and through broker-dealers who are members of the NASD. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of each respective Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with Conduct Rule 2810 of the NASD. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to NASD Members in connection with the offering of the Shares by a Fund will not exceed 10% plus 0.5% for bona fide due diligence.

The Authorized Participants will not charge a commission of greater than 1% (which represents a maximum of $35,000,000 of the amount registered hereby) of the price per Share of each Fund in offering and selling the Shares comprising the Baskets of each Fund.

Pursuant to the Distribution Services Agreement, ALPS Distributors will be paid out of the Management Fee of each Master Fund in an amount of approximately either (i) $35,000 per annum with respect to each of PowerShares DB Gold Fund and PowerShares DB Silver Fund or (ii) $25,000 per annum with respect to each of PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Base Metals Fund and PowerShares DB Agriculture Fund, plus any fees or disbursements incurred by ALPS Distributors in connection with the performance by ALPS Distributors of its duties on behalf of each Fund and its corresponding Master Fund.

Pursuant to the Marketing Agreement, AIM Distributors will be paid the following fees out of the Management Fee of each Master Fund in an amount of (i) 0.10% per annum on the first $3 billion of the average amount of the daily net assets of all “DB Funds” (as defined in the following paragraph) during each calendar year calculated in U.S. dollars, or Total Net Assets, (ii) 0.12% per annum on the next $2 billion of Total Net Assets (i.e., the amount of Total Nets Assets above $3 billion but below $5 billion); and (iii) 0.15% per annum on the Total Net Assets in excess of $5 billion.

“DB Funds” means PowerShares DB Commodity Index Tracking Fund, DB Commodity Index Tracking Master Fund, PowerShares DB G10 Currency Harvest Fund, DB G10 Currency Harvest Master Fund, PowerShares DB Energy Fund, DB Energy Master Fund, PowerShares DB Oil Fund, DB Oil Master Fund, PowerShares DB Precious Metals Fund, DB Precious Metals Master Fund, PowerShares DB Gold Fund, DB Gold Master Fund, PowerShares DB Silver Fund, DB Silver Master Fund, PowerShares DB Base Metals Fund, DB Base Metals Master Fund, PowerShares DB Agriculture Fund, DB Agriculture Master Fund, PowerShares DB US Dollar Index Bullish Fund, DB US Dollar Index Bullish Master Fund, PowerShares DB US Dollar Index Bearish Fund and DB US Dollar Index Bearish Master Fund.

The payments to ALPS Distributors and AIM Distributors will not, in the aggregate (of the Trust, and not on a Fund-by-Fund basis), exceed 0.25% and 8.75%, respectively, of the aggregate dollar amount of the offering (or in an aggregate amount equal to $11,302,000 and $395,570,000, respectively, of the aggregate $4,520,800,000 registered on the (i) initial Registration Statement on Form S-1, SEC Registration Number 333-135422 of the Trust and Master Trust, on which, $3,500,000,000 was previously registered and (ii) this Registration Statement, on Form S-1, SEC Registration Number 333-[            ] of the Trust and Master Trust, on which, $1,020,800,000 was registered in respect of PowerShares DB Agriculture Fund). The Trust will advise ALPS Distributors and AIM Distributors if the payments described hereunder must be limited, when combined with selling commissions charged by other NASD members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to NASD Rule 2810.

The Shares of each Fund of the Trust will be listed on the Amex under the following symbols:

•	PowerShares DB Energy Fund—DBE;

•	PowerShares DB Oil Fund—DBO;

•	PowerShares DB Precious Metals Fund—DBP;

•	PowerShares DB Gold Fund—DGL;

•	PowerShares DB Silver Fund—DBS;

•	PowerShares DB Base Metals Fund—DBB; and

•	PowerShares DB Agriculture Fund—DBA.

LEGAL MATTERS

Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust, the Master Trust and each Fund and Master Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Trust, the Master Trust, any Fund or Master Fund or the Shareholders in matters relating to the Trust or any Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of this Prospectus is a part.

Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and Master Trust, has advised the Trust and Master Trust in connection with the legality of the Shares being offered hereby.

EXPERTS

The Statements of Financial Condition of the Funds as of December 31, 2006, have been included in this Prospectus in reliance upon the reports of

KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The Statements of Financial Condition of the Master Funds as of December 31, 2006, have been included in this Prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of financial condition of DB Commodity Services LLC as of December 31, 2006 and 2005, and the related statements of income and expenses, changes in member’s capital (deficit) and cash flows for the year ended December 31, 2006 and for the period from May 23, 2005 (inception) to December 31, 2005 have been included in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Trust, the Master Trust and the Trust and Master Trust on behalf of each Fund and Master Fund, respectively, with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Managing Owner will furnish you with an annual report of each Fund in which you are invested within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds and the Master Funds. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at www.dbfunds.db.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

PRIVACY POLICY OF THE MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

[Remainder of page left blank intentionally.]

Page
DB Silver Master Fund

Report of Independent Registered Public Accounting Firm	199
Statement of Financial Condition as of December 31, 2006	200
Notes to Statement of Financial Condition	201

PowerShares DB Base Metals Fund

Report of Independent Registered Public Accounting Firm	204
Statement of Financial Condition as of December 31, 2006	205
Notes to Statement of Financial Condition	206

DB Base Metals Master Fund

Report of Independent Registered Public Accounting Firm	209
Statement of Financial Condition as of December 31, 2006	210
Notes to Statement of Financial Condition	211

PowerShares DB Agriculture Fund

Report of Independent Registered Public Accounting Firm	214
Statement of Financial Condition as of December 31, 2006	215
Notes to Statement of Financial Condition	216

DB Agriculture Master Fund

Report of Independent Registered Public Accounting Firm	219
Statement of Financial Condition as of December 31, 2006	220
Notes to Statement of Financial Condition	221

DB Commodity Services LLC

Independent Auditor’s Report	224
Statements of Financial Condition for the Year Ended December 31, 2006 and 2005	225
Statements of Income and Expenses for the Year Ended December 31, 2006 and for the Period from May 23, 2005 (Inception) to December 31, 2005	226
Statements of Changes in Member’s Capital (Deficit) for the Year Ended December 31, 2006 and for the Period from May 23, 2005 (Inception) to December 31, 2005	227
Statements of Cash Flows for the Year Ended December 31, 2006 and for the Period from May 23, 2005 (Inception) to December 31, 2005	228
Notes to Financial Statements	229

Report of Independent Registered Public Accounting Firm

The Unitholder

PowerShares DB Energy Fund:

We have audited the accompanying statement of financial condition of PowerShares DB Energy Fund (the Fund) as of December 31, 2006. This statement of financial condition is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of PowerShares DB Energy Fund as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

March 14, 2007

POWERSHARES DB ENERGY FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006

Assets
Due from DB Energy Master Fund	$1,000

Total assets	$1,000

Fund Capital
General units—40 general units	$1,000

Total fund capital	$1,000

See accompanying notes to statement of financial condition.

POWERSHARES DB ENERGY FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

(1)	Organization

PowerShares DB Energy Fund (the Fund), an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG), was formed as a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Fund will offer common units of beneficial interest (the Shares) to investors (Shareholders). The only capital contributed to the Fund as of December 31, 2006 is a capital contribution of $1,000 by DB Commodity Services LLC (the Managing Owner) whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, a wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Fund and DB Energy Master Fund (the Master Fund). The Managing Owner and the Shareholders will share in any profits, losses, and expenses of the Fund in proportion to the percentage interest owned by each.

The proceeds of the offering of Shares will be invested in the Master Fund. The Master Fund was formed as a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Master Fund will trade exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index—Optimum Yield Energy Excess Return™ (DBLCI-OY Energy ER™, or the Index), with a view to tracking the changes, positive and negative, of the Index over time. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities.

The Index, which intends to reflect the Energy sector, is comprised of and tracks the change in the market value of the following commodities: Sweet Light Crude Oil (WTI), Heating Oil, Brent Crude Oil, RBOB Gasoline and Natural Gas.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Due from DB Energy Master Fund

The Managing Owner funded cash to the Master Fund on behalf of the Fund as of December 31, 2006, which represents the Managing Owner’s capital contribution to the Fund.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for United States federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will

POWERSHARES DB ENERGY FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Shares

Shares may be purchased from the Fund only by certain eligible financial institutions, (the Authorized Participants) and only in one or more blocks of 200,000 Shares, called a Basket, although the initial Basket(s) will be purchased by Deutsche Bank Securities Inc. (the Initial Purchaser). The Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

(4)	Operating Expenses, Organizational, and Offering Costs

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its Shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(5)	Termination

The term of the Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Trust Agreement). The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through the Depository Trust Company’s (DTC) book entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption distribution, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Baskets requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the redemption order date. The Managing Owner on

POWERSHARES DB ENERGY FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

behalf of the Fund will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

The redemption distribution due from the Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

DB Energy Master Fund:

We have audited the accompanying statement of financial condition of DB Energy Master Fund (the Master Fund) as of December 31, 2006. This statement of financial condition is the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of DB Energy Master Fund as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

March 14, 2007

DB ENERGY MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006

Assets
Cash held by Commodity Broker	$2,030

Total assets	$2,030

Liabilities and Unitholder’s Capital
Due to PowerShares DB Energy Fund	$1,000

Total liabilities	1,000

Unitholder’s Capital	1,030

Total liabilities and Unitholder’s capital	$2,030

See accompanying notes to statement of financial condition.

DB ENERGY MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

(1)	Organization

DB Energy Master Fund (the Master Fund), an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG), was formed as a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Master Fund will offer common units of beneficial interest (the Units), and the only Unitholders will be PowerShares DB Energy Fund (the Fund) and DB Commodity Services LLC (the Managing Owner). The Fund, an indirect wholly owned subsidiary of DBAG, was formed as a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The only capital contributed to the Master Fund as of December 31, 2006 is a capital contribution of $1,000 by the Managing Owner whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, a wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Master Fund and the Fund. The Managing Owner and the Unitholders share in any profits, losses and expenses of the Master Fund in proportion to the percentage interest owned by each.

The Master Fund will invest the proceeds from the offering of Units by trading exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index—Optimum Yield Energy Excess Return™ (DBLCI-OY Energy ER™, or the Index), with a view to tracking the changes, positive and negative of the Index over time. The Master Fund’s portfolio also will include U.S. Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short-term fixed income securities.

The Index, which intends to reflect the Energy sector, is comprised of and tracks the change in the market value of the following commodities: Sweet Light Crude Oil (WTI), Heating Oil, Brent Crude Oil, RBOB Gasoline and Natural Gas.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Cash held by Commodity Broker

Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG and a related party to the Master Fund), a Delaware corporation, serves as the commodity broker of the Master Fund (the Commodity Broker). The Master Fund defines cash held by the Commodity Broker on its behalf to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for U.S. federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will incur U.S. federal

DB ENERGY MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Units

Master Fund Units may be purchased from the Master Fund only by the Fund in one or more blocks of 200,000 Master Fund Units (Master Unit Basket). The Master Fund will issue Master Unit Baskets only to the Fund continuously, as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund.

(4)	Fees and Expenses

(a)	Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(b)	Management Fee

The Master Fund will pay the Managing Owner a management fee (the Management Fee), monthly in arrears, in an amount equal to 0.75% per annum of the net asset value of Master Fund. No separate management fee will be paid by any Fund. The Management Fee will be paid in consideration of the Managing Owner’s commodity futures trading advisory services.

(c)	Brokerage Commissions and Fees

The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, National Futures Association fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. The Commodity Broker’s brokerage commissions and trading fees will be determined on a contract by contract basis.

(d)	Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner will pay all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, computer services, the fees and expenses of the Trustee (Wilmington Trust Company), legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

(e)	Extraordinary Fees and Expenses

The Master Fund will pay all the extraordinary fees and expenses (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement of the Master Trust), if any, of itself

DB ENERGY MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

and of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

(f)	Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and brokerage commissions and fees of the Fund and the Master Fund will be paid, upon commencement of operations, first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund and the Master Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

(5)	Termination

The term of the Master Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, the Fund may place an order with the Managing Owner to redeem one or more Master Unit Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Master Trust Agreement). The day on which the Managing Owner receives a valid redemption order is the redemption order date. The redemption procedure allows the Fund to redeem Master Unit Baskets.

The redemption proceeds from the Master Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Master Unit Baskets requested in the Fund’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the redemption order date. The Managing Owner on behalf of the Master Fund will distribute the cash redemption amount to the Fund no later than noon, New York time, on the business day immediately following the redemption order date.

The redemption proceeds due from the Master Fund are delivered to the Fund no later than noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Master Fund account has been credited with the Master Unit Baskets to be redeemed. If the Master Fund’s account has not been credited with all of the Master Unit Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Master Unit Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Master Unit Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Master Unit Baskets to be redeemed are credited to the Master Fund’s account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Master Unit Baskets to be redeemed are not credited to the Master Fund’s account by noon, New York time, on the business day immediately following the redemption order date if the Fund has collateralized its obligation to deliver the Master Unit Baskets on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

PowerShares DB Oil Fund:

We have audited the accompanying statement of financial condition of PowerShares DB Oil Fund (the Fund) as of December 31, 2006. This statement of financial condition is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of PowerShares DB Oil Fund as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

March 14, 2007

POWERSHARES DB OIL FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006

Assets
Due from DB Oil Master Fund	$1,000

Total assets	$1,000

Fund Capital
General units—40 general units	$1,000

Total fund capital	$1,000

See accompanying notes to statement of financial condition.

POWERSHARES DB OIL FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

(1)	Organization

PowerShares DB Oil Fund (the Fund), an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG), was formed as a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Fund will offer common units of beneficial interest (the Shares) to investors (Shareholders). The only capital contributed to the Fund as of December 31, 2006 is a capital contribution of $1,000 by DB Commodity Services LLC (the Managing Owner) whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, a wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Fund and DB Oil Master Fund (the Master Fund). The Managing Owner and the Shareholders will share in any profits, losses, and expenses of the Fund in proportion to the percentage interest owned by each.

The proceeds of the offering of Shares will be invested in the Master Fund. The Master Fund was formed as a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Master Fund will trade exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index—Optimum Yield Crude Oil Excess Return™ (DBLCI-OY CL ER™, or the Index), with a view to tracking the changes, positive and negative, of the Index over time. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities.

The Index, which intends to reflect the Crude Oil sector, is comprised of and tracks the change in the market value of Sweet Light Crude Oil (WTI).

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Due from DB Oil Master Fund

The Managing Owner funded cash to the Master Fund on behalf of the Fund as of December 31, 2006, which represents the Managing Owner’s capital contribution to the Fund.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for United States federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will

POWERSHARES DB OIL FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3) The Offering of the Shares

Shares may be purchased from the Fund only by certain eligible financial institutions, (the Authorized Participants) and only in one or more blocks of 200,000 Shares, called a Basket, although the initial Basket(s) will be purchased by Deutsche Bank Securities Inc. (the Initial Purchaser). The Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

(4) Operating Expenses, Organizational, and Offering Costs

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its Shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(5) Termination

The term of the Fund is perpetual unless terminated earlier in certain circumstances.

(6) Redemptions

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Trust Agreement). The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through the Depository Trust Company’s (DTC) book entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption distribution, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Baskets requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the redemption order date. The Managing Owner on

POWERSHARES DB OIL FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

behalf of the Fund will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

The redemption distribution due from the Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

DB Oil Master Fund:

We have audited the accompanying statement of financial condition of DB Oil Master Fund (the Master Fund) as of December 31, 2006. This statement of financial condition is the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of DB Oil Master Fund as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

March 14, 2007

DB OIL MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006

Assets
Cash held by Commodity Broker	$2,030

Total assets	$2,030

Liabilities and Unitholder’s Capital
Due to PowerShares DB Oil Fund	$1,000

Total liabilities	1,000

Unitholder’s Capital	1,030

Total liabilities and unitholder’s capital	$2,030

See accompanying notes to statement of financial condition .

DB OIL MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

(1)	Organization

DB Oil Master Fund (the Master Fund), an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG), was formed as a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Master Fund will offer common units of beneficial interest (the Units), and the only Unitholders will be PowerShares DB Oil Fund (the Fund) and DB Commodity Services LLC (the Managing Owner). The Fund, an indirect wholly owned subsidiary of DBAG, was formed as a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The only capital contributed to the Master Fund as of December 31, 2006 is a capital contribution of $1,000 by the Managing Owner whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, a wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Master Fund and the Fund. The Managing Owner and the Unitholders share in any profits, losses and expenses of the Master Fund in proportion to the percentage interest owned by each.

The Master Fund will invest the proceeds from the offering of Units by trading exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index – Optimum Yield Crude Oil Excess Return™ (DBLCI-OY CL ER™, or the Index), with a view to tracking the changes, positive and negative of the Index over time. The Master Fund’s portfolio also will include U.S. Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short-term fixed income securities.

The Index, which intends to reflect the Crude Oil sector, is comprised of and tracks the change in the market value of Sweet Light Crude Oil (WTI).

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Cash held by Commodity Broker

Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG and a related party to the Master Fund), a Delaware corporation, serves as the commodity broker of the Master Fund (the Commodity Broker). The Master Fund defines cash held by the Commodity Broker on its behalf to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for U.S. federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will incur

DB OIL MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Units

Master Fund Units may be purchased from the Master Fund only by the Fund in one or more blocks of 200,000 Master Fund Units (Master Unit Basket). The Master Fund will issue Master Unit Baskets only to the Fund continuously, as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund.

(4)	Fees and Expenses

(a)	Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(b)	Management Fee

The Master Fund will pay the Managing Owner a management fee (the Management Fee), monthly in arrears, in an amount equal to 0.50% per annum of the net asset value of Master Fund. No separate management fee will be paid by any Fund. The Management Fee will be paid in consideration of the Managing Owner’s commodity futures trading advisory services.

(c)	Brokerage Commissions and Fees

The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, National Futures Association fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. The Commodity Broker’s brokerage commissions and trading fees will be determined on a contract by contract basis.

(d)	Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner will pay all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, computer services, the fees and expenses of the Trustee (Wilmington Trust Company), legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

(e)	Extraordinary Fees and Expenses

The Master Fund will pay all the extraordinary fees and expenses (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement of the Master Trust), if any, of itself

DB OIL MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

and of the Fund. Extraordinary fees and expenses are fees and expenses which are nonrecurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

(f)	Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and brokerage commissions and fees of the Fund and the Master Fund will be paid, upon commencement of operations, first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund and the Master Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

(5)	Termination

The term of the Master Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, the Fund may place an order with the Managing Owner to redeem one or more Master Unit Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Master Trust Agreement). The day on which the Managing Owner receives a valid redemption order is the redemption order date. The redemption procedure allows the Fund to redeem Master Unit Baskets.

The redemption proceeds from the Master Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Master Unit Baskets requested in the Fund’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the redemption order date. The Managing Owner on behalf of the Master Fund will distribute the cash redemption amount to the Fund no later than noon, New York time, on the business day immediately following the redemption order date.

The redemption proceeds due from the Master Fund are delivered to the Fund no later than noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Master Fund account has been credited with the Master Unit Baskets to be redeemed. If the Master Fund’s account has not been credited with all of the Master Unit Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Master Unit Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Master Unit Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Master Unit Baskets to be redeemed are credited to the Master Fund’s account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Master Unit Baskets to be redeemed are not credited to the Master Fund’s account by noon, New York time, on the business day immediately following the redemption order date if the Fund has collateralized its obligation to deliver the Master Unit Baskets on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

PowerShares DB Precious Metals Fund:

We have audited the accompanying statement of financial condition of PowerShares DB Precious Metals Fund (the Fund) as of December 31, 2006. This statement of financial condition is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of PowerShares DB Precious Metals Fund as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

March 14, 2007

POWERSHARES DB PRECIOUS METALS FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006

Assets
Due from DB Precious Metals Master Fund	$1,000

Total assets	$1,000

Fund Capital
General units—40 general units	$1,000

Total fund capital	1,000

See accompanying notes to statement of financial condition.

POWERSHARES DB PRECIOUS METALS FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

(1)	Organization

PowerShares DB Precious Metals Fund (the Fund), an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG), was formed as a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Fund will offer common units of beneficial interest (the Shares) to investors (Shareholders). The only capital contributed to the Fund as of December 31, 2006 is a capital contribution of $1,000 by DB Commodity Services LLC (the Managing Owner) whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, a wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Fund and DB Precious Metals Master Fund (the Master Fund). The Managing Owner and the Shareholders will share in any profits, losses, and expenses of the Fund in proportion to the percentage interest owned by each.

The proceeds of the offering of Shares will be invested in the Master Fund. The Master Fund was formed as a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Master Fund will trade exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index—Optimum Yield Precious Metals Excess Return™ (DBLCI-OY Precious Metals ER™, or the Index), with a view to tracking the changes, positive and negative, of the Index over time. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities.

The Index, which intends to reflect the Precious Metals sector, is comprised of and tracks the change in the market value of the following commodities: Gold and Silver.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Due from DB Precious Metals Master Fund

The Managing Owner funded cash to the Master Fund on behalf of the Fund as of December 31, 2006, which represents the Managing Owner’s capital contribution to the Fund.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for United States federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will

POWERSHARES DB PRECIOUS METALS FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Shares

Shares may be purchased from the Fund only by certain eligible financial institutions, (the Authorized Participants) and only in one or more blocks of 200,000 Shares, called a Basket, although the initial Basket(s) will be purchased by Deutsche Bank Securities Inc. (the Initial Purchaser). The Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

(4)	Operating Expenses, Organizational, and Offering Costs

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its Shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(5)	Termination

The term of the Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Trust Agreement). The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through the Depository Trust Company’s (DTC) book entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption distribution, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Baskets requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the redemption order date. The Managing Owner on

POWERSHARES DB PRECIOUS METALS FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

behalf of the Fund will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

The redemption distribution due from the Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

DB Precious Metals Master Fund:

We have audited the accompanying statement of financial condition of DB Precious Metals Master Fund (the Master Fund) as of December 31, 2006. This statement of financial condition is the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of DB Precious Metals Master Fund as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York March 14, 2007

DB PRECIOUS METALS MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006

Assets

Cash held by Commodity Broker	$2,030

Total assets	$2,030

Liabilities and Unitholder’s Capital

Due to PowerShares DB Precious Metals Fund	$1,000

Total liabilities	1,000

Unitholder’s Capital	1,030

Total liabilities and unitholder’s capital	$2,030

See accompanying notes to statement of financial condition.

DB PRECIOUS METALS MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

(1)	Organization

DB Precious Metals Master Fund (the Master Fund), an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG), was formed as a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Master Fund will offer common units of beneficial interest (the Units), and the only Unitholders will be PowerShares DB Precious Metals Fund (the Fund) and DB Commodity Services LLC (the Managing Owner). The Fund, an indirect wholly owned subsidiary of DBAG, was formed as a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The only capital contributed to the Master Fund as of December 31, 2006 is a capital contribution of $1,000 by the Managing Owner whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, a wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Master Fund and the Fund. The Managing Owner and the Unitholders share in any profits, losses and expenses of the Master Fund in proportion to the percentage interest owned by each.

The Master Fund will invest the proceeds from the offering of Units by trading exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index—Optimum Yield Precious Metals Excess Return™ (DBLCI-OY Precious Metals ER™, or the Index), with a view to tracking the changes, positive and negative of the Index over time. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short-term fixed income securities.

The Index, which intends to reflect the Precious Metals sector, is comprised of and tracks the change in the market value of the following commodities: Gold and Silver.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Cash held by Commodity Broker

Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG and a related party to the Master Fund), a Delaware corporation, serves as the commodity broker of the Master Fund (the Commodity Broker). The Master Fund defines cash held by the Commodity Broker on its behalf to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for U.S. federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will incur U.S.

DB PRECIOUS METALS MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Units

Master Fund Units may be purchased from the Master Fund only by the Fund in one or more blocks of 200,000 Master Fund Units (Master Unit Basket). The Master Fund will issue Master Unit Baskets only to the Fund continuously, as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund.

(4)	Fees and Expenses

(a)	Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(b)	Management Fee

The Master Fund will pay the Managing Owner a management fee (the Management Fee), monthly in arrears, in an amount equal to 0.75% per annum of the net asset value of Master Fund. No separate management fee will be paid by any Fund. The Management Fee will be paid in consideration of the Managing Owner’s commodity futures trading advisory services.

(c)	Brokerage Commissions and Fees

The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, National Futures Association fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. The Commodity Broker’s brokerage commissions and trading fees will be determined on a contract by contract basis.

(d)	Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner will pay all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, computer services, the fees and expenses of the Trustee (Wilmington Trust Company), legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

(e)	Extraordinary Fees and Expenses

The Master Fund will pay all the extraordinary fees and expenses (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement of the Master Trust), if any, of itself

DB PRECIOUS METALS MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

and of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

(f)	Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and brokerage commissions and fees of the Fund and the Master Fund will be paid, upon commencement of operations, first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund and the Master Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

(5)	Termination

The term of the Master Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, the Fund may place an order with the Managing Owner to redeem one or more Master Unit Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Master Trust Agreement). The day on which the Managing Owner receives a valid redemption order is the redemption order date. The redemption procedure allows the Fund to redeem Master Unit Baskets.

The redemption proceeds from the Master Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Master Unit Baskets requested in the Fund’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the redemption order date. The Managing Owner on behalf of the Master Fund will distribute the cash redemption amount to the Fund no later than noon, New York time, on the business day immediately following the redemption order date.

The redemption proceeds due from the Master Fund are delivered to the Fund no later than noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Master Fund account has been credited with the Master Unit Baskets to be redeemed. If the Master Fund’s account has not been credited with all of the Master Unit Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Master Unit Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Master Unit Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Master Unit Baskets to be redeemed are credited to the Master Fund’s account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Master Unit Baskets to be redeemed are not credited to the Master Fund’s account by noon, New York time, on the business day immediately following the redemption order date if the Fund has collateralized its obligation to deliver the Master Unit Baskets on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

PowerShares DB Gold Fund:

We have audited the accompanying statement of financial condition of PowerShares DB Gold Fund (the Fund) as of December 31, 2006. This statement of financial condition is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of PowerShares DB Gold Fund as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

March 14, 2007

POWERSHARES DB GOLD FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006

Assets
Due from DB Gold Master Fund	$1,000

Total assets	$1,000

Fund Capital
General units—40 general units	$1,000

Total fund capital	$1,000

See accompanying notes to statement of financial condition.

POWERSHARES DB GOLD FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

(1)	Organization

PowerShares DB Gold Fund (the Fund), an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG), was formed as a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Fund will offer common units of beneficial interest (the Shares) to investors (Shareholders). The only capital contributed to the Fund as of December 31, 2006 is a capital contribution of $1,000 by DB Commodity Services LLC (the Managing Owner) whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, a wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Fund and DB Gold Master Fund (the Master Fund). The Managing Owner and the Shareholders will share in any profits, losses, and expenses of the Fund in proportion to the percentage interest owned by each.

The proceeds of the offering of Shares will be invested in the Master Fund. The Master Fund was formed as a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Master Fund will trade exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index—Optimum Yield Gold Excess Return™ (DBLCI-OY GC ER™, or the Index), with a view to tracking the changes, positive and negative, of the Index over time. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities.

The Index, which intends to reflect the Gold sector, is comprised of and tracks the change in the market value of Gold.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Due from DB Gold Master Fund

The Managing Owner funded cash to the Master Fund on behalf of the Fund as of December 31, 2006, which represents the Managing Owner’s capital contribution to the Fund.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for United States federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will

POWERSHARES DB GOLD FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Shares

Shares may be purchased from the Fund only by certain eligible financial institutions, (the Authorized Participants) and only in one or more blocks of 200,000 Shares, called a Basket, although the initial Basket(s) will be purchased by Deutsche Bank Securities Inc. (the Initial Purchaser). The Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

(4)	Operating Expenses, Organizational, and Offering Costs

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its Shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(5)	Termination

The term of the Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Trust Agreement). The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through the Depository Trust Company’s (DTC) book entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption distribution, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Baskets requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the redemption order date. The Managing Owner on

POWERSHARES DB GOLD FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

behalf of the Fund will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

The redemption distribution due from the Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

DB Gold Master Fund:

We have audited the accompanying statement of financial condition of DB Gold Master Fund (the Master Fund) as of December 31, 2006. This statement of financial condition is the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of DB Gold Master Fund as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

March 14, 2007

DB GOLD MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006

Assets
Cash held by Commodity Broker	$2,030

Total assets	$2,030

Liabilities and Unitholder’s Capital
Due to PowerShares DB Gold Fund	$1,000

Total liabilities	1,000

Unitholder’s Capital	1,030

Total liabilities and Unitholder’s capital	$2,030

See accompanying notes to statement of financial condition.

DB GOLD MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

(1)	Organization

DB Gold Master Fund (the Master Fund), an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG), was formed as a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Master Fund will offer common units of beneficial interest (the Units), and the only Unitholders will be PowerShares DB Gold Fund (the Fund) and DB Commodity Services LLC (the Managing Owner). The Fund, an indirect wholly owned subsidiary of DBAG, was formed as a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The only capital contributed to the Master Fund as of December 31, 2006 is a capital contribution of $1,000 by the Managing Owner whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, a wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Master Fund and the Fund. The Managing Owner and the Unitholders share in any profits, losses and expenses of the Master Fund in proportion to the percentage interest owned by each.

The Master Fund will invest the proceeds from the offering of Units by trading exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index—Optimum Yield Gold Excess Return™ (DBLCI-OY GC ER™, or the Index), with a view to tracking the changes, positive and negative of the Index over time. The Master Fund’s portfolio also will include U.S. Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short-term, fixed income securities.

The Index, which intends to reflect the Gold sector, is comprised of and tracks the change in the market value of Gold.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Cash held by Commodity Broker

Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG and a related party to the Master Fund), a Delaware corporation, serves as the commodity broker of the Master Fund (the Commodity Broker). The Master Fund defines cash held by the Commodity Broker on its behalf to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for U.S. federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will incur U.S.

DB GOLD MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Units

Master Fund Units may be purchased from the Master Fund only by the Fund in one or more blocks of 200,000 Master Fund Units (Master Unit Basket). The Master Fund will issue Master Unit Baskets only to the Fund continuously, as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund.

(4)	Fees and Expenses

(a)	Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(b)	Management Fee

The Master Fund will pay the Managing Owner a management fee (the Management Fee), monthly in arrears, in an amount equal to 0.50% per annum of the net asset value of Master Fund. No separate management fee will be paid by any Fund. The Management Fee will be paid in consideration of the Managing Owner’s commodity futures trading advisory services.

(c)	Brokerage Commissions and Fees

The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, National Futures Association fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. The Commodity Broker’s brokerage commissions and trading fees will be determined on a contract by contract basis.

(d)	Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner will pay all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, computer services, the fees and expenses of the Trustee (Wilmington Trust Company), legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

(e)	Extraordinary Fees and Expenses

The Master Fund will pay all the extraordinary fees and expenses (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement of the Master Trust), if any, of itself

DB GOLD MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

and of the Fund. Extraordinary fees and expenses are fees and expenses which are nonrecurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

(f)	Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and brokerage commissions and fees of the Fund and the Master Fund will be paid, upon commencement of operations, first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund and the Master Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

(5)	Termination

The term of the Master Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, the Fund may place an order with the Managing Owner to redeem one or more Master Unit Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Master Trust Agreement). The day on which the Managing Owner receives a valid redemption order is the redemption order date. The redemption procedure allows the Fund to redeem Master Unit Baskets.

The redemption proceeds from the Master Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Master Unit Baskets requested in the Fund’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the redemption order date. The Managing Owner on behalf of the Master Fund will distribute the cash redemption amount to the Fund no later than noon, New York time, on the business day immediately following the redemption order date.

The redemption proceeds due from the Master Fund are delivered to the Fund no later than noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Master Fund account has been credited with the Master Unit Baskets to be redeemed. If the Master Fund’s account has not been credited with all of the Master Unit Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Master Unit Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Master Unit Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Master Unit Baskets to be redeemed are credited to the Master Fund’s account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Master Unit Baskets to be redeemed are not credited to the Master Fund’s account by noon, New York time, on the business day immediately following the redemption order date if the Fund has collateralized its obligation to deliver the Master Unit Baskets on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

PowerShares DB Silver Fund:

We have audited the accompanying statement of financial condition of PowerShares DB Silver Fund (the Fund) as of December 31, 2006. This statement of financial condition is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of PowerShares DB Silver Fund as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

March 14, 2007

POWERSHARES DB SILVER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006

Assets
Due from DB Silver Master Fund	$1,000

Total assets	$1,000

Fund Capital
General units—40 general units	$1,000

Total fund capital	$1,000

See accompanying notes to statement of financial condition.

POWERSHARES DB SILVER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

(1)	Organization

PowerShares DB Silver Fund (the Fund), an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG), was formed as a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Fund will offer common units of beneficial interest (the Shares) to investors (Shareholders). The only capital contributed to the Fund as of December 31, 2006 is a capital contribution of $1,000 by DB Commodity Services LLC (the Managing Owner) whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, a wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Fund and DB Silver Master Fund (the Master Fund). The Managing Owner and the Shareholders will share in any profits, losses, and expenses of the Fund in proportion to the percentage interest owned by each.

The proceeds of the offering of Shares will be invested in the Master Fund. The Master Fund was formed as a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Master Fund will trade exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index—Optimum Yield Silver Excess Return™ (DBLCI-OY SI ER™ , or the Index), with a view to tracking the changes, positive and negative, of the Index over time. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities.

The Index, which intends to reflect the Silver sector, is comprised of and tracks the change in the market value of Silver.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Due from DB Silver Master Fund

The Managing Owner funded cash to the Master Fund on behalf of the Fund as of December 31, 2006, which represents the Managing Owner’s capital contribution to the Fund.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for United States federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will incur United States federal income taxes. No provision for federal, state, and local income taxes has

POWERSHARES DB SILVER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Shares

Shares may be purchased from the Fund only by certain eligible financial institutions, (the Authorized Participants) and only in one or more blocks of 200,000 Shares, called a Basket, although the initial Basket(s) will be purchased by Deutsche Bank Securities Inc. (the Initial Purchaser). The Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

(4)	Operating Expenses, Organizational, and Offering Costs

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its Shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(5)	Termination

The term of the Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Trust Agreement). The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through the Depository Trust Company’s (DTC) book entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption distribution, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Baskets requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the redemption order date. The Managing Owner on

POWERSHARES DB SILVER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

behalf of the Fund will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

The redemption distribution due from the Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

DB Silver Master Fund:

We have audited the accompanying statement of financial condition of DB Silver Master Fund (the Master Fund) as of December 31, 2006. This statement of financial condition is the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of DB Silver Master Fund as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

March 14, 2007

DB SILVER MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006

Assets
Cash held by Commodity Broker	$2,030

Total assets	$2,030

Liabilities and Unitholder’s Capital
Due to PowerShares DB Silver Fund	$1,000

Total liabilities	1,000

Unitholder’s Capital	1,030

Total liabilities and unitholder’s capital	$2,030

See accompanying notes to statement of financial condition.

DB SILVER MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

(1)	Organization

DB Silver Master Fund (the Master Fund), an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG), was formed as a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Master Fund will offer common units of beneficial interest (the Units), and the only Unitholders will be PowerShares DB Silver Fund (the Fund) and DB Commodity Services LLC (the Managing Owner). The Fund, an indirect wholly owned subsidiary of DBAG, was formed as a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The only capital contributed to the Master Fund as of December 31, 2006 is a capital contribution of $1,000 by the Managing Owner whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, a wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Master Fund and the Fund. The Managing Owner and the Unitholders share in any profits, losses and expenses of the Master Fund in proportion to the percentage interest owned by each.

The Master Fund will invest the proceeds from the offering of Units by trading exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index—Optimum Yield Silver Excess Return™ (DBLCI-OY SI ER™, or the Index), with a view to tracking the changes, positive and negative of the Index over time. The Master Fund’s portfolio also will include U.S. Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short-term fixed income securities.

The Index, which intends to reflect the Silver sector, is comprised of and tracks the change in the market value of Silver.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Cash held by Commodity Broker

Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG and a related party to the Master Fund), a Delaware corporation, serves as the commodity broker of the Master Fund (the Commodity Broker). The Master Fund defines cash held by the Commodity Broker on its behalf to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for U.S. federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will incur U.S.

DB SILVER MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Units

Master Fund Units may be purchased from the Master Fund only by the Fund in one or more blocks of 200,000 Master Fund Units (Master Unit Basket). The Master Fund will issue Master Unit Baskets only to the Fund continuously, as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund.

(4)	Fees and Expenses

(a)	Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(b)	Management Fee

The Master Fund will pay the Managing Owner a management fee (the Management Fee), monthly in arrears, in an amount equal to 0.50% per annum of the net asset value of Master Fund. No separate management fee will be paid by any Fund. The Management Fee will be paid in consideration of the Managing Owner’s commodity futures trading advisory services.

(c)	Brokerage Commissions and Fees

The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, National Futures Association fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. The Commodity Broker’s brokerage commissions and trading fees will be determined on a contract by contract basis.

(d)	Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner will pay all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, computer services, the fees and expenses of the Trustee (Wilmington Trust Company), legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

(e)	Extraordinary Fees and Expenses

The Master Fund will pay all the extraordinary fees and expenses (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement of the Master Trust), if any, of itself

DB SILVER MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

and of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

(f)	Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and brokerage commissions and fees of the Fund and the Master Fund will be paid, upon commencement of operations, first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund and the Master Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

(5)	Termination

The term of the Master Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, the Fund may place an order with the Managing Owner to redeem one or more Master Unit Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Master Trust Agreement). The day on which the Managing Owner receives a valid redemption order is the redemption order date. The redemption procedure allows the Fund to redeem Master Unit Baskets.

The redemption proceeds from the Master Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Master Unit Baskets requested in the Fund’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the redemption order date. The Managing Owner on behalf of the Master Fund will distribute the cash redemption amount to the Fund no later than noon, New York time, on the business day immediately following the redemption order date.

The redemption proceeds due from the Master Fund are delivered to the Fund no later than noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Master Fund account has been credited with the Master Unit Baskets to be redeemed. If the Master Fund’s account has not been credited with all of the Master Unit Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Master Unit Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Master Unit Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Master Unit Baskets to be redeemed are credited to the Master Fund’s account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Master Unit Baskets to be redeemed are not credited to the Master Fund’s account by noon, New York time, on the business day immediately following the redemption order date if the Fund has collateralized its obligation to deliver the Master Unit Baskets on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

PowerShares DB Base Metals Fund:

We have audited the accompanying statement of financial condition of PowerShares DB Base Metals Fund (the Fund) as of December 31, 2006. This statement of financial condition is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of PowerShares DB Base Metals Fund as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

March 14, 2007

POWERSHARES DB BASE METALS FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006

Assets
Due from DB Base Metals Master Fund	$1,000

Total assets	$1,000

Fund Capital
General units—40 general units	$1,000

Total fund capital	$1,000

See accompanying notes to statement of financial condition.

POWERSHARES DB BASE METALS FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

(1)	Organization

PowerShares DB Base Metals Fund (the Fund), an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG), was formed as a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Fund will offer common units of beneficial interest (the Shares) to investors (Shareholders). The only capital contributed to the Fund as of December 31, 2006 is a capital contribution of $1,000 by DB Commodity Services LLC (the Managing Owner) whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, a wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Fund and DB Base Metals Master Fund (the Master Fund). The Managing Owner and the Shareholders will share in any profits, losses, and expenses of the Fund in proportion to the percentage interest owned by each.

The proceeds of the offering of Shares will be invested in the Master Fund. The Master Fund was formed as a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Master Fund will trade exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index—Optimum Yield Industrial Metals Excess Return™ (DBLCI-OY Industrial Metals ER™, or the Index), with a view to tracking the changes, positive and negative, of the Index over time. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities.

The Index, which intends to reflect the Base Metals sector, is comprised of and tracks the change in the market value of the following commodities: Aluminum, Zinc and Copper—Grade A.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Due from DB Base Metals Master Fund

The Managing Owner funded cash to the Master Fund on behalf of the Fund as of December 31, 2006, which represents the Managing Owner’s capital contribution to the Fund.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for United States federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will incur United States federal income taxes. No provision for federal, state, and local income taxes has

POWERSHARES DB BASE METALS FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Shares

Shares may be purchased from the Fund only by certain eligible financial institutions, (the Authorized Participants) and only in one or more blocks of 200,000 Shares, called a Basket, although the initial Basket(s) will be purchased by Deutsche Bank Securities Inc. (the Initial Purchaser). The Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

(4)	Operating Expenses, Organizational, and Offering Costs

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its Shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(5)	Termination

The term of the Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Trust Agreement). The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through the Depository Trust Company’s (DTC) book entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption distribution, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Baskets requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the redemption order date. The Managing Owner on behalf of the Fund will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

POWERSHARES DB BASE METALS FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

The redemption distribution due from the Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

DB Base Metals Master Fund:

We have audited the accompanying statement of financial condition of DB Base Metals Master Fund (the Master Fund) as of December 31, 2006. This statement of financial condition is the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of DB Base Metals Master Fund as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

March 14, 2007

DB BASE METALS MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006

Assets
Cash held by Commodity Broker	$2,030

Total assets	$2,030

Liabilities and Unitholder’s Capital
Due to PowerShares DB Base Metals Fund	$1,000

Total liabilities	1,000

Unitholder’s Capital	1,030

Total liabilities and unitholder’s capital	$2,030

See accompanying notes to statement of financial condition.

DB BASE METALS MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

(1)	Organization

DB Base Metals Master Fund (the Master Fund), an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG), was formed as a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Master Fund will offer common units of beneficial interest (the Units), and the only Unitholders will be PowerShares DB Base Metals Fund (the Fund) and DB Commodity Services LLC (the Managing Owner). The Fund, an indirect wholly owned subsidiary of DBAG, was formed as a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The only capital contributed to the Master Fund as of December 31, 2006 is a capital contribution of $1,000 by the Managing Owner whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, a wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Master Fund and the Fund. The Managing Owner and the Unitholders share in any profits, losses and expenses of the Master Fund in proportion to the percentage interest owned by each.

The Master Fund will invest the proceeds from the offering of Units by trading exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index—Optimum Yield Industrial Metals Excess Return™ (DBLCI-OY Industrial Metals ER™, or the Index), with a view to tracking the changes, positive and negative of the Index over time. The Master Fund’s portfolio also will include U.S. Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities.

The Index, which intends to reflect the Base Metals sector, is comprised of and tracks the change in the market value of the following commodities: Aluminum, Zinc and Copper—Grade A.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Cash held by Commodity Broker

Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG and a related party to the Master Fund), a Delaware corporation, serves as the commodity broker of the Master Fund (the Commodity Broker). The Master Fund defines cash held by the Commodity Broker on its behalf to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for U.S. federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will incur U.S.

DB BASE METALS MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Units

Master Fund Units may be purchased from the Master Fund only by the Fund in one or more blocks of 200,000 Master Fund Units (Master Unit Basket). The Master Fund will issue Master Unit Baskets only to the Fund continuously, as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund.

(4)	Fees and Expenses

(a)	Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(b)	Management Fee

The Master Fund will pay the Managing Owner a management fee (the Management Fee), monthly in arrears, in an amount equal to 0.75% per annum of the net asset value of Master Fund. No separate management fee will be paid by any Fund. The Management Fee will be paid in consideration of the Managing Owner’s commodity futures trading advisory services.

(c)	Brokerage Commissions and Fees

The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, National Futures Association fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. The Commodity Broker’s brokerage commissions and trading fees will be determined on a contract by contract basis.

(d)	Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner will pay all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, computer services, the fees and expenses of the Trustee (Wilmington Trust Company), legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

(e)	Extraordinary Fees and Expenses

The Master Fund will pay all the extraordinary fees and expenses (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement of the Master Trust), if any, of itself

DB BASE METALS MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

and of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

(f)	Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and brokerage commissions and fees of the Fund and the Master Fund will be paid, upon commencement of operations, first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund and the Master Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

(5)	Termination

The term of the Master Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, the Fund may place an order with the Managing Owner to redeem one or more Master Unit Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Master Trust Agreement). The day on which the Managing Owner receives a valid redemption order is the redemption order date. The redemption procedure allows the Fund to redeem Master Unit Baskets.

The redemption proceeds from the Master Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Master Unit Baskets requested in the Fund’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the redemption order date. The Managing Owner on behalf of the Master Fund will distribute the cash redemption amount to the Fund no later than noon, New York time, on the business day immediately following the redemption order date.

The redemption proceeds due from the Master Fund are delivered to the Fund no later than noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Master Fund account has been credited with the Master Unit Baskets to be redeemed. If the Master Fund’s account has not been credited with all of the Master Unit Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Master Unit Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Master Unit Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Master Unit Baskets to be redeemed are credited to the Master Fund’s account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Master Unit Baskets to be redeemed are not credited to the Master Fund’s account by noon, New York time, on the business day immediately following the redemption order date if the Fund has collateralized its obligation to deliver the Master Unit Baskets on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

PowerShares DB Agriculture Fund:

We have audited the accompanying statement of financial condition of PowerShares DB Agriculture Fund (the Fund) as of December 31, 2006. This statement of financial condition is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of PowerShares DB Agriculture Fund as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

March 14, 2007

POWERSHARES DB AGRICULTURE FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006

Assets

Due from DB Agriculture Master Fund	$1,000

Total assets	$1,000

Fund Capital
General units—40 general units	$1,000

Total fund capital	$1,000

See accompanying notes to statement of financial condition.

POWERSHARES DB AGRICULTURE FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

(1)	Organization

PowerShares DB Agriculture Fund (the Fund), an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG), was formed as a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Fund will offer common units of beneficial interest (the Shares) to investors (Shareholders). The only capital contributed to the Fund as of December 31, 2006 is a capital contribution of $1,000 by DB Commodity Services LLC (the Managing Owner) whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, a wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Fund and DB Agriculture Master Fund (the Master Fund). The Managing Owner and the Shareholders will share in any profits, losses, and expenses of the Fund in proportion to the percentage interest owned by each.

The proceeds of the offering of Shares will be invested in the Master Fund. The Master Fund was formed as a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Master Fund will trade exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index—Optimum Yield Agriculture Excess Return™ (DBLCI-OY Agriculture ER™, or the Index), with a view to tracking the changes, positive and negative, of the Index over time. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities.

The Index, which intends to reflect the Agricultural sector, is comprised of and tracks the change in the market value of the following commodities: Corn, Wheat, Soybeans, and Sugar.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Due from DB Agriculture Master Fund

The Managing Owner funded cash to the Master Fund on behalf of the Fund as of December 31, 2006, which represents the Managing Owner’s capital contribution to the Fund.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for United States federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will

POWERSHARES DB AGRICULTURE FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Shares

Shares may be purchased from the Fund only by certain eligible financial institutions, (the Authorized Participants) and only in one or more blocks of 200,000 Shares, called a Basket, although the initial Basket(s) will be purchased by Deutsche Bank Securities Inc. (the Initial Purchaser). The Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

(4)	Operating Expenses, Organizational, and Offering Costs

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its Shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(5)	Termination

The term of the Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Trust Agreement). The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through the Depository Trust Company’s (DTC) book entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption distribution, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Baskets requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the redemption order date. The Managing Owner on

POWERSHARES DB AGRICULTURE FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

behalf of the Fund will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

The redemption distribution due from the Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

DB Agriculture Master Fund:

We have audited the accompanying statement of financial condition of DB Agriculture Master Fund (the Master Fund) as of December 31, 2006. The statement of financial condition is the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on the statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of DB Agriculture Master Fund as of December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

March 14, 2007

DB AGRICULTURE MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006

Assets
Cash held by Commodity Broker	$2,030

Total assets	$2,030

Liabilities and Unitholder’s Capital
Due to PowerShares DB Agriculture Fund	$1,000

Total liabilities	1,000

Unitholder’s capital	1,030

Total liabilities and unitholder’s capital	$2,030

See accompanying notes to statement of financial condition.

DB AGRICULTURE MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

(1)	Organization

DB Agriculture Master Fund (the Master Fund), an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG) was formed as a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The Master Fund will offer common units of beneficial interest (the Units), and the only Unitholders will be PowerShares DB Agriculture Fund (the Fund) and DB Commodity Services LLC (the Managing Owner). The Fund, an indirect wholly owned subsidiary of DBAG, was formed as a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series on August 3, 2006, and has not yet commenced operations. The only capital contributed to the Master Fund as of December 31, 2006 is a capital contribution of $1,000 by the Managing Owner whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, a wholly-owned subsidiary of DBAG, serves as the managing owner, commodity pool operator, and commodity trading advisor of the Master Fund and the Fund. The Managing Owner and the Unitholders share in any profits, losses, and expenses of the Master Fund in proportion to the percentage interest owned by each.

The Master Fund will invest the proceeds from the offering of Units by trading exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index—Optimum Yield Agriculture Excess Return™ (DBLCI-OY Agriculture ER™, or the Index), with a view to tracking the changes, positive and negative of the Index over time. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities.

The Index, which intends to reflect the agricultural sector, comprised and tracks the change in the market value of the following commodities: corn, wheat, soybeans, and sugar.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c)	Cash held by Commodity Broker

Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG and a related party to the Master Fund), a Delaware corporation, serves as the commodity broker of the Master Fund (the Commodity Broker). The Master Fund defines cash held by the Commodity Broker on its behalf to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for United States federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will

DB AGRICULTURE MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Units

Master Fund Units may be purchased from the Master Fund only by the Fund in one or more blocks of 200,000 Master Fund Units (Master Unit Basket). The Master Fund will issue Master Unit Baskets only to the Fund continuously, as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund.

(4)	Fees and Expenses

(a)	Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(b)	Management Fee

The Master Fund will pay the Managing Owner a management fee (the Management Fee), monthly in arrears, in an amount equal to 0.75% per annum of the net asset value of Master Fund. No separate management fee will be paid by any Fund. The Management Fee will be paid in consideration of the Managing Owner’s commodity futures trading advisory services.

(c)	Brokerage Commissions and Fees

The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, National Futures Association fees, give up fees, pit brokerage fees, and other transaction related fees and expenses charged in connection with its trading activities. The Commodity Broker’s brokerage commissions and trading fees will be determined on a contract by contract basis.

(d)	Routine Operational, Administrative, and Other Ordinary Expenses

The Managing Owner will pay all routine operational, administrative, and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, computer services, the fees and expenses of the Trustee (Wilmington Trust Company), legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing, and duplication costs.

(e)	Extraordinary Fees and Expenses

The Master Fund will pay all the extraordinary fees and expenses (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement of the Master Trust), if any, of itself

DB AGRICULTURE MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

December 31, 2006

and of the Fund. Extraordinary fees and expenses are fees and expenses which are nonrecurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

(f)	Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and the brokerage commissions and fees of the Fund and the Master Fund will be paid upon commencement of operations, first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund and the Master Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

(5)	Termination

The term of the Master Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, the Fund may place an order with the Managing Owner to redeem one or more Master Unit Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Master Trust Agreement). The day on which the Managing Owner receives a valid redemption order is the redemption order date. The redemption procedure allows the Fund to redeem Master Unit Baskets.

The redemption proceeds from the Master Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Master Unit Baskets requested in the Fund’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s assets are traded, whichever is later, on the redemption order date. The Managing Owner on behalf of the Master Fund will distribute the cash redemption amount to the Fund no later than noon, New York time, on the business day immediately following the redemption order date.

The redemption proceeds due from the Master Fund are delivered to the Fund no later than noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Master Fund account has been credited with the Master Unit Baskets to be redeemed. If the Master Fund’s account has not been credited with all of the Master Unit Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Master Unit Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Master Unit Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Master Unit Baskets to be redeemed are credited to the Master Fund’s account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Master Unit Baskets to be redeemed are not credited to the Master Fund’s account by noon, New York time, on the business day immediately following the redemption order date if the Fund has collateralized its obligation to deliver the Master Unit Baskets on such terms as the Managing Owner may determine from time-to-time.

Independent Auditors’ Report

The Board of Managers

DB Commodity Services LLC:

We have audited the accompanying statements of financial condition of DB Commodity Services LLC (the Company) as of December 31, 2006 and 2005, and the related statements of income and expenses, changes in member’s capital (deficit), and cash flows for the year ended December 31, 2006 and for the period from May 23, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DB Commodity Services LLC as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006 and for the period from May 23, 2005 (inception) to December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

March 27, 2007

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2006 and 2005

	2006	2005
Assets
Cash held by affiliate	$—	50,000
Due from DB Exchange Traded Funds	512,115	—
Investment in DB Exchange Traded Funds	22,000	2,000

Total assets	$534,115	52,000

Liabilities and Member’s Capital
Liabilities:
Cash overdraft with affiliate	$2,674,315	—
Accrued expenses	1,621,064	—
Due to DB U.S. Financial Markets Holding Corporation	—	2,000

Total liabilities	4,295,379	2,000

Member’s capital (deficit):
Member’s capital contributions	50,000	50,000
Net loss	(3,811,264)	—

Total member’s deficit	(3,761,264)	50,000

Total liabilities and member’s deficit	$534,115	52,000

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statements of Income and Expenses

Year Ended December 31, 2006 and for the

Period from May 23, 2005 (Inception) to December 31, 2005 (i)

	2006	2005 (i)
Income:
Management fees	$3,924,547	—

Total income	3,924,547	—

Expense
Assumed DBC and DBV organization and offering costs	2,642,543	—
Legal fees	1,825,738
Audit fees and tax services	1,528,279	—
Registration fees	636,000	—
License fees	492,758	—
Printing services	223,552	—
Administrator fees	251,188	—
Trustee fees	38,541	—
Marketing costs	36,660	—
Other	60,552	—

Total expenses	7,735,811	—

Net loss	$(3,811,264)	—

See accompanying notes to financial statements.

(i):	DB Exchange Traded Funds commenced investment operations during 2006, therefore, the Company had no operating results in 2005.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statements of Changes in Member’s Capital (Deficit)

Year Ended December 31, 2006 and for the

Period from May 23, 2005 (Inception) to December 31, 2005

Member’s capital, May 23, 2005 (inception)	$—
Capital contribution	50,000

Member’s capital, December 31, 2005	50,000
Net loss	(3,811,264)

Member’s deficit, December 31, 2006	$(3,761,264)

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Cash Flows

Year Ended December 31, 2006 and for the

Period from May 23, 2005 (Inception) to December 31, 2005

	2006	2005
Cash flows from operating activities:
Net loss	$(3,811,264)	—
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
(Increase) decrease in operating assets:
Due from DB Exchange Traded Funds	(512,115)	—
Increase (decrease) in operating liabilities:
Cash overdraft with affiliate	2,674,315	—
Accrued expenses	1,621,064	—
Due to DB U.S. Financial Markets Holding Corporation	(2,000)	2,000

Net cash (used in) provided by operating activities	(30,000)	2,000

Cash flows from investing activities:
Investment in DB Exchange Traded Funds	(20,000)	(2,000)

Net cash used in investing activities	(20,000)	(2,000)

Cash flows from financing activities:
Capital contribution from DB U.S. Financial Holding Corporation	—	50,000

Net cash provided by financing activities	—	50,000

Increase (Decrease) in cash held by affiliate	(50,000)	50,000
Cash held by affiliate at beginning of period	50,000	—

Cash held by affiliate at end of period	$—	50,000

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements

December 31, 2006 and 2005

(1)	Organization and Basis of Presentation

DB Commodity Services LLC (the “Company”), a Delaware limited liability company, was formed on May 23, 2005, and is an indirect wholly owned subsidiary of Deutsche Bank AG and a direct wholly owned subsidiary of DB U.S. Financial Markets Holding Corporation. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The Company serves as the managing owner, commodity pool operator and commodity trading advisor to the following funds:

•	PowerShares DB Commodity Index Tracking Fund (the “DBC Fund”)[1],

•	DB Commodity Index Tracking Master Fund (the “DBC Master Fund”)[2].

•	PowerShares DB G10 Currency Harvest Fund (the “DBV Fund”)[3],

•	DB G10 Currency Harvest Master Fund (the “DBV Master Fund”)[4].

As of December 31, 2006, the following commodity and currency index based funds, for which the Company would serve as the managing owner, had not commenced investment operations:

•	PowerShares DB Multi-Sector Commodity Trust[5] and DB Multi-Sector Commodity Master Trust[6]:

•	PowerShares DB Energy Fund (the “DBE Fund”),

•	DB Energy Master Fund (the “DBE Master Fund”).

•	PowerShares DB Oil Fund (the “DBO Fund”),

•	DB Oil Master Fund (the “DBO Master Fund”).

•	PowerShares DB Precious Metals Fund (the “DBP Fund”),

•	DB Precious Metals Master Fund (the “DBP Master Fund”).

•	PowerShares DB Gold Fund (the “DGL Fund”),

•	DB Gold Master Fund (the “DGL Master Fund”).

•	PowerShares DB Silver Fund (the “DBS Fund”),

[1]

Organized as a Delaware statutory trust on May 23, 2005. DBC Fund was originally named “DB Commodity Index Tracking Fund” and changed its name to “PowerShares DB Commodity Index Tracking Fund” effective August 10, 2006.

[2]	Organized as a Delaware statutory trust on May 23, 2005.
[3]

Organized as a Delaware statutory trust on April 12, 2006. DBV Fund was originally named “DB Currency Index Value Fund” and changed its name to “PowerShares DB G10 Currency Harvest Fund” effective July 20, 2006.

[4]

Organized as a Delaware statutory trust on April 12, 2006. DBV Master Fund was originally named “DB Currency Index Value Master Fund” and changed its name to “DB G10 Currency Harvest Master Fund” effective July 20, 2006.

[5]	Organized as a Delaware statutory trust, in seven separate series, or Funds, on August 3, 2006.
[6]	Organized as a Delaware statutory trust, in seven separate series, or Master Funds, on August 3, 2006.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements

December 31, 2006 and 2005

•	DB Silver Master Fund (the “DBS Master Fund”).

•	PowerShares DB Base Metals Fund (the “DBB Fund”),

•	DB Base Metals Master Fund (the “DBB Master Fund”).

•	PowerShares DB Agriculture Fund (the “DBA Fund”),

•	DB Agriculture Master Fund (the “DBA Master Fund”).

•	PowerShares DB US Dollar Index Trust[7] and DB US Dollar Index Master Trust[8]

•	PowerShares DB US Dollar Index Bullish Fund (the “UUP Fund”),

•	DB US Dollar Index Bullish Master Fund (the “UUP Master Fund”).

•	PowerShares DB US Dollar Index Bearish Fund (the “UDN Fund”),

•	DB US Dollar Index Bearish Master Fund (the “UDN Master Fund”).

The DBC Fund, DBC Master Fund, DBV Fund, DBV Master Fund, DBE Fund, DBE Master Fund, DBO Fund, DBO Master Fund, DBP Fund, DBP Master Fund, DGL Fund, DGL Master Fund, DBS Fund, DBS Master Fund, DBB Fund, DBB Master Fund, DBA Fund, DBA Master Fund, UUP Fund, UUP Master Fund, UDN Fund and UDN Master Fund will be collectively referred to herein as the “DB Exchange Traded Funds”, “Funds”, “Feeder Funds” or the “Master Funds”, as applicable.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income, expenses and disclosure of contingent assets and liabilities during the reporting period of the financial statements. Actual results could differ from those estimates.

(c)	Due from DB Exchange Traded Funds

Due from DB Exchange Traded Funds is recorded at the invoiced amount and do not bear interest. Amounts collected on Due from DB Exchange Traded Funds are included in net cash provided by operating activities in the statement of cash flow. As management has determined that there was no risk of unrecoverable amounts, no allowance for doubtful accounts was provided for as of December 31, 2006.

[7]	Organized as a Delaware statutory trust, in two separate series, or Funds, on August 3, 2006.
[8]	Organized as a Delaware statutory trust, in two separate series, or Master Funds, on August 3, 2006.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements

December 31, 2006 and 2005

(d)	Investment in DB Exchange Traded Funds

The Company’s investments in DB Exchange Traded Funds consist of capital contributions in the general shares of the Funds.

Upon the establishment of the Funds, the Company’s investment represents 100% ownership and is stated at cost. Upon commencement of the Funds’ investment operations and issuance of the Funds’ limited shares, the Company’s general share ownership of the Feeder Funds is recorded as capital in the consolidated financial statements of the Funds, and the Company’s general share ownership of the Master Funds is recorded as a minority shareholder.

(e)	Income Taxes

The Company is a limited liability company and did not elect to be taxable as a corporation for U.S. income tax purposes. Accordingly, the Company will not incur U.S. income taxes. No provision for federal, state and local income taxes has been made in the accompanying financial statements, as its owner member is individually liable for income taxes, if any, on its share of the Company’s income, loss and other items.

(f)	Revenue Recognition

Fees earned for management services are recorded on the accrual method of accounting. Fees for management services are received from the Master Funds upon commencement of operations and as services are provided. No separate fee is received from the Feeder Funds.

(3)	Related Party Transactions

(a)	Management Fees and Due from DB Exchange Traded Funds

The DBC Master Fund pays the Company a management fee, monthly in arrears, in an amount equal to 0.75% per annum of the net asset value of DBC Master Fund. Prior to July 12, 2006, the DBC management fee was 0.95% per annum.

The DBV Master Fund pays the Company a management fee, monthly in arrears, in an amount equal to 0.75% per annum of the net asset value of DBV Master Fund.

As at December 31, 2006, management fees and Due from DB Exchange Traded Funds amounted to:

	Management Fees	Due from the Funds
DBC Master Fund	$3,802,033	454,280
DBV Master Fund	122,514	57,835

	$3,924,547	512,115

(b)	Organization and Offering Costs

Costs incurred in connection with organization of the DBC and DBV Funds and Master Funds, including the initial offering of the limited shares of the Funds, were paid by Deutsche Bank AG on

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements

December 31, 2006 and 2005

behalf DBC and DBV Master Fund. Costs incurred in connection with the continuous offering of limited shares of the Funds after the commencement of the DBC and DBV Master Funds’ investment trading operations were also paid by Deutsche Bank AG on behalf DBC and DBV Master Fund.

Prior to July 12, 2006, these costs were subject to reimbursement by the DBC and DBV Master Funds, without interest, in 36 monthly payments during each of the first 36 months after the commencement of the DBC and DBV Master Fund’s trading operations. Also, prior to July 12, 2006, DBC and DBV’s Master Fund’s liability to Deutsche Bank AG was transferred to the Company. Total cost reimbursement to the Company during 2006 amounted to $185,575.

As of July 12, 2006 the Company made an additional investment in DBC and DBV Master Funds by assuming all organization and offering costs incurred prior to July 12, 2006. Total costs incurred by the DBC and DBV Funds and Master Funds prior to July 12, 2006, which have been assumed by the Company, amounted to $2,642,543, which has been recorded in the Company’s statement of income and expense.

The Company will also assume DBC and DBV Master Funds’ organization and offering costs incurred subsequent to July 12, 2006.

(c)	Administration Expenses

Prior to July 12, 2006, all routine operational, administrative and other ordinary expenses of the DBC and DBV Funds were paid by the DBC and DBV Master Funds.

Effective July 12, 2006, the Managing Owner has agreed to assume all future routine operational, administrative and other ordinary expenses of the DBC and DBV Funds and Master Funds, including, but not limited to, computer services, trustee fees and expenses, legal and accounting fees and expenses, tax preparation expenses, filing fees and printing, mailing and duplication costs. Accordingly, such expenses are recorded in the statement of income and expenses of the Company. Please refer to Note (6) for further details on service agreements.

In addition, the Company, in its capacity as the managing owner and on behalf of the Funds, entered into a service agreement with Deutsche Bank AG for services including, but not limited to, trading, accounting, legal, human resources and other. The costs of these services are assumed by Deutsche Bank AG with no cost allocation to the Company or the Funds.

(d)	Cash and Cash Overdraft with affiliate

The Company participates in a cash management program with Deutsche Bank AG New York Branch, which provides the Company with a cash facility to cover its operational expenses. The cash management program is non-interest bearing and there is no expiration date. As per a Letter of Support, Deutsche Bank AG will continue to provide the Company with the funds necessary to meet its current and currently foreseeable obligations. As of December 31, 2006, the Company had an overdraft balance of $2,674,315.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements

December 31, 2006 and 2005

(4)	Investments in DB Exchange Traded Funds

Investment in DB Exchange Traded Funds as of December 31, 2006 consist of the following:

	Ownership %	Amount
PowerShares DB Commodity Index Tracking Fund (a)	(e)	$1,000
DB Commodity Index Tracking Master Fund (a)	(e)	1,000
PowerShares DB G10 Currency Harvest Fund (b)	(e)	1,000
DB G10 Currency Harvest Master Fund (b)	(e)	1,000
PowerShares DB Energy Fund (c)	100	1,000
DB Energy Master Fund (c)	100	1,000
PowerShares DB Oil Fund (c)	100	1,000
DB Oil Master Fund (c)	100	1,000
PowerShares DB Precious Metals Fund (c)	100	1,000
DB Precious Metals Master Fund (c)	100	1,000
PowerShares DB Gold Fund (c)	100	1,000
DB Gold Master Fund (c)	100	1,000
PowerShares DB Silver Fund (c)	100	1,000
DB Silver Master Fund (c)	100	1,000
PowerShares DB Base Metals Fund (c)	100	1,000
DB Base Metals Master Fund (c)	100	1,000
PowerShares DB Agriculture Fund (c)	100	1,000
DB Agriculture Master Fund (c)	100	1,000
PowerShares DB US Dollar Index Bullish Fund (d)	100	1,000
DB US Dollar Index Bullish Master Fund (d)	100	1,000
PowerShares DB US Dollar Index Bearish Fund (d)	100	1,000
DB US Dollar Index Bearish Master Fund (d)	100	1,000

		$22,000

(a)	Commenced investment operations on January 31, 2006
(b)	Commenced investment operations on September 15, 2006
(c)	Commenced investment operations on January 3, 2007 (see note 10)
(d)	Commenced investment operations on February 15, 2007 (see note 10)
(e)	Ownership represents less than 1.0%

Investment in DB Exchange Traded Funds as of December 31, 2005 consist of the following:

	Ownership %	Amount
PowerShares DB Commodity Index Tracking Fund (a)	100	$1,000
DB Commodity Index Tracking Master Fund (a)	100	1,000

		$2,000

(a)	Commenced investment operations on January 31, 2006

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements

December 31, 2006 and 2005

(5)	Accrued Expenses

Accrued expenses at December 31, 2006 and 2005 consist of the following:

	2006	2005
Audit fees and tax services	$1,243,979	—
Marketing costs	237,513	—
Administrator services	118,955	—
Legal	11,575	—
Printing services	9,042

	$1,621,064	—

(6)	Service Agreements

(a)	Trust Agreement

Under the trust agreement of the Funds, Wilmington Trust Company, the Trustee of the Funds has delegated to the Company the exclusive management and control of all aspects of the business of the Funds.

The Trustee compensation is paid on behalf of the Funds by the Company.

(b)	Administration Agreement

The Company, in its capacity as the managing owner and on behalf of each of the Funds and Master Funds, has appointed The Bank of New York as the administrator (the “Administrator”), custodian and transfer agent of the Funds and have entered into separate administrative, custodian, transfer agency and service agreements (collectively referred to as the “Administration Agreement”). The Administrator performs or supervises the performance of services necessary for the operation and administration of each of the Funds (other than making investment decisions), including receiving and processing orders to create and redeem shares of the Funds, net asset value calculations, accounting and other fund administrative services.

The Administrator’s monthly fees are paid on behalf of the Funds by the Company.

(c)	Distribution Services Agreement

ALPS Distributors provide certain distribution services for each of the Funds. Pursuant to the Distribution Services Agreement between ALPS Distributors, the Company, in its capacity as the managing owner and on behalf of the Funds, ALPS Distributors assists the Company with certain distribution and marketing functions, including reviewing and approving marketing materials.

ALPS Distributors’ fees are paid on behalf of the Funds by the Company.

(d)	License Agreement

Under the License Agreement among PowerShares Capital Management LLC, the Company in its own capacity, and the Company in its capacity as the managing owner and on behalf of the Funds (the

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements

December 31, 2006 and 2005

Funds and the Company, collectively the “Licensees”), PowerShares Capital Management LLC granted to each Licensee a non-exclusive license to use the “PowerShares®” trademark anywhere in the world, solely in connection with the marketing and promotion of the Funds, and issuance and trading of the Funds’ shares as necessary.

License fees are paid on behalf of the Funds by the Company.

(e)	Marketing Agreement

Pursuant to the Marketing Agreement between AIM Distributors and the Company in its capacity as the managing owner and on behalf of the Funds, AIM Distributors assist the Company and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding each of the Funds, primarily in the secondary trading market. Activities include, but are not limited to, communicating each of the Funds’ names, characteristics, uses, benefits, and risks, consistent with the prospectus, engagement in public seminars, road shows, conferences, media interviews, fielding incoming telephone “800” number calls and distributing sales literature and other communications (including electronic media) regarding each of the Funds.

Marketing fees are paid on behalf of the Funds by the Company.

(7)	Commitments and Contingencies

The Company has entered into various service agreements on behalf of the Funds that contain a variety of representations, or provide indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds. While the Company’s exposure under such indemnification provisions cannot be estimated until a claim arises, these general business indemnifications are not expected to have a material impact on the Company’s financial position.

(8)	Business and Credit Concentration

The Company’s business is to serve as the managing owner, commodity pool operator and commodity trading advisor to a number of DB Exchange Traded Funds. Basis for the management fee calculation is the Funds’ net asset value. Accordingly, factors that may have the effect of causing a decline in the Funds’ net asset value will affect the Company’s income from management fees.

(9)	Recently Issued Accounting Standards

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurement (Statement 157). Statement 157 defines fair value, establishes framework for the measurement of fair value, and enhances disclosures about fair value measurements. Statement 157 does not require any new fair value measures. Statement 157 is effective for fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt Statement 157 beginning on January 1, 2008. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company is currently evaluating the impact of adopting Statement 157 on its results of operations and financial position.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements

December 31, 2006 and 2005

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. The provisions of FIN 48 will be effective for the Company on January 1, 2007, with any cumulative effect of the change in accounting principle recorded as an adjustment to operating retained earnings. The Company has determined the impact of adopting FIN 48 will not have a material impact on its results of operations and financial position.

(10)	Subsequent Events

On January 3, 2007 the following funds commenced investment operations: DBE Fund, DBE Master Fund, DBO Fund, DBO Master Fund, DBP Fund, DBP Master Fund, DGL Fund, DGL Master Fund, DBS Fund, DBS Master Fund, DBB Fund, DBB Master Fund, DBA Fund and DBA Master Fund.

On February 15, 2007 the following funds commenced operations: UUP Fund, UUP Master Fund, UDN Fund and UDN Master Fund.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

PowerShares DB Energy Fund

PowerShares DB Oil Fund

PowerShares DB Precious Metals Fund

PowerShares DB Gold Fund

PowerShares DB Silver Fund

PowerShares DB Base Metals Fund

PowerShares DB Agriculture Fund

Shares of Beneficial Interest

The Shares are speculative securities which involve the risk of loss.

Past performance is not necessarily indicative of future results.

See “ The Risks You Face” beginning at page 22 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE

DOCUMENT AND A STATEMENT OF ADDITIONAL

INFORMATION. THESE PARTS ARE BOUND

TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION

MAY [15], 2007

DB Commodity Services LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO DEUTSCHE BANK AG

Deutsche Bank AG is a banking company with limited liability incorporated under the laws of the Federal Republic of Germany under registration number HRB 30 000. Deutsche Bank AG has its registered office at Taunusanlage 12, D-60325 Frankfurt am Main. Deutsche Bank AG originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Deutsche Bank Aktiengesellschaft West, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank, founded in 1870. The merger and the name were entered in the Commercial Register of the District Court in Frankfurt am Main on May 2, 1957.

Deutsche Bank AG is the parent company of the Deutsche Bank Group, consisting of banks, capital market companies, fund management companies and a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. The Deutsche Bank Group has over 1,500 branches and offices engaged in banking business and other financial businesses worldwide.

The objectives of Deutsche Bank AG, as set forth in its Articles of Association, include the transaction of all kinds of banking businesses, the provision of financial and other services and the promotion of international economic relations. Deutsche Bank AG may realize these objectives itself or through subsidiaries and affiliated companies. To the extent permitted by law, Deutsche Bank AG is entitled to transact all business and to take all steps which appear likely to promote the objectives of Deutsche Bank AG, in particular, to acquire and dispose of real estate, to establish branches at home and abroad, to acquire, administer and dispose of participations in other enterprises, and to conclude enterprise agreements.

The activities of the Deutsche Bank Group include traditional deposit-taking and lending business for private clients, corporate and public sector entities, including mortgage lending, payment transactions, securities brokerage for customers, asset management, investment banking, project finance, structured finance, foreign trade finance, money and foreign exchange dealing, building savings business (Bauspargeschäft), as well as cash management, payment and securities settlement, and payment cards and point-of-sale services.

As of December 31, 2006, the issued share capital of Deutsche Bank AG amounted to euro 2.56 billion, consisting of 524.8 million ordinary registered shares without par value. These shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges. They are also listed on the stock exchanges in Amsterdam, Brussels, London, Luxembourg, New York, Paris, Tokyo and Vienna and on the Swiss Exchange.

As of December 31, 2006, the Deutsche Bank Group had total assets of euro 1.126 billion, total liabilities of euro 1.093 billion and shareholders’ equity of euro 32.8 billion. Please refer to Deutsche Bank AG’s Annual Report on Form 20-F, which is incorporated by reference herein, for additional financial information and financial statements.

Deutsche Bank AG London is the London branch of Deutsche Bank AG. Deutsche Bank AG, New York branch, is the New York branch of Deutsche Bank AG and operates pursuant to license issued by the Superintendent of Banks of the State of New York on July 14, 1978.

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2007 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2007 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Master Funds will be for speculative rather than for hedging purposes.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You Face—The Net Asset Value Calculation of the Master Funds May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of Net Asset Value Calculation.”

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Trust and the Master Trust. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund and the Master Fund. The Funds and the Master Funds themselves are not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Funds and the Master Funds themselves are not required to become members of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out a Master Funds’ position. With respect to the Managing Owner’s trading, only the Managing Owner, and not a Fund or its Shareholders personally, will be subject to margin calls.

OVERVIEW OF THE INDEX COMMODITIES AND RELATED FUTURES CONTRACTS

Unless otherwise stated, all information contained herein regarding the Index Commodities, related futures contracts and the exchanges on which they trade is derived from publicly available sources and is provided for informational purposes only. For the most updated and complete information with respect to each Index Commodity futures contract, please refer to the web address that has been provided at the end of the description of each Index Commodity.

General

Due to its highly competitive nature, the futures market has become an important economic tool to determine prices based on today’s and tomorrow’s estimated amount of supply and demand. Commodity futures contracts establish a price today either to buy or sell at a future date a defined quantity and quality of a certain commodity along with delivery terms and specifications. The prices of commodity futures contracts depend on a continuous flow of information from around the world and thus require a high amount of transparency. Factors such as weather, war, debt default, refugee displacement, land reclamation and deforestation can all have a major effect on supply and demand and, as a result, the present and future price of a commodity and its related futures contract. These types of information and the way people absorb it constantly changes the price of a commodity.

The commodity futures markets may be characterized as being in “backwardation” or in “contango.”

Backwardation is a market condition in which futures prices are progressively lower in the distant delivery months. For instance, if the expected future supplies of wheat greatly exceed current supplies because last year’s wheat harvest was poor and this year’s wheat harvest is expected to be excellent, the futures prices of wheat may be lower than spot prices. Backwardation may also result from a greater amount of short-term demand than long term demand. While sweet light crude oil and heating oil have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in sweet light crude oil and heating oil may adversely affect the value of your Shares.

In contrast to backwardation, contango is a market condition in which prices in succeeding delivery months are progressively higher than in the nearest delivery month. In other words, futures prices for physical commodities are typically higher than spot prices in a contangoed market. Higher futures prices (relative to spot prices) are due to, in part, carrying costs, such as increasing storage costs, financing costs and insurance costs covering the underlying commodities. Aluminum, gold, corn and wheat historically exhibit “contango” markets rather than backwardation. Although aluminum, gold, corn and wheat have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. Contango in aluminum, gold, corn and wheat will adversely affect the value of your Shares.

In the oil and energy markets, generally, the prevailing market condition (i.e., either contango or backwardated) may reflect the immediate supply and demand condition. If the crude oil or energy market is in contango, it may indicate immediately available supply. Backwardation may indicate an immediate shortage. Any factor that threatens the steady flow of oil or energy around the world, such as imminent war, tends to drive the oil and energy markets into backwardation.

Index Commodities

Sweet Light Crude Oil

Sweet light crude oil is a type of petroleum which contains small amounts of wax, hydrogen sulfide, carbon dioxide and generally contains less than 0.5% sulfur. Sweet light crude oil is preferred by refiners because of the relatively low sulfur content and high yields of high-value products such as gasoline, diesel fuel, heating oil and jet fuel.

The price of sweet light crude oil is volatile with fluctuations expected to affect the value of the Energy Fund Shares and the Oil Fund Shares. The level of global industrial activity influences the demand for sweet light crude oil. In addition, various other factors can affect the demand for sweet light crude oil, such as weather, political events and labor activity. The supply of sweet light crude oil can be affected by many events, in particular, the meetings of the Organization of Petroleum Exporting Countries. Market expectations about events that will influence either demand or supply can cause prices for sweet light crude oil to fluctuate greatly. A significant amount of the world oil production capacity is controlled by a relatively small number of producers. Any large change in production by one of these producers could have a substantial effect on the price of sweet light crude oil.

Sweet light crude oil is the world’s most actively traded commodity. The sweet light crude oil futures contract traded on the New York Mercantile Exchange (“NYMEX”) is the world’s most liquid forum for crude oil trading as well as the world’s most liquid futures contract on a physical commodity. Due to the excellent liquidity and price transparency of the futures contract, it is used as a principal international pricing benchmark.

The sweet light crude oil futures contract trades in units of 1,000 barrels based on delivery in Cushing, Oklahoma. The contract provides for delivery of several grades of domestic and internationally traded foreign crudes, and serves the diverse needs of the physical market.

Additional information regarding sweet light crude oil futures contracts (symbol: CL) traded on the NYMEX is available at

http://www.nymex.com/lsco_fut_cso.aspx.

Heating Oil

Heating oil, also known in the United States as No. 2 fuel oil and elsewhere as “red diesel,” is a low viscosity, flammable liquid petroleum product used to fuel furnaces or boilers in residential, commercial and municipal buildings. Heating oil is less commonly used as an industrial fuel or for power generation. Heating oil accounts for about 25% of the yield of a barrel of crude oil, the second largest “cut” from oil after gasoline.

The price of heating oil is volatile with fluctuations expected to affect the value of the Oil Fund Shares. The level of global industrial activity influences the demand for heating oil. In addition, the seasonal temperatures in countries throughout the world can also heavily influence the demand for heating oil. Heating oil is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of heating oil.

The heating oil futures contract, listed and traded at the NYMEX, trades in units of 42,000 gallons (1,000 barrels) and is based on delivery in New York harbor, the principal cash market center. The heating oil futures contract is also used to hedge diesel fuel and jet fuel, both of which trade in the cash market at an often stable premium to the heating oil futures contract.

Additional information regarding heating oil futures contracts (symbol: HO) traded on the NYMEX is available at

http://www.nymex.com/ho_fut_cso.aspx.

Brent Crude Oil

Brent crude oil is one of the major classifications of oil and is sourced primarily by the United Kingdom, Norway, Denmark, the Netherlands and Germany. Brent crude oil is not as light or as sweet as its counterpart, sweet light crude oil (West Texas Intermediate oil).

The price of Brent crude oil is volatile with fluctuations expected to affect the value of the Oil Fund Shares. The price of Brent crude oil is influenced by may factors, including, but not limited to, amount of output by oil producing nations, worldwide supply/stockpiles, weather, various geopolitical factors that causes supply disruptions (e.g., war, terrorism), global demand (particularly from emerging nations), currency fluctuations, and activities of market participants such as hedgers and speculators.

The Brent crude oil futures contract is listed and traded at the IntercontinentalExchange, Inc. (the “ICE”), an electronic marketplace for energy trading and price discovery. In Europe, Brent crude oil is the standard for futures contracts traded on the ICE. Brent crude oil is the price reference for two-thirds of the world’s traded oil.

The futures contract trades in units of 1,000 barrels. The futures contract is a deliverable contract based on EFP delivery with an option to cash settle (i.e. the IPE Brent Index price for the day following the last trading day of the futures contract).

Additional information regarding Brent crude oil futures contracts (symbol: LCO) traded on the ICE is available at https://www.theice.com/crude.jhtml.

RBOB Gasoline

Gasoline is the largest single volume refined product sold in the United States and accounts for almost half of national oil consumption. It is a highly diverse market, with hundreds of wholesale distributors and thousands of retail outlets, making it subject to intense competition and price volatility.

The price of RBOB Gasoline is volatile with fluctuations expected to affect the value of the Oil Fund Shares. The level of global industrial activity influences the demand for RBOB Gasoline. In addition, the demand has seasonal variations, which occur during “driving seasons” usually considered the summer months in North America and Europe. RBOB Gasoline is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of RBOB Gasoline.

The RBOB Gasoline futures contract is listed and traded at the NYMEX. The NYMEX Division New York harbor reformulated gasoline blendstock for oxygen blending (RBOB) futures contract trades in units of 42,000 gallons (1,000 barrels). It is based on delivery at petroleum products terminals in New York harbor, the major East Coast trading center for imports and domestic shipments from refineries in the New York harbor area or from the Gulf Coast refining centers. RBOB conforms to industry standards for reformulated regular gasoline blendstock for blending with 10% denatured fuel ethanol (92% purity) as listed by the Colonial Pipeline for fungible F grade for sales in New York and New Jersey. RBOB is a wholesale non-oxygentated blendstock traded in the New York Harbor barge market that is ready for the addition of 10% ethanol at the truck rack.

Additional information regarding RBOB Gasoline futures contracts (symbol: XB) traded on the NYMEX is available at

http://www.nymex.com/RB_spec.aspx.

Natural Gas

Natural gas is used primarily for residential and commercial heating and in the production of electricity. The greatest natural gas reserves are in the former Soviet Union countries and the Middle East. The greatest producers of natural gas are the United States, Canada and the former Soviet Union countries. Natural gas accounts for almost a quarter of U.S. energy consumption.

The price of natural gas is volatile with fluctuations expected to affect the value of the Oil Fund Shares. The level of global industrial activity influences the demand for natural gas. In addition to the seasonal temperatures in countries throughout the world, any fluctuations may also heavily influence the demand for natural gas.

The natural gas futures contract is listed and traded at the NYMEX. The NYMEX natural gas futures contracts trade in units of 10,000 million British Thermal Units and are based on delivery at the Henry Hub (which is a point on the natural gas pipeline system in Erath, Louisiana). Henry Hub is the nexus of 16 intra- and inter-state natural gas pipeline systems that draw supplies from the region’s prolific gas deposits. These pipelines serve markets throughout the U.S. East Coast, the Gulf Coast, the Midwest and up to the Canadian border. Henry Hub is the pricing point for natural gas futures contracts traded on the NYMEX. Future prices set at Henry Hub generally serve as the benchmark price of natural gas in the North American market.

Additional information regarding Natural Gas futures contracts (symbol: NG) traded on the NYMEX is available at

http://www.nymex.com/ng_fut_cso.aspx.

Gold

Gold is a vital industrial commodity. It is an excellent conductor of electricity, is resistant to corrosion, and is one of the most chemically stable of the elements, making it important in electronics and other high-tech applications. The principal gold producing countries include South Africa, the United States, Australia, Canada, China, Indonesia, and Russia.

The price of gold is volatile with fluctuations expected to affect the value of the Gold Fund Shares and the Precious Metals Fund Shares. Gold prices float freely in accordance with supply and demand. The price movement of gold may be influenced by a variety of factors, including announcements from central banks regarding reserve gold holdings, agreements among central banks, purchases and sales of gold by central banks other governmental agencies that hold large supplies of gold, political uncertainties, economic concerns such as an increase or decrease in confidence in the global monetary system, the relative strength of the U.S. dollar, interest rates and numerous other factors. Gold prices may also be affected by industry factors such as industrial and jewelry demand.

The COMEX Division of the NYMEX commenced the trading of gold futures contracts on December 31, 1974. The trading unit of COMEX gold futures contracts is 100 troy ounces. Gold bars tendered for delivery can be cast in the form of either one bar or three one-kilogram bars. In either form, the gross weight of the bar or bars tendered for each contract must be within a five percent tolerance of the 100 oz. contract and the bars must assay at not less than 995 fineness, i.e. 99.5% pure gold.

Additional information regarding Gold futures contracts (symbol: GC) traded on the NYMEX is available at http://www.nymex.com/gol_fut_cso.aspx.

Silver

The largest industrial users of silver are the photographic, jewelry, and electronic industries. Newly mined metal (which contains silver) provides most of the needed supply of silver. Mexico, the United States and Peru are the primary producers of silver. Secondary silver sources include coin melt, scrap recovery, and countries where export is restricted.

The price of silver is volatile with fluctuations expected to affect the value of the Silver Fund Shares and the Precious Metals Fund Shares. The largest industrial users of silver (e.g., photographic, jewelry, and electronic industries) may influence its price. A change in economic conditions, such as a recession, can adversely affect industries which are dependent upon the use of silver. In turn, such a negative economic impact may decrease demand for silver, and, consequently, its price. Worldwide speculation and hedging activity by silver producers may also impact its price.

The trading unit of COMEX silver futures contracts is 5,000 troy ounces. Silver bars tendered for delivery can be cast in the form of either 1,000 or 1,100 troy ounce cast bars. In either form, the gross weight of the bar or bars tendered for each contract must be within a six percent tolerance of the 5,000 troy ounce contract and the bars must assay at not less than .999 fineness, i.e. 99.9% pure silver.

Additional information regarding Silver futures contracts (symbol: SI) traded on the NYMEX is available at http://www.nymex.com/sil_fut_cso.aspx.

Aluminum

Aluminum is the most heavily produced and consumed non-ferrous metal in the world. Its low density and malleability are characteristics that provide the flexibility necessary for many uses in the industrial world. Aluminum is extremely light, pliable, has high conductivity and is resistant to rust. Aluminum has many diverse applications ranging from beverage cans to cars. In 2001, world primary refined production of aluminum totaled over 24 million tons. Despite being the most prolific metal on earth, aluminum only began to be used extensively once an inexpensive method for distilling it by means of electrolytic reduction was discovered in the mid 19th century. World production of aluminum is as follows: (1) Europe—33%; (2) United States—29%; (3) Asia—24%; (4) Oceania—9% and (5) Africa—5%. Industry consumption of aluminum is as follows: (1) Transportation—26%; (2) packaging—22%; (3) construction—22%; (4) machinery—8%; (5) electrical—8%; (6) consumer durables—7% and (7) others—7%.

Changes in the price of aluminum are expected to affect the value of the Base Metals Fund Shares. The price movement of aluminum may be influenced by a variety of factors, including the level of global industrial activity and demands, especially relating to the transportation, packaging and building sectors, each of which significantly influences the demand, and in turn, the price of aluminum. Prices for aluminum are influenced by a number of factors including the level of economic activity in large aluminum consuming markets, political uncertainties, economic concerns and the rate of supply of new metal from producers. The production of aluminum is a power intensive process that requires large amounts of inexpensive power. Disruptions in the amount of energy available to aluminum producers could affect the supply of aluminum.

LME introduced the aluminum futures contract in 1978. The aluminum futures contract is the largest futures contract traded on the LME. Additionally, the LME has the most liquid aluminum contracts in the world. The total turnover for LME primary aluminum futures and options in 2001 was over 25 million lots or 625 million tons.

Because trading is to be conducted on a commodity exchange outside the United States, such trading is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares are subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such Investors would not have otherwise been subject had the trading been limited to U.S. markets.

The futures contract trades in units of 25 tons. The futures contract provides for delivery of aluminum that is at least 99.7% pure.

Additional information regarding aluminum futures contracts (symbol: MAL) traded on the LME is available at http://www.lme.com/aluminium.asp.

Zinc

Zinc is commonly mined as a co-product with standard lead and both metals have growing core markets for their consumption. The main market for zinc is galvanizing, which accounts for almost half its modern-day demand. Zinc’s electropositive nature enables metals to be readily galvanized, which gives added protection against corrosion to building structures, vehicles, machinery and household equipment. The worldwide supply of zinc concentrate (raw material) comes mainly from North America, Russia and Australia.

Changes in the price of zinc are expected to affect the value of the Base Metals Fund Shares. The closing price of zinc is determined by reference to the official U.S. dollar cash settlement price per ton of the zinc futures contract traded on the LME. The price of zinc is primarily affected by the global demand for and supply of zinc. Demand for zinc is significantly influenced by the level of global industrial economic activity. The galvanized steel industrial sector is particularly important given that the use of zinc in the manufacture of galvanized steel accounts for approximately 50% of world-wide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. A relatively widespread increase in the demand for zinc by the galvanized steel sector, particularly in China and the United States, has been the primary cause of the recent rise in zinc prices. An additional, but highly volatile component of demand, is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of zinc concentrate (the raw material) is dominated by China, Australia, North America and Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. It is not possible to predict the aggregate effect of all or any combination of these factors.

Because trading is to be conducted on a commodity exchange outside the United States, such trading is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares are subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such Investors would not have otherwise been subject had the trading been limited to U.S. markets.

The futures contract trades in units of 25 tons. The futures contract provides for delivery of zinc that is at least 99.995% pure.

Additional information regarding zinc futures contracts (symbol: MZN) traded on the LME is available at http://www.lme.com/zinc.asp.

Copper

Copper was the first mineral that man extracted from the earth and along with tin gave rise to the Bronze Age. As the ages and technology progressed the uses for copper increased. With the increased demand, exploration for the metal was extended throughout the world laying down the foundations for the industry as we know it today. Copper is an excellent conductor of electricity, as such one of its main industrial usage is for the production of cable, wire and electrical products for both the electrical and building industries. The construction industry also accounts for copper’s second largest usage in such areas as pipes for plumbing, heating and ventilating as well as building wire and sheet metal facings.

The price of copper is volatile with fluctuations expected to affect the value of the Base Metals Fund

Shares. The price of copper is primarily affected by the global demand for and supply of copper. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important include the electrical and construction sectors. In recent years demand has been supported by strong consumption from newly industrializing countries, which continue to be in a copper-intensive period of economic growth as they develop their infrastructure (such as China). An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. Chile is the largest producer of copper concentrate. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity. Output has fallen particularly sharply in the “African Copperbelt” and in Bougainville, Papua New Guinea. Any political turmoil in these countries may cause copper supply to fall.

The closing price of copper is determined by reference to the official U.S. dollar cash settlement price per ton of the copper futures contract traded on the LME.

Because trading is to be conducted on a commodity exchange outside the United States, such trading is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares are subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such Investors would not have otherwise been subject had the trading been limited to U.S. markets.

The futures contract trades in units of 25 tons. The futures contract provides for delivery of Grade A Copper.

Additional information regarding the Copper Grade A futures contracts (symbol: MCU) traded on the LME is available at

http://www.lme.com/copper_contractspec.asp.

Corn

Corn is the largest feed grain domestically and globally. Corn accounts for over 85% of total U.S. feed grain production. The U.S. is the largest corn producer in the world.

The price of corn is expected to fluctuate over time affecting the value of the Agriculture Fund Shares. The price movement of corn may be influenced by three primary supply factors: farmer planting decisions, climate, and government agricultural policies and three major market demand factors: livestock feeding, shortages or surpluses of world grain supplies, and domestic and foreign government policies and trade agreements. Additionally, the price movement of corn may be influenced by a variety of other factors, including weather conditions, disease, transportation costs, political uncertainties and economic concerns.

Corn futures are traded on the Chicago Board of Trade (“CBOT”) with a unit of trading of 5,000 bushels. The futures contract provides for delivery of No. 2 Yellow at par, No. 1 yellow at 1 1/2 cents per bushel over contract price, No. 3 yellow at 1 1/2 cents per bushel under contract price.

Additional information regarding the corn futures contracts (symbol: C) traded on the CBOT is available at http://www.cbot.com/cbot/pub/page/0,3181,1213,00.html.

Wheat

Wheat is the principal food grain domestically and globally. The U.S. is the third largest wheat producer in the world.

The price of wheat is expected to fluctuate over time affecting the value of the Agriculture Fund Shares. The price movement of wheat may be influenced by three primary supply factors: farmer planting decisions, climate, and government agricultural policies and three major market demand factors: food, shortages or surpluses of world grain supplies, and domestic and foreign government policies and trade agreements. Additionally, the price movement of wheat may be influenced by a variety of other factors, including weather conditions, disease, transportation costs, political uncertainties and economic concerns.

Wheat futures are traded on the CBOT with a unit of trading of 5,000 bushels. The futures contract provides for delivery of No. 2 Soft Red Winter, No. 2 Hard Red Winter, No. 2 Dark Northern Spring, and No. 2 Northern Spring at par; No. 1 Soft Red Winter, No. 1 Hard Red Winter, No. 1 Dark Northern Spring and No. 1 Northern Spring at 3 cents per bushel over contract price.

Additional information regarding the wheat futures contracts (symbol: W) traded on the CBOT is available at http://www.cbot.com/cbot/pub/page/0,3181,1322,00.html.

Soybeans

Soybean production is concentrated in the central United States, Brazil, China and Argentina. In the 2005 harvest season, the United States produced approximately 3.09 billion bushels of soybeans or approximately 37% of estimated world production. The industry’s trade associations and the USDA estimate that approximately 55% of United States produced soybeans are processed domestically, 15% are exported as whole soybeans, and 30% are retained for seed and residual use. The soybean industry has worked diligently to introduce soy products as bio-based substitutes for various petroleum-based products. Such products include biodiesel, soy ink, lubricants, candles and plastics. Demand for biodiesel, in particular, is expected to expand, in part due to new federal incentives and supports. Biodiesel is a substitute for standard, petroleum-based diesel fuel that is made from approximately 90% vegetable oil (such as soybean oil) or animal fat and 10% alcohol (methanol). The chemical reaction resulting from the combination of these components produces biodiesel and glycerin. Although the long-term average price differential of biodiesel is currently about $1 per gallon higher than standard diesel fuel, the 2004 Jobs Creation Act, which took effect on January 1, 2005, establishes a blender’s tax credit that equates to about $1 per gallon of biodiesel. This new tax credit, along with some earlier, less significant production incentives, have essentially closed the price gap between standard diesel fuel and biodiesel, considerably increasing the feasibility of large-scale biodiesel production.

The price of soybeans is expected to fluctuate over time affecting the value of the Agriculture Fund

Shares. The price movement of soybeans may be influenced by a variety of factors, including demand, weather conditions, disease, crop production, transportation costs, political uncertainties and economic concerns.

Soybean futures are traded on the CBOT with a unit of trading of 5,000 bushels. The futures contract provides for delivery of No. 2 Yellow at par, No. 1 yellow at 6 cents per bushel over contract price and No. 3 yellow at 6 cents per bushel under contract price, provided, however, No. 3 Yellow Soybeans are only deliverable when all factors equal U.S. No. 2 or better except foreign material.

Additional information regarding the soybean futures contracts (symbol: S) traded on the CBOT is available at http://www.cbot.com/cbot/pub/page/0,3181,959,00.html.

Sugar

The price of sugar is expected to fluctuate over time affecting the value of the Agriculture Fund Shares. The price movement of sugar may be influenced by a variety of factors, including demand, weather conditions, disease, crop production, transportation costs, political uncertainties and economic concerns.

Sugar futures are traded on the Board of Trade of the City of New York, Inc. (“NYBOT”) with a unit of trading of 112,000 lbs. The futures contract provides for delivery of sugar from Argentina, Australia, Barbados, Belize, Brazil, Colombia, Costa Rica, Dominican Republic, El Salvador, Ecuador, Fiji Islands, French Antilles, Guatemala, Honduras, India, Jamaica, Malawi, Mauritius, Mexico, Mozambique (beginning with the March 2007 contract), Nicaragua, Peru, Republic of the Philippines, South Africa, Swaziland, Taiwan, Thailand, Trinidad, United States, and Zimbabwe.

Additional information regarding the sugar futures contracts (symbol: SB) traded on the NYBOT is available at http://www.nybot.com.

EXHIBIT A

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by PowerShares DB Multi-Sector Commodity Trust (the “Trust”) and DB Commodity Services LLC (the “Managing Owner”). The Trust and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Trust and the Managing Owner may collect the following types of information concerning investors in the Funds who are natural persons:

•	Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Funds or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Funds by such an investor in a Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Trust or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Selling Agents, the Commodity Broker, administrators, auditors and the legal advisers of the Trust. Additionally, the Trust and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.

For questions about the privacy policy, please contact the Trust.

P-1

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares (other than selling commissions).

Approximate Amount
Securities and Exchange Commission Registration Fee	$31,340
National Association of Securities Dealers, Inc. Filing Fee	75,500
Printing Expenses	100,000
Fees of Certified Public Accountants	12,500
Fees of Counsel	30,000

Total	$249,340

Item 14. Indemnification of Directors and Officers.

Section 4.7 of the Amended and Restated Declaration of Trust and Trust Agreement of each of the Trust and the Master Trust filed as exhibits to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under each Amended and Restated Declaration of Trust and Trust Agreement) shall be indemnified by the Master Trust (or any Master Fund separately to the extent the matter in question relates to a single Master Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Master Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Master Trust and has determined, in good faith, that such course of conduct was in the best interests of the Master Trust and such liability or loss was not the result of negligence, misconduct, or a breach of the Amended and Restated Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the applicable Trust Estate or Trust Estates (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document
1.1	Form of Initial Purchaser Agreement*

4.1	Form of Amended and Restated Declaration of Trust and Trust Agreement of the Registrant*

4.2	Form of Amended and Restated Declaration of Trust and Trust Agreement of the Co-Registrant*

4.3	Form of Participant Agreement*

4.4	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Opinion of Richards, Layton & Finger as to legality

8.1	Opinion of Sidley Austin LLP as to income tax matters

10.1	Form of Customer Agreement*

10.2	Form of Administration Agreement*

10.3	Form of Global Custody Agreement*

10.4	Form of Transfer Agency and Service Agreement*

10.5	Form of Distribution Services Agreement*

10.6	Form of Marketing Agreement*

23.1	Consent of Sidley Austin LLP is included as part of Registration Statement

23.2	Consent of Richards, Layton & Finger is included as part of Exhibit 5.1

23.3	Consent of Sidley Austin LLP as tax counsel is included as part of Registration Statement

23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm, is included as part of Registration Statement

*	Previously filed as an exhibit to Pre-Effective Amendment No. 2 to Form S-1 on December 14, 2006 and incorporated herein by reference.

(b) The following financial statements are included in the Prospectus:

(1) PowerShares DB Energy Fund

(i) Report of Independent Registered Public Accounting Firm

(ii) Statement of Financial Condition as of December 31, 2006

(iii) Notes to Statement of Financial Condition

(2) DB Energy Master Fund

(i) Report of Independent Registered Public Accounting Firm

(ii) Statement of Financial Condition as of December 31, 2006

(iii) Notes to Statement of Financial Condition

(3) PowerShares DB Oil Fund

(i) Report of Independent Registered Public Accounting Firm

(ii) Statement of Financial Condition as of December 31, 2006

(iii) Notes to Statement of Financial Condition

(4) DB Oil Master Fund

(i) Report of Independent Registered Public Accounting Firm

(ii) Statement of Financial Condition as of December 31, 2006

(iii) Notes to Statement of Financial Condition

(5) PowerShares DB Precious Metals Fund

(i) Report of Independent Registered Public Accounting Firm

(ii) Statement of Financial Condition as of December 31, 2006

(iii) Notes to Statement of Financial Condition

(6) DB Precious Metals Master Fund

(i) Report of Independent Registered Public Accounting Firm

(ii) Statement of Financial Condition as of December 31, 2006

(iii) Notes to Statement of Financial Condition

(7) PowerShares DB Gold Fund

(i) Report of Independent Registered Public Accounting Firm

(ii) Statement of Financial Condition as of December 31, 2006

(iii) Notes to Statement of Financial Condition

(8) DB Gold Master Fund

(i) Report of Independent Registered Public Accounting Firm

(ii) Statement of Financial Condition as of December 31, 2006

(iii) Notes to Statement of Financial Condition

(9) PowerShares DB Silver Fund

(i) Report of Independent Registered Public Accounting Firm

(ii) Statement of Financial Condition as of December 31, 2006

(iii) Notes to Statement of Financial Condition

(10) DB Silver Master Fund

(i) Report of Independent Registered Public Accounting Firm

(ii) Statement of Financial Condition as of December 31, 2006

(iii) Notes to Statement of Financial Condition

(11) PowerShares DB Base Metals Fund

(i) Report of Independent Registered Public Accounting Firm

(ii) Statement of Financial Condition as of December 31, 2006

(iii) Notes to Statement of Financial Condition

(12) DB Base Metals Master Fund

(i) Report of Independent Registered Public Accounting Firm

(ii) Statement of Financial Condition as of December 31, 2006

(iii) Notes to Statement of Financial Condition

(13) PowerShares DB Agriculture Fund

(i) Report of Independent Registered Public Accounting Firm

(ii) Statement of Financial Condition as of December 31, 2006

(iii) Notes to Statement of Financial Condition

(14) DB Agriculture Master Fund

(i) Report of Independent Registered Public Accounting Firm

(ii) Statement of Financial Condition as of December 31, 2006

(iii) Notes to Statement of Financial Condition

(15) DB Commodity Services LLC

(i) Independent Auditor’s Report

(ii) Statements of Financial Condition for the Year Ended December 31, 2006 and 2005

(iii)	Statements of Income and Expenses for the Year Ended December 31, 2006 and for the Period from May 23, 2005 (Inception) to December 31, 2005

(iv)	Statements of Changes in Member’s Capital (Deficit) for the Year Ended December 31, 2006 and for the Period from May 23, 2005 (Inception) to December 31, 2005

(v)	Statements of Cash Flows for the Year Ended December 31, 2006 and for the Period from May 23, 2005 (Inception) to December 31, 2005

(vi) Notes to Financial Statements

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and each Co-Registrant has duly caused this Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 17th day of April, 2007.

PowerShares DB Multi-Sector Commodity Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

PowerShares DB Energy Fund, a series of
PowerShares DB Multi-Sector Commodity Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

PowerShares DB Oil Fund, a series of
PowerShares DB Multi-Sector Commodity Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

PowerShares DB Precious Metals Fund, a series of
PowerShares DB Multi-Sector Commodity Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

PowerShares DB Gold Fund, a series of
PowerShares DB Multi-Sector Commodity Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ Kevin Rich
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

PowerShares DB Silver Fund, a series of
PowerShares DB Multi-Sector Commodity Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

PowerShares DB Base Metals Fund, a series of
PowerShares DB Multi-Sector Commodity Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

PowerShares DB Agriculture Fund, a series of
PowerShares DB Multi-Sector Commodity Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

DB Multi-Sector Commodity Master Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

DB Energy Master Fund, a series of DB Multi-Sector Commodity Master Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

DB Oil Master Fund, a series of DB Multi-Sector Commodity Master Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

DB Precious Metals Master Fund, a series of DB Multi-Sector Commodity Master Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

DB Gold Master Fund, a series of
DB Multi-Sector Commodity Master Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

DB Silver Master Fund, a series of
DB Multi-Sector Commodity Master Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

DB Base Metals Master Fund, a series of
DB Multi-Sector Commodity Master Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

DB Agriculture Master Fund, a series of
DB Multi-Sector Commodity Master Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director, Chief Executive Officer and Principal Financial Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant and each Co-Registrant in the capacities and on the date indicated.

DB Commodity Services LLC,

Managing Owner of Registrant

and each Co-Registrant

/s/ KEVIN RICH Name: Kevin Rich	Director, Chief Executive Officer (Principal Executive Officer) and Principal Financial Officer	April 17, 2007

/s/ GREGORY COLLETT Name: Gregory Collett	Chief Operating Officer	April 17, 2007

/s/ MARTIN KREMENSTEIN Name: Martin Kremenstein	Vice President	April 17, 2007

(Being principal executive officer, the principal financial and accounting officer and all of the managers of the Board of Managers of DB Commodity Services LLC)

DB Commodity Services LLC,

Managing Owner of Registrant

and each Co-Registrant

/s/ KEVIN RICH Name: Kevin Rich	Director, Chief Executive Officer (Principal Executive Officer) and Principal Financial Officer	April 17, 2007

/s/ GREGORY COLLETT Name: Gregory Collett	Chief Operating Officer	April 17, 2007

/s/ MARTIN KREMENSTEIN Name: Martin Kremenstein	Vice President	April 17, 2007